Exhibit 3.1

                                                     (    STATE OF DELAWARE    )
                                                     (    SECRETARY OF STATE   )
                                                     ( DIVISION OF CORPORATIONS)
                                                     (FILED 11:30 AM 03/19/1998)
                                                     (   981105844 - 2873445   )

                         CERTIFICATE OF INCORPORATION OF
                           Z-TEL COMMUNICATIONS, INC.

     1. The name of the corporation is Z-Tel Communications, lnc.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is Zero Dollars and One Cent ($0.01) amounting in the aggregate to Ten Dollars and No Cents ($10.00).

     5. The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot.

     6. The name and mailing address of the sole incorporator is:

               Laura Vitalo
               Corporation Trust Center
               1209 Orange Street
               Wilmington, Delaware 19801

     7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     8. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of March, 1998.


                                        /s/ Laura Vitalo
                                        ----------------------------------------
                                        Laura Vitalo, Sole Incorporator

(    STATE OF DELAWARE    )
(    SECRETARY OF STATE   )
( DIVISION OF CORPORATIONS)
(FILED 04:30 PM 04/02/1998)
(   981129183 - 2873445   )

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            Z-TEL COMMUNICATIONS, INC

     Z-Tel Communications, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     The name of the corporation is Z-Tel Communications, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was March 19, 1998.

     The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

     1.   The name of the corporation is Z-Tel Technologies, Inc.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is Zero Dollars and One Cent (S.01) amounting in the aggregate to Ten Dollars and No Cents ($10.00).

     5. The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot.

     6.   The name and mailing address of the sole incorporator is:

               Laura Vitalo
               Corporation Trust Center
               1209 Orange Street
               Wilmington, Delaware 19801

     7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware

          General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     8. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

     This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware. The corporation has not received payment for its capital.

     This Restated Certificate of Incorporation shall be effective on April 2, 1998.

     IN WITNESS WHEREOF, said Z-Tel Communications, Inc. has caused this Certificate to be signed by D. Gregory Smith, its president, this 2nd day of April, 1998.


                                        /s/ D. Gregory Smith
                                        ----------------------------------------
                                        D. Gregory Smith, President

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            Z-TEL TECHNOLOGIES, INC.

     Z-Tel Technologies, Inc., a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

     1. The name of the corporation is Z-Tel Technologies, Inc. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on March 19, 1998.

     2. This Restated Certificate of Incorporation restates and integrates and also further amends the Certificate of Incorporation of the Corporation. This Amended and Restated Certificate of Incorporation was proposed by the board of directors and duly adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended). The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

                                      NAME

     The name of the corporation is Z-Tel Technologies, Inc.

                                   ARTICLE II

                       REGISTERED OFFICE; REGISTERED AGENT

     The address of the corporation's registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is: The Corporation Trust Company.

                                   ARTICLE III

                               PURPOSES AND POWERS

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                                     (    STATE OF DELAWARE    )
                                                     (    SECRETARY OF STATE   )
                                                     ( DIVISION OF CORPORATIONS)
                                                     (FILED 10:00 AM 10/21/1998)
                                                     (   981405585 - 2873445   )

                                   ARTICLE IV

                                  CAPITAL STOCK

     The total number of shares of stock which the corporation shall have authority to issue is 50,000,000, of which 30,000,000 shall be shares of common stock, $.01 par value per share (the "Common Shares"), and 20,000,000 shall be shares of preferred stock, $.01 par value per share (the "Preferred Shares"). The designations, voting powers and relative rights and preferences of the two classes of shares of stock shall be as set forth below.

     A. COMMON SHARES

          1. POWERS, RIGHTS AND PREFERENCES. The Common Shares shall be without distinction as to powers, rights and preferences, and shall have one vote per share on all matters on which shareholders are generally entitled to vote.

          2. DIVIDENDS. After the requirements regarding preferential dividends on the Preferred Shares (fixed in accordance with the provisions of paragraph B of this Article IV), if any, have been met and after the corporation has complied with all of the requirements, if any, regarding the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of paragraph B of this Article IV) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph B of this Article IV, then but not otherwise, the holders of Common Shares shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors.

          3. DISTRIBUTIONS. After distribution in full of the preferential amount (as may be fixed in accordance with the provisions of paragraph B of this Article IV), if any, to be distributed to the holders of Preferred Shares, and subject to any further rights of the holders of Preferred Shares (as may be fixed in accordance with the provisions of paragraph B of this Article IV) to further participate in a liquidation, distribution or sale or assets, dissolution or winding-up of the corporation, all its remaining assets, tangible and intangible, of whatever kind available for distribution to the shareholders, ratably in proportion to the number of Common Shares held by each.

     B. PREFERRED SHARES

          1. ISSUANCE BY BOARD RESOLUTION; SERIES. The board of directors of the corporation shall have the authority by resolution to issue from time to time Preferred Shares on such terms as it may determine and for such consideration as fixed by the board of directors. The Preferred Shares may be issued in one or more series as may be determined from time to time by the board of directors. Each series shall be distinctly designated by number, letter or title. All Preferred Shares of any one series shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

          2. PREFERENCES AND RIGHTS. Subject to the provisions of subparagraph 3 of this paragraph B of Article IV, the board of directors of the corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any Preferred Shares of each particular series, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series.

          3. ISSUANCE OF PREFERRED SHARES. The relative powers, preferences and rights of each series of Preferred Shares in relation to the powers, preferences and rights of other series of Preferred Shares shall, in each case, be as fixed from time to time by the board of directors in resolutions adopted pursuant to authority granted in this paragraph B of Article IV, and the consent by series vote or otherwise, of the holders of such of the series of Preferred Shares as are from time to time outstanding shall not be required for the issuance by the board of directors of any other series of Preferred Shares, whether or not the powers, preferences and rights of such other series shall be fixed by the board of directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the board of directors may provide in such resolutions regarding any series of Preferred Shares that the consent of the holders of a certain percentage, as fixed therein by the board of directors, of the outstanding Preferred Shares of such series shall be required for the issuance of any other series of Preferred Shares.

                                    ARTICLE V

                                  INCORPORATOR

     The name and mailing address of the incorporator is:

               Laura Vitalo
               The Corporation Trust Company
               Corporation Trust Center
               1209 Orange Street
               Wilmington, Delaware 19801

                                   ARTICLE VI

                                    DIRECTORS

     A. NUMBER OF DIRECTORS. The affairs of the corporation shall be managed and conducted by a board of directors, and unless otherwise provided in the by-laws, the election of directors need not be by written ballot. The number of directors which shall constitute the whole board of directors shall be fixed by, or in the manner provided in, the by-laws of the corporation.

     B. POWER AND AUTHORITY OF THE BOARD OF DIRECTORS: The board of directors shall have such powers as are conferred on the board of directors by the laws of the State of Delaware. In furtherance of such powers, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation without the consent or vote of the stockholders.

                                   ARTICLE VII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware as the same now exists or may be hereafter amended. No amendment to or repeal of this Article VII shall apply to or have any effect on the rights of any individual referred to in this Article VII for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

                                  ARTICLE VIII

                  ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

                                   ARTICLE IX

                              RESERVATION OF POWERS

     The corporation reserves the right to amend, alter or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     The undersigned, being the Secretary of the corporation does hereby certify that the corporation has amended and restated its Certificate of Incorporation as set forth above, does hereby certify that such amendment and restatement has been duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, and does hereby make and file this Amended and Restated Certificate of Incorporation.

Dated: October 20, 1998


                                        /s/ Russell T. Alba
                                        ----------------------------------------
                                        Russell T. Alba, Secretary

                                                     (    STATE OF DELAWARE    )
                                                     (    SECRETARY OF STATE   )
                                                     ( DIVISION OF CORPORATIONS)
                                                     (FILED 10:30 AM 11/04/1998)
                                                     (   981423867 - 2873445   )

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                      AND RELATIVE RIGHTS, QUALIFICATIONS,
                          LIMITATIONS AND RESTRICTIONS

                                     OF THE

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       AND

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                            Z-TEL TECHNOLOGIES, INC.

                                   ----------

                     PURSUANT TO SECTION 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

                                   ----------

          Z-Tel Technologies, Inc., a Delaware corporation (the "Corporation") certifies that pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a Special Meeting held on October 30, 1998, adopted the following resolution which resolution remains in full force and effect on the date hereof.

          RESOLVED, that there are hereby established (i) a series of authorized preferred stock, having a par value of $0.01 per share, which series be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred"), shall consist of 5,930,749 shares and shall have the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as set forth herein and
(ii) a series of authorized preferred stock, having a par value of $0.01 per share, which series be designated as "Series B Convertible Preferred Stock" (the "Series B Preferred"), shall consist of 1,338,208 shares and shall have the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as set forth herein:

     1. CERTAIN DEFINITIONS. Unless the context otherwise requires, the terms defined in this SECTION 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

          (A) "STOCK PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement, dated as of November 4, 1998, by and among the Corporation, NationsBanc Capital Corporation ("NBCC"), and the other parties signatory thereto.

          (B) "STOCKHOLDERS' AGREEMENT" shall mean the Stockholders' Agreement, dated as of November 4, 1998, by and among the Corporation, NBCC and the other parties signatory thereto.

          (C) "SENIOR BRIDGE FINANCING" shall have the meaning given such term in the Stock Purchase Agreement.

     2. DIVIDENDS AND DISTRIBUTIONS.

          (A) SERIES A DIVIDENDS. The holders of record of shares of Series A Preferred shall be entitled to receive dividends at a rate of eight percent (8%) of the Conversion Value (as defined in SECTION 4(A) below) per annum per share of Series A Preferred (the "Series A Dividend:), which shall be fully cumulative, prior and in preference to any declaration or payment of any dividend or other distribution on any other class or series of Preferred Stock (other than as set forth herein) or the Common Stock (and excluding any stock splits and subdivisions for which an adjustment is made under SECTION 4(D)(VI)(1) below). The foregoing dividend on the Series A Preferred shall accrue from the date of issuance of each share until the earlier of (i) the conversion of the Series A Preferred to Common Stock, (ii) the liquidation, distribution or winding up of the Corporation, or (iii) the consummation of the Put pursuant to Section 7 of the Stockholders' Agreement. Such dividend shall be payable annually on December 31 of each year (each a "Series A Annual Dividend Date") commencing on December 31, 1999, except that if any such date is a Saturday, Sunday or legal holiday (a "Non-Business Day") then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday on which banks in the State of Delaware are permitted to be closed (a "Business Day") to holders of record as they appear on the stock books of the Corporation on the applicable record date, which shall be not more than sixty (60) nor less than ten (10) days preceding the payment date for such dividends, as fixed by the Board of Directors (the "Series A Record Date") The dividends shall be payable only when, as and if declared by the Board of Directors out of funds legally available therefor. The dividends shall either (i) accrue, (ii) be payable in cash, or (iii) be payable in shares of Common Stock, as provided in the next paragraph. The dividends shall automatically accrue in the absence of an election by the Board of Directors within sixty (60) days after each Series A Annual Dividend Date to pay the dividends in cash or in shares of Common Stock, as provided in the next paragraph. The amount of dividends payable for any period that is shorter or longer than a full annual dividend shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such amount is payable. All accrued but unpaid dividends (whether declared or undeclared) shall accrue interest at a rate of eight percent (8%) per annum computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such amount is payable, but with interest on such dividend compounded on a quarterly basis (on each March 31, June 30, September 30 and December 31) for the year during which such dividend was payable, and thereafter until paid. Notwithstanding anything else contained herein to the contrary, the Series A Dividend shall be pari passu with the Series B Dividend (as defined herein). If the Series A Dividend and the Series B Dividend cannot be paid in full, dividends shall be paid, to the maximum possible extent, to the holders of the Series A Preferred and the Series B Preferred on a pari passu basis, on the basis of the amount of accrued and unpaid dividends outstanding on each share. No dividend shall be paid to holders of Series A Preferred or Series B Preferred unless dividends are paid to all holders of Series A Preferred and Series B Preferred pursuant to the terms of this resolution.

     The Board of Directors of the Corporation may, within sixty (60) days after each Series A Annual Dividend Date, elect (the "Series A Dividend Election") to pay the annual cash dividends payable for such year on such Series A Annual Dividend Date in shares of Common Stock (each a "Series A Payment-in-Kind" or more than one the "Series A Payments-in-Kind") rather than cash. If such an election is made, the Corporation shall promptly notify the holders of record of the Series A Preferred entitled to such annual dividend of the election to make the Series A Payments-in-Kind in lieu of cash dividends for such Series A Annual Dividend Date. A Series A Dividend Election for any particular Series A Annual Dividend Date shall operate only for such Series A Annual Dividend Date. Series A Payments-in-Kind shall be payable as of the Series A Annual Dividend Date of each year for which the election is made, except that if such date is a Non-Business Day then such Series A Payment-in-Kind shall be payable as of the next Business Day to holders of record as they appear on the stock books of the Corporation on the applicable Record Date. Each Series A Payment-in-Kind shall be equal in amount to that number of shares of Common Stock that is equal in number to the aggregate cash dividend payable on any such dividend date (including accrued interest compounded on a quarterly basis as indicated above) divided by the fair market valuation for such Common Stock determined by the Board of Directors at such time in good faith, and shall be allocated on a pro rata basis to each holder entitled to receive such dividend. The holders of at least fifty percent (50%) of the outstanding Series A Preferred shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this SECTION 2(A), in which case the determination of fair market value shall be made by an independent appraiser or investment banker, mutually acceptable to the Board of Directors and the challenging parties, who is qualified in the fair market appraisal of companies, the cost of such appraisal to be borne (a) by the challenging parties, if the fair market value as determined by such appraisal does not exceed the determination of fair market value by the Board of Directors by more than ten percent (10%) and (b) by the Corporation, if the fair market value as determined by such appraisal exceeds the determination of fair market value by the Board of Directors by more than ten percent (10%). Certificates representing the shares of Common Stock issuable on payment of any Series A Payment-in-Kind shall be delivered to each holder entitled to receive such Series A Payment-in-Kind (in appropriate denominations) on or before the ninetieth (90th) day following the Series A Annual Dividend Date for which such Series A Payment-in-Kind is elected to be made hereunder (or such later date as the independent determination of fair market value has been made). Notwithstanding anything else contained herein to the contrary, if, in respect of any Series A Dividend (I) a Series A Dividend Election is made by the Corporation and such Series A Dividend is paid by a Series A Payment-in-Kind, then the Corporation shall make a Series B Dividend Election (as defined herein) with respect to the corresponding Series B Dividend and such Series B Dividend shall be paid by a Series B Payment-in-Kind (as defined herein) and (II) such Series A Dividend is accrued or paid in cash, then the corresponding Series B Dividend shall also be accrued or paid in cash, as the case may be, in order that the holders of Series A Preferred and Series B Preferred receive the same type of consideration with respect to each Series A Dividend and each Series B Dividend.

          (B) SERIES B DIVIDENDS. The holders of record of shares of Series B Preferred shall be entitled to receive dividends at a rate of eight percent (8%) of the Conversion Value per annum per share of Series B Preferred (the "Series B Dividend"), which shall be fully cumulative, prior and in preference to any declaration or payment of any dividend or other distribution on any other class or series of Preferred Stock (other than as set forth herein) or the Common Stock (and excluding any stock splits and subdivisions for which an adjustment is made under SECTION

4(D)(VI)(1) below). The foregoing dividend on the Series B Preferred shall accrue from the date of issuance of each share until the earlier of (i) the conversion of the Series B Preferred to Common Stock, (ii) the liquidation, distribution or winding up of the Corporation, or (iii) the consummation of the Put pursuant to Section 7 of the Stockholders' Agreement. Such dividend shall be payable annually on December 31 of each year (each a "Series B Annual Dividend Date") commencing on December 31, 1999, except that if any such date is a Non-Business Day then such dividend shall be payable on the next day that is a Business Day to holders of record as they appear on the stock books of the Corporation on the applicable record date, which shall be not more than sixty
(60) nor less than ten (10) days preceding the payment date for such dividends, as fixed by the Board of Directors (the "Series B Record Date"). The dividends shall be payable only when, as and if declared by the Board of Directors out of funds legally available therefor. The dividends shall either (i) accrue, (ii) be payable in cash, or (iii) be payable in shares of Common Stock, as provided in the next paragraph. The dividends shall automatically accrue in the absence of an election by the Board of Directors within sixty (60) days after each Series B Annual Dividend Date to pay the dividends in cash or in shares of Common Stock, as provided in the next paragraph. The amount of dividends payable for any period that is shorter or longer than a full annual dividend shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such amount is payable. All accrued but unpaid dividends (whether declared or undeclared) shall accrue interest at a rate of eight percent (8%) per annum computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such amount is payable, but with interest on such dividend compounded on a quarterly basis (on each March 31, June 30, September 30 and December 31) for the year during which such dividend was payable, and thereafter until paid. Notwithstanding anything else contained herein to the contrary, the Series B Dividend shall be pari passu with the Series A Dividend. If the Series A Dividend and the Series B Dividend cannot be paid in full, dividends shall be paid, to the maximum possible extent, to the holders of the Series A Preferred and the Series B Preferred on a pari passu basis, on the basis of the amount of accrued and unpaid dividends outstanding on each share. No dividend shall be paid to holders of Series A Preferred or Series B Preferred unless dividends are paid to all holders of Series A Preferred and Series B Preferred pursuant to the terms of this resolution.

     The Board of Directors of the Corporation may, within sixty (60) days after each Series B Annual Dividend Date, elect (the "Series B Dividend Election") to pay the annual cash dividends payable for such year on such Series B Annual Dividend Date in shares of Common Stock (each a "Series B Payment-in-Kind" or more than one the "Series B Payments-in-Kind") rather than cash. If such an election is made, the Corporation shall promptly notify the holders of record of the Series B Preferred entitled to such annual dividend of the election to make the Series B Payments-in-Kind in lieu of cash dividends for such Series B Annual Dividend Date. A Series B Dividend Election for any particular Series B Annual Dividend Date shall operate only for such Series B Annual Dividend Date. Series B Payments-in-Kind shall be payable as of the Series B Annual Dividend Date of each year for which the election is made, except that if such date is a Non-Business Day then such Series B Payment-in-Kind shall be payable as of the next Business Day to holders of record as they appear on the stock books of the Corporation on the applicable Record Date. Each Series B Payment-in-Kind shall be equal in amount to that number of shares of Common Stock that is equal in number to the aggregate cash dividend payable on any such dividend date (including accrued interest compounded on a quarterly basis as indicated above) divided by the fair market valuation for such Common Stock determined by the Board of Directors at such time in good faith, and shall be allocated on a pro rata basis to each holder entitled to receive such dividend. Certificates representing the shares of Common Stock issuable on payment of any Series B Payment-in-Kind shall be delivered to each holder entitled to receive such Series B Payment-in-Kind (in appropriate denominations) on or before the ninetieth (90th) day following the Series B Annual Dividend Date for which such Series B Payment-in-Kind is elected to be made hereunder (or such later date as the independent determination of fair market value has been made). Notwithstanding anything else contained herein to the contrary, if, in respect of any Series B Dividend (I) a Series A Dividend Election is made by the Corporation and such Series A Dividend is paid by a Series A Payment-in-Kind, then the Corporation shall make a Series B Dividend Election with respect to the corresponding Series B Dividend and such Series B Dividend shall be paid by a Series B Payment-in-Kind and (II) such Series A Dividend is accrued or paid in cash, then the corresponding Series B Dividend shall also be accrued or paid in cash, as the case may be, in order that the holders of Series B Preferred and Series A Preferred receive the same type of consideration with respect to each Series B Dividend and each Series A Dividend.

          (C) OTHER PERMITTED DISTRIBUTIONS. Notwithstanding SECTION 2(A) and 2(B) hereof, the Corporation may at any time, out of funds legally available therefor, repurchase shares of Common Stock of the Corporation issued to or held by any person subject to the Corporation's right of first refusal to purchase such shares contained in the Stockholders' Agreement, and pursuant to the terms of the Stockholders' Agreement, whether or not dividends on the Series A Preferred or Series B Preferred shall have been declared and paid or funds set aside therefor, in each event subject to any other contractual restrictions entered into by the Corporation.

     3. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), distributions shall be made to the holders of Series A Preferred and Series B Preferred in respect of such Series A Preferred and Series B Preferred before any amount shall be paid to the holders of any other class or series of capital stock of the Corporation in the following manner:

          (A) LIQUIDATION AMOUNT. The holders of the Series A Preferred and Series B Preferred, subject to the other terms contained herein, shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of its capital stock an amount equal to (i) the Conversion Value, as appropriately adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like (collectively a "Recapitalization"), plus (ii) all accrued but unpaid dividends (whether declared or undeclared, including any interest accrued thereon calculated through the date of liquidation), prior to any distribution to the holders of any other Preferred or Common Stock. If the proceeds from a Liquidation arc not sufficient to pay to the holders of Series A Preferred and Series B Preferred the full preference amount set forth above, then such holders shall instead be entitled to receive the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock, which assets and funds shall be distributed ratably among the holders of the Series A Preferred and Series B Preferred. Notwithstanding anything else contained herein to the contrary, the holders of Series A Preferred and the holders of Series B Preferred shall be treated pari passu with respect to distributions to be made as a result of a Liquidation, on the basis of the amounts per share to be paid to each.

          (B) EVENTS DEEMED A LIQUIDATION. For purposes of this SECTION 3, the holders of greater than fifty percent (50%) of the Series A Preferred then outstanding (which such holders must include NationsBanc Capital Corporation and, at such time as they become holders of Series A Preferred, Saskatchewan Telecommunications Holding Corporation), may elect to have treated as a Liquidation the consolidation or merger of the Corporation with or into any other corporation or the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or any other reorganization of the Corporation. If such election is made by such requisite holders of Series A Preferred, then and only then, the holders of Series B Preferred may elect to have such events treated as a Liquidation.

          (C) VALUATION OF SECURITIES AND PROPERTY. In the event the Corporation proposes to distribute assets other than cash in connection with any Liquidation, the value of the assets to be distributed to the holders of shares of Series A Preferred and Series B Preferred shall be determined in good faith by the Board of Directors. Any securities not subject to an investment letter or similar restrictions on free marketability shall be valued as follows:

               (i) if traded on a national securities exchange or the NASDAQ National Market System ("NASDAQ"), the value shall be deemed to be the average of the security's closing prices on such exchange or NASDAQ over the thirty (30) trading day period ending three (3) days prior to the distribution;

               (ii) if actively traded over-the-counter (other than NASDAQ), the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; or

               (iii) if there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors.

The method of valuation of securities subject to an investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i). (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board of Directors. The holders of at least fifty percent (50%) of the outstanding Series A Preferred shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this
SECTION 3(C), in which case the determination of fair market value shall be made by an independent appraiser or investment banker selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne
(a) by the challenging parties, if the fair market value as determined by such appraisal does not exceed the determination of fair market value by the Board of Directors by more than ten percent (10%) and (b) by the Corporation, if the fair market value as determined by such appraisal exceeds the determination of fair market value by the Board of Directors by more than ten percent (10%).

     4. CONVERSION. The holders of Series A Preferred and Series B Preferred have conversion rights as follows (the "Conversion Rights"):

          (A) RIGHT TO CONVERT. Each share of Series A Preferred and Series B Preferred shall initially be convertible, at the option of the holder thereof, at any time on or after the date of issuance thereof, into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter specified) per share in effect at the time of conversion into the per share Conversion Value in effect at the time of conversion. The initial

Conversion Price of the Series A Preferred and Series B Preferred shall be $3,7094803 per share, and the Conversion Value of the Series A Preferred and Series B Preferred shall be $3,7094803 per share ("Conversion Value"). The initial Conversion Price of the Series A Preferred and Series B Preferred shall be subject to adjustment from time to time as provided in SECTION 4(D) hereof. The Conversion Value shall not be subject to adjustment. Upon conversion, all accrued or declared but unpaid dividends (including any interest accrued thereon calculated as of the date of conversion) on the Series A Preferred and Series B Preferred so converted shall be paid in cash or Common Stock, at the option of the Corporation, and in the case of cash, to the extent permitted by applicable law (and if not then permitted by applicable law, at such time as the Corporation is permitted by applicable law to pay any such dividends).

          (B) AUTOMATIC CONVERSION. Each share of Series A Preferred and Series B Preferred shall automatically be converted into shares of Common Stock upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of securities for the account of the Corporation to the public: (i) the gross proceeds of which equal or exceed $20,000,000 at a per share price of at least $12; and (ii) whereby the aggregate value of the shares of Common Stock issuable on conversion of each share of Series A Preferred and Series B Preferred (utilizing the offering price in such underwriting) is at least two (2) times the Conversion Value. Upon conversion, all accrued but unpaid dividends (whether declared or undeclared) on the Series A Preferred and Series B Preferred shall be paid in cash, to the extent permitted by applicable law (and if not then permitted by applicable law, at such time as the Corporation is permitted by applicable law to pay any such dividends).

          (C) MECHANICS OF CONVERSION. Before any holder of Series A Preferred or Series B Preferred shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Series A Preferred and Series B Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to SECTION 4(b) hereof, the outstanding shares of Series A Preferred and Series B Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Series A Preferred and Series B Preferred are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series A Preferred or Series B Preferred, a certificate or certificates for the number of shares of Common Stock to which it, he or she shall be entitled as aforesaid and a check payable to the holder in the amount of any accrued or declared but unpaid dividends (including any interest accrued thereon calculated as of the date of conversion) payable pursuant to SECTION 2 hereof, if any. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred or Series B Preferred to be converted, or, in the case of automatic conversion, simultaneously upon the occurrence of the event leading to such automatic conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the Corporation fails to pay all such dividends (and interest thereon) within twenty (20) days of the date of conversion, the holder entitled to such dividends (and interest thereon) may elect to have the Corporation issue to such holder, in lieu of such cash payment, additional shares of Common Stock calculated by dividing the total amount payable on such date by the Conversion Price.

          (D) ADJUSTMENTS TO CONVERSION PRICE.

               (I) SPECIAL DEFINITIONS. For purposes of this SECTION 4(D), the following definitions shall apply:

               (1) "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

               (2) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

               (3) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to SECTION 4(D)(III), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                    (A) upon conversion of shares of Series A Preferred or
               shares of Series B Preferred;

                    (B) pursuant to a stock grant, option plan or purchase plan, other employee stock incentive program or agreement that in the aggregate does not exceed 1,261,000 shares (as adjusted for recapitalizations, stock splits, stock dividends and the like) (the "Option Pool"), or other options and warrants in existence on the Original Issue Date and set forth in Schedule 2.5 of the Stock Purchase Agreement;

                    (C) as a dividend or distribution on shares of Series A
               Preferred or shares of Series B Preferred;

                    (D) pursuant to Options or Convertible Securities issued in conjunction with the Senior Bridge Financing that upon exercise or conversion in the aggregate do not exceed 856,757 shares (as adjusted for recapitalizations, stock splits, stock dividends and the like, the "Senior Bridge Warrants");

                    (E) in a transaction described in SECTION 4(D)(VI);

                    (F) by way of dividend or other distribution on shares of
               Common Stock excluded from the definition of Additional Shares of Common by the foregoing CLAUSES (A), (B), (C), (D), (E) or this CLAUSE (F).

               (4) "ORIGINAL ISSUE DATE" shall mean the date on which the first share of Series A Preferred was issued.

               (II) NO ADJUSTMENT OF CONVERSION PRICE. Subject to the provisions of SECTION 4(D)(IV), no adjustment in the Conversion Price of the Series A Preferred or Series B Preferred shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for the Series A Preferred or Series B Preferred in effect on the date of, and immediately prior to, such issue.

               (III) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options (other than the issuance of Options pursuant to the Option Pool or Senior Bridge Warrants) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise of such Options and conversion or exchange of such Convertible Securities shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued, subject to the provisions of
     SECTION 4(D)(IV), unless the consideration per share (determined pursuant to SECTION 4(D)(V) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price for the Series A Preferred or Series B Preferred in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued;

               (1) except as provided in SECTION 4(D)(III)(2), no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (other than under or by reason of provisions designed to protect against dilution), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

               (3) no readjustment pursuant to CLAUSE (2) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (A) the Conversion Price on the original adjustment date or (B) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

               (IV) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to SECTION 4(D)(III)), then and in each such event the Conversion Price of the Series A Preferred and Series B Preferred shall be reduced to a price (calculated to the nearest cent) determined as follows:

                    (1) if any such Additional Shares of Common Stock are issued on or prior to six (6) months subsequent to the Original Issue Date, regardless of the consideration received by the Corporation for the issuance of such Additional Shares of Common Stock, then the Conversion Price of the Series A Preferred and/or the number of shares of fully paid and nonassessable shares of Common Stock into which the Series A Preferred is exercisable shall be adjusted so that the number of shares of fully paid and nonassessable shares of Common Stock into which the total number of shares of Series A Preferred are convertible in the aggregate shall at all times equal 23.51% of the fully diluted Common Stock of the Corporation (such percentage shall be increased or decreased, as applicable, to account for the total proceeds from sales of Series A Preferred pursuant to the Stock Purchase Agreement being greater than or less than $22,000,000 by multiplying such percentage by a fraction, the numerator of which is the total proceeds from the sales of Series A Preferred pursuant to the Stock Purchase Agreement and the denominator of which is $22,000,000) (notwithstanding anything else contained herein, there shall be no adjustment to the Conversion Price of the Series A Preferred or the Series B Preferred upon the issuance of the Senior Bridge Warrants or upon their exercise or conversion); and

                    (2) if any such Additional Shares of Common Stock are issued on or prior to six (6) months subsequent to the Original Issue Date, regardless of the consideration received by the Company for the issuance of such Additional Shares of Common Stock, then the Conversion Price of the Series B Preferred and/or the number of shares of fully paid and nonassessable shares of Common Stock into which the Series B Preferred is exercisable shall be adjusted so that the number of shares of fully paid and nonassessable shares of Common Stock into which the total number of shares of Series B Preferred are convertible in the aggregate shall at all times equal 5.305% of the fully diluted Common Stock of the Corporation (such percentage shall be increased or decreased, as applicable, to account for the total proceeds from sales of Series B Preferred being greater than or less than $4,964,200 by multiplying such percentage by a fraction, the numerator of which is the total proceeds from the sales of Series B Preferred and the denominator of which is $4,964,200) (notwithstanding anything else contained herein, there shall be no adjustment to the Conversion Price of the Series A Preferred or the Series B

          Preferred upon the issuance of the Senior Bridge Warrants or upon their exercise or conversion); and

                    (3) if any such Additional Shares of Common Stock are issued after six (6) months subsequent to the Original Issue Date, then the Conversion Price of Series A Preferred and Series B Preferred shall be reduced to the consideration per share received by the Corporation for the issuance of such Additional Shares of Common Stock; provided, however, that such reduction shall never result in a Conversion Price of less than $2.00, subject to the adjustment as set forth in SECTION 4(D)(VI) below.

               (V) DETERMINATION OF CONSIDERATION. For purposes of this
     SECTION 4(D), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (1) CASH AND PROPERTY: Such consideration shall be computed as follows:

                    (A) insofar as it consists of cash, such consideration shall be computed at the aggregate amount of cash received by the Corporation;

                    (B) insofar as it consists of property other than cash, such consideration shall be computed at the fair value thereof at the time of such issue, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment; and

                    (C) in the event Additional Shares of Common Stock are
               issued together with other shares or securities or other assets of the Corporation for consideration which covers both, such consideration shall be the proportion of such consideration so received, computed as provided in CLAUSES (A) and (B) above, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

               (2) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to SECTION 4(D)(III), relating to Options and Convertible Securities, shall be determined by dividing

                    (A) the total amount, if any, received or receivable by the
               Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for

               Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (B) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (VI) OTHER ADJUSTMENTS.

               (1) SUBDIVISIONS, COMBINATIONS, OR CONSOLIDATE OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Common Stock, the Conversion Price of the Series A Preferred and Series B Preferred in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

               (2) RECLASSIFICATIONS. In the case, at any time after the date hereof, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger (A) in which the Corporation is the continuing entity and which does not result in any change in the Common Stock or (B) which is treated as a Liquidation pursuant to SECTION 3(B) above), the shares of Series A Preferred and Series B Preferred shall, after such reorganization, reclassification, consolidation or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation or merger such holder had converted his shares of Series A Preferred or Series B Preferred into Common Stock. The provisions of this
     SECTION 4(D)(VI)(2) shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

          (E) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred or Series B Preferred pursuant to this SECTION 4, the Corporation at its expense shall promptly thereafter compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred and Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred or Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, if any, (ii) the Conversion Price of the Series A Preferred and Series B Preferred at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred or Series B Preferred.

          (F) STATUS OF CONVERTED STOCK. In case any shares of Series A Preferred or Series B Preferred shall be converted pursuant to SECTION 4 hereof, the shares so converted shall be canceled, shall not be reissuable and shall cease to be a part of the authorized capital stock of the Corporation.

          (G) FRACTIONAL SHARES. In lieu of any fractional shares in the aggregate to which the holder of Series A Preferred or Series B Preferred would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

          (H) MISCELLANEOUS.

               (i) All calculations under this SECTION 4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

               (ii) The holders of at least fifty percent (50%) of the outstanding Series A Preferred shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this SECTION 4, in which case such determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne (a) by the challenging parties, if the fair market value as determined by such appraisal does not exceed the determination of fair market value by the Board of Directors by more than ten percent (10%) and
     (b) by the Corporation, if the fair market value as determined by such appraisal exceeds the determination of fair market value by the Board of Directors by more than ten percent (10%).

               (iii) No adjustment in the Conversion Price of the Series A Preferred or Series B Preferred will be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.

          (I) NO IMPAIRMENT. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this SECTION 4 and in the taking of all action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred and Series B Preferred against impairment.

          (J) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred and Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred and Series B Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred or Series B Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     5. VOTING RIGHTS

          (A) GENERAL. (i) Except as otherwise required by law, by SECTION 5(B) hereof or by SECTION 8 hereof, the holder of each share of Series A Preferred will be entitled to vote on all matters with the Common Stock as a single class, and not as a separate class or series. Each share of Series A Preferred will entitle the holder to the number of votes per share equal to the full number of shares of Common Stock into which each share of Series A Preferred is convertible on the record date for such vote. The holders of Series A Preferred shall receive notice of and shall be entitled to attend in person or by proxy any meeting of the holders of Common Stock, (ii) Except as otherwise required by law, the holder of each share of Series B Preferred will be entitled to vote on all matters with the Common Stock as a single class, and not as a separate class or series. Each share of Series B Preferred will entitle the holder to the number of votes per share equal to the full number of shares of Common Stock into which each share of Series B Preferred is convertible on the record date for such vote. The holders of Series B Preferred shall receive notice of and shall be entitled to attend in person or by proxy any meeting of the holders of Common Stock. If the holders of preferred stock are required to vote as a class for any reason, then the holders of Series B Preferred shall vote as a single class with the holders of Series A Preferred, and not as a separate class or series.

          (B) ELECTION OF DIRECTORS. For so long as there are any shares of Series A Preferred outstanding, the holders of a majority of the Series A Preferred shall be entitled to nominate and elect two (2) directors, and the holders of the Series A Preferred shall otherwise also be entitled to vote in the election of directors pursuant to the terms of SECTION 5(A) above. Notwithstanding the foregoing sentence, if (i) the Corporation shall breach any of its obligations and/or agreements under Section 4 of the Stock Purchase Agreement, (ii) the Corporation shall breach its payment obligations pursuant to the terms of the Senior Bridge Financing, or (iii) a Put is initiated pursuant to Section 7 of the Stockholders' Agreement, and such breach under (i) or (ii) above shall remain uncured for a period of one hundred and eighty (180) days after written notice of such breach by any holder of Series A Preferred or until the Put is consummated, then in any such event, the holders of the Series A Preferred shall be entitled then and thereafter to nominate and elect one(l) additional director, until such time as the later of (x) twelve (12) months from the election of such director or (y) such time that the applicable breach has been cured (with respect to the election of an additional director as a result of clauses (i) and (ii) above), or until the Put is consummated. Any vacancy on the Board occurring because of the death, resignation or removal of a director elected by the holders of the Series A Preferred, shall be filled by the vote or written consent of the holders of a majority of the Series A Preferred; provided, however, that any designee of a particular holder of Series A Preferred shall be replaced by the designee of such holder.

     6. NOTICE OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred and Series B Preferred, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the anticipated amount and character of such dividend, distribution or right.

     7. NOTICES. Any notice required by the provisions of this Certificate to be given to the holders of Series A Preferred or Series B Preferred shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

     8. APPROVAL OF CERTAIN TRANSACTIONS WHILE ANY SERIES A PREFERRED IS OUTSTANDING. So long as any shares of Series A Preferred are outstanding, the Corporation shall not, without first obtaining the written approval of the holders of greater than fifty percent (50%) of the Series A Preferred then outstanding (which such holders must include NationsBanc Capital Corporation, a Texas corporation ("NBCC"), and, at such time as they become a holder of Series A Preferred, 589531 Saskatchewan, Ltd., a Saskatchewan corporation ("SaskTel"); provided, however, that such group need not include NBCC or SaskTel, respectively, at such time as NBCC or SaskTel or their respective Affiliates fail to own at least fifty percent (50%) of the Series A Preferred purchased by them pursuant to the Stock Purchase Agreement) voting as a separate class:

          (a) alter the rights, preferences or privileges of the Series A Preferred or Series B Preferred;

          (b) increase or decrease the authorized number of shares of Series A Preferred or Series B Preferred;

          (c) create any new class or series of shares, or issue any such shares or Options or Convertible Securities exercisable or convertible into such shares, that have a preference over or are on a parity with the Series A Preferred with respect to voting, dividends or liquidation preferences (other than the Series B Preferred being on a parity with the Series A Preferred with respect to dividends and liquidation preferences, and except that the Corporation may grant voting rights to shares of a series of preferred stock which have the right to vote with holders of Common Stock on an as-converted basis, but in any event not in preference to shares of Series A Preferred);

          (d) reclassify stock into shares having a preference over or parity with the Series A Preferred with respect to voting, dividends or liquidation preferences (except that the Corporation may grant voting rights to shares of a series of preferred stock which have the right to vote with holders of Common Stock on an as-converted basis, but in any event not in preference to shares of Series A Preferred);

          (e) authorize any dividend or other distribution (other than a stock dividend) with respect to the Preferred Stock or the Common Stock (other than the cash dividends payable to the holders of Series A Preferred); or

          (f) repurchase, redeem or retire any shares of capital stock of the Corporation other than pursuant to contractual rights to repurchase shares of Common Stock held by employees, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services or pursuant to the exercise of a contractual right of first refusal held by the Corporation and as otherwise permitted by the Stock Purchase Agreement.

     9. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     10. SEVERABILITY OF PROVISIONS. If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred or Series B Preferred and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred or Series B Preferred and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred or Series B Preferred and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred or Series B Preferred and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred or Series B Preferred and qualifications, limitations and restrictions thereof unless so expressed herein.

          IN WITNESS WHEREOF, Z-TEL TECHNOLOGIES, INC. has caused this Certificate of Designations, Preferences and Relative Rights, Qualifications, Limitations and Restrictions of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock to be signed this 4th day of November, 1998.

                                        Z-TEL TECHNOLOGIES, INC.


                                        By: /s/ Russell T. Alba
                                            ------------------------------------
                                            Name: Russell T. Alba
                                            Title: Senior Vice President,
                                                   Secretary

(    STATE OF DELAWARE    )
(    SECRETARY OF STATE   )
( DIVISION OF CORPORATIONS)
(FILED 11:00 AM 09/20/1999)
(   991391772 - 2873445   )

                            CERTIFICATE OF AMENDMENT

                                       OF

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES,
        AND RELATIVE RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS

                                     OF THE

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       AND

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                            Z-TEL TECHNOLOGIES, INC.

          Z-Tel Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation, at a meeting duly held on September 9, 1999, duly adopted a resolution amending the Certificate of Designations, Preferences and Relative Rights, Qualifications, Limitations and Restrictions of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of the Corporation (the "Certificate of Designations") to change the number of authorized shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock and directing its officers to obtain the written approval of the holders of greater than 50% of the outstanding Series A Convertible Preferred Stock, no other approval of stockholders being required. The resolution setting forth the proposed Amendment to the Certificate of Designations filed with the Secretary of State on November 4, 1998 read as follows:

          "WHEREAS, the Board of Directors of this Corporation adopted on October 30, 1998 a Certificate of Designations, Preferences and Relative Rights, Qualifications, Limitations and Restrictions of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of this Corporation designating 5,930,749 shares of Series A Convertible Preferred Stock and 1,338,208 shares of Series B Convertible Preferred Stock;

          WHEREAS, only 2,695,795 shares of Series A Convertible Preferred Stock have been issued and the Corporation desires to reduce the number of authorized shares Series A Convertible Preferred Stock; and

          WHEREAS, all 1,338,208 shares of Series B Convertible Preferred Stock have been issued and the Corporation desires to increase the number of authorized shares of Series B Convertible Preferred Stock.

          RESOLVED, that the number of authorized shares of preferred stock, having a par value of $0.01 per share, which are designated as "Series A Convertible Preferred Stock" shall be 2,695,795 shares and the number of authorized shares of preferred stock, having a par value of $0.01 per share, which are designated as "Series B Convertible Preferred Stock" shall be 4,034,003 shares.

          RESOLVED FURTHER, that the officers of this Corporation are hereby authorized and directed to obtain the approval of the holders of the Series A Convertible Preferred Stock to the foregoing changes in authorized preferred stock.

          RESOLVED FURTHER, that upon obtaining the approval of the Series A Convertible Preferred Stock, the officers of this Corporation are hereby authorized and directed to file a Certificate of Amendment of Certificate of Designations with the Delaware Secretary of State.

          RESOLVED FURTHER, that the officers of this Corporation are hereby authorized and directed to take such actions and execute such documents as they shall deem necessary or desirable to carry out the purposes and intent of the foregoing resolutions."

          SECOND: That, thereafter by written consent holders of more than 50% of the outstanding Series A Convertible Preferred Stock approved the amendment.

          THIRD: That said amendment of the Certificate of Designations was duly adopted in accordance with the Certificate of Designations and the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Z-TEL TECHNOLOGIES, INC. has caused this Certificate of Amendment to Certificate of Designation to be signed this 20th day of September, 1999.

                                        Z-TEL TECHNOLOGIES, INC.


                                        By /s/ Mark H. Johnson
                                           -------------------------------------
                                           Mark H. Johnson
                                           Secretary

                                                     (    STATE OF DELAWARE    )
                                                     (    SECRETARY OF STATE   )
                                                     ( DIVISION OF CORPORATIONS)
                                                     (FILED 12:00 PM 10/08/1999)
                                                     (   991427148 - 2873445   )

                                     AMENDED
                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                      AND RELATIVE RIGHTS, QUALIFICATIONS,
                          LIMITATIONS AND RESTRICTIONS

                                     OF THE

                      SERIES A CONVERTIBLE PREFERRED STOCK,

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       AND

                      SERIES C CONVERTIBLE PREFERRED STOCK

                                       OF

                            Z-TEL TECHNOLOGIES, INC.

                                   ----------

                     PURSUANT TO SECTION 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

                                   ----------

     Z-Tel Technologies, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, at a Special Meeting held on September 9, 1999, adopted the following resolution which resolution remains in full force and effect on the date hereof:

     WHEREAS, at a Special Meeting on October 30, 1998, the Board of Directors of the Corporation adopted (i) a series of preferred stock, having a par value of $0.01 per share, which series was designated as "Series A Convertible Preferred Stock" (the "Series A Preferred"), consisting of 5,930,749 shares and
(ii) a series of preferred stock, having a par value of $0.0l per share, which series was designated as "Series B Convertible Preferred Stock" (the "Series B Preferred"), consisting of 1,338,208 shares, with the Series A Preferred and the Series B Preferred having the powers, designations, preferences and relative, participating, optional and other rights, and qualifications, limitations and restrictions set forth in a Certificate of Designations, Preferences and Relative Rights, Qualifications, Limitations and Restrictions filed with the Secretary of State of the State of Delaware on November 4, 1998 (the "Original Certificate");

     WHEREAS, at a Special Meeting on September 9, 1999, the Board of Directors of the Corporation declared the advisability of and approved an amendment to the Original Certificate, subject to attaining the approval of the holders of a majority of the outstanding shares of the Series A Preferred, to reduce the authorized number of shares of Series A Preferred to 2,695,795 and increase the authorized number of shares of Series B Preferred to 4,034,003 (the "Amended Certificate");

     WHEREAS, at a Special Meeting on September 9, 1999, the Board of Directors of the Corporation determined it to be in the best interests of the Corporation and its stockholders to effect a recapitalization of the Corporation involving the issuance of a new series of preferred stock; and

     WHEREAS, the Board of Directors of the Corporation, together with the holders of a majority of the outstanding shares of each of the Series A Preferred and the Series B Preferred, have adopted the following amendments to the Original Certificate and the Amended Certificate.

     NOW, THEREFORE, BE IT RESOLVED, that the Original Certificate and the Amended Certificate shall be amended and restated in its entirety (the "Amended and Restated Certificate") (i) to establish a new series of authorized preferred stock, having a par value of $0.01 per share, which series shall be designated as "Series C Convertible Preferred Stock" (the "Series C Preferred"), shall consist of 2,794,800 shares and shall have the powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions as set forth herein and (ii) to amend and restate the powers, designations, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions of the Series A Preferred and the Series B Preferred as set forth herein.

     1. Certain Definition. Unless the context otherwise requires, in addition to the terms defined elsewhere herein, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified when used herein with initial capital letters (with terms defined in the singular having comparable meanings when used in the plural).

     "Stock Purchase Agreement" shall mean (i) in the case of the Series A Preferred, the Stock Purchase Agreement, dated as of November 4, 1998, by and among the Corporation, BA Capital Partners, L.P. (formerly known as NationsBanc Capital Corporation, a Texas corporation ("BACC")), and the other parties signatory thereto and (ii) in the case of the Series C Preferred, (the Amended and Restated Stock Purchase Agreement, dated as of September 30, 1999, by and between the Corporation and Gramercy Z-Tel LLC, a Delaware limited liability company ("Gramercy").

     "Stockholders' Agreement" shall mean the Amended and Restated Stockholders' Agreement, dated as of" the Original Issue Date of the Series C Preferred, by and among the Corporation, BACC, Gramercy and the other parties signatory thereto.

     2. Dividends and Distributions. (a) Series A Dividends. The holders of record of shares of Series A Preferred shall be entitled to receive dividends at a rate of eight percent (8%) of the Conversion Value (as defined herein) per annum per share of Series A Preferred (the "Series A Dividend"), which shall be fully cumulative, prior and in preference to any declaration or payment of any dividend or other distribution on any other class or series of Preferred Stock (other than as set forth herein) or the Common Stock (and excluding any stock splits and subdivisions for which an adjustment is made under Section 4(d)(vi)(l) below). The foregoing dividend on the Series A Preferred shall accrue from the date of issuance of each share until the earlier of (i) the conversion of such share of Series A Preferred to Common Stock, (ii) a Liquidation (as defined herein), or (iii) the repurchase or redemption of such share of Series A Preferred (including pursuant to Section 7 of the Stockholders' Agreement). Such dividend shall be payable annually on December 31 of each year (each a "Series A Annual Dividend Date") commencing on December 31, 1999, except that if any such date is a Saturday, Sunday or legal holiday (a "Non-Business Day") then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday on which banks in the State of Delaware are permitted to be closed (a "Business Day") to holders of record as they appear on the stock ledger of the Corporation on the applicable record date, which shall be not more than sixty (60) nor less than ten (10) days preceding the payment date for such dividends, as fixed by the Board of Directors (the "Series A Record Date"). The dividends shall he payable only when, as and if declared by the Board of Directors out of funds legally available therefor. The dividends shall either (i) accrue, (ii) be payable in cash, or (iii) be payable in shares of Common Stock, as provided in the next paragraph. The dividends shall automatically accrue in the absence of an election by the Board of Directors within sixty (60) days after each Series A Annual Dividend Date to pay the dividends in cash or in shares of Common Stock, as provided in the next paragraph. The amount of dividends payable for any period that is shorter or longer than a full annual dividend shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such amount is payable. All accrued but unpaid dividends (whether declared or undeclared) shall accrue interest at a rate of eight percent (8%) per annum computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such amount is payable, but with interest on such dividend compounded on a quarterly basis (on each March 31, June 30, September 30 and December 31) for the year during which such dividend was payable, and thereafter until paid. Notwithstanding anything else contained herein to the contrary, the Series A Dividend shall be pari passu with the Series B Dividend (as defined herein) and the Series C Dividend (as defined herein). If the Series A Dividend, the Series B Dividend and the Series C Dividend cannot be paid in full, dividends shall be paid, to the maximum possible extent, to the holders of the Series A Preferred, the Series B Preferred and the Series C Preferred on a pari passu basis, on the basis of the amount of accrued and unpaid dividends outstanding on each share. No dividend shall be paid to holders of Series A Preferred, Series B Preferred or Series C Preferred unless dividends are paid to all holders of Series A Preferred, Series B Preferred and Series C Preferred pursuant to the terms hereof.

     The Board of Directors of the Corporation may, within sixty (60) days after each Series A Annual Dividend Date, elect (the "Series A Dividend Election") to pay the annual cash dividends payable for such year on such Series A Annual Dividend Date in shares of Common Stock (each, a "Series A Payment-in-Kind", or more than one, the "Series A Payments-in-Kind") rather than cash. If such an election is made, the Corporation shall promptly notify the holders of record of the Series A Preferred entitled to such annual dividend of the election to make the Series A

Payments-in-Kind in lieu of cash dividends for such Series A Annual Dividend Date. A Series A Dividend Election for any particular Series A Annual Dividend Date shall operate only for such Series A Annual Dividend Date. Series A Payments-in-Kind shall be payable as of the Series A Annual Dividend Date of each year for which the election is made. Each Series A Payment-in-Kind shall be equal in amount to that number of shares of Common Stock that is equal in number to the aggregate cash dividend payable on any such dividend date divided by the fair market valuation for such Common Stock determined by the Board of Directors at such time in good faith, and shall be allocated on a pro rata basis to each holder entitled to receive such dividend. Certificates representing the shares of Common Stock issuable on payment of any Series A Payment-in-Kind (together with dividends, if any, on such shares of Common Stock with a record date on or after the Series A Annual Dividend Date and a payment date prior to the date such certificates have been delivered to the holder entitled to receive such Series A Payment-in-Kind) shall be delivered or paid, as the case may be, to each holder entitled to receive such Series A Payment-in-Kind (in appropriate denominations) on or before the ninetieth (90th) day following the Series A Annual Dividend Date for which such Series A Payment-in-Kind is elected to be made hereunder (or such later date as the independent determination of fair market value has been made pursuant to Section 2(d)). Notwithstanding anything else contained herein to the contrary, if, in respect of any Series A Dividend
(I) a Series A Dividend Election is made by the Board of Directors of the Corporation and such Series A Dividend is paid by a Series A Payment-in-Kind, then the Corporation shall make a Series B Dividend Election (as defined herein) and Series C Dividend Election (as defined herein) with respect to the corresponding Series B Dividend and Series C Dividend and such Series B Dividend and Series C Dividend shall be paid by a Series B Payment-in-Kind (as defined herein) and a Series C Payment-in-Kind (as defined herein), as the case may be, and (II) such Series A Dividend is accrued or paid in cash, then the corresponding Series B Dividend and Series C Dividend shall also be accrued or paid in cash, as the case may be, in order that the holders of Series A Preferred, Series B Preferred and Series C Preferred receive the same type of consideration with respect to each Series A Dividend, Series B Dividend and Series C Dividend, as the case may be.

     (b) Series B Dividends. The holders of record of shares of Series B Preferred shall be entitled to receive dividends at a rate of eight percent (8%) of the Conversion Value per annum per share of Series B Preferred (the "Series B Dividend"), which shall be fully cumulative, prior and in preference to any declaration or payment of any dividend or other distribution on any other class or series of Preferred Stock (other than as set forth herein) or the Common Stock (and excluding any stock splits and subdivisions for which an adjustment is made under Section 4(d)(vi)(l) below). The foregoing dividend on the Series B Preferred shall accrue from the date of issuance of each share until the earlier of (i) the conversion of such share of Series B Preferred to Common Stock, (ii) a Liquidation, or (iii) the repurchase or redemption of such share of Series B Preferred (including pursuant to Section 7 of the Stockholders' Agreement). Such dividend shall be payable annually on December 31 of each year (each a "Series B Annual Dividend Date") commencing on December 31, 1999, except that if any such date is a Non-Business Day then such dividend shall be payable on the next day that is a Business Day to holders of record as they appear on the stock ledger of the Corporation on the applicable record date, which shall be not more than sixty (60) nor less than ten (10) days preceding the payment date for such dividends, as fixed by the Board of Directors (the "Series B Record Date"). The dividends shall be payable only when, as and if declared by the Board of Directors out of funds legally available therefor. The dividends shall either
(i) accrue, (ii) be payable in cash, or (iii) be payable in shares of Common Stock, as provided in the next paragraph. The dividends shall automatically accrue in the absence of an election by the Board of Directors within sixty (60) days after each Series B Annual Dividend Date to pay the dividends in cash or in shares of Common Stock, as provided in the next paragraph. The amount of dividends payable for any period that is shorter or longer than a full annual dividend shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such amount is payable. All accrued but unpaid dividends (whether declared or undeclared) shall accrue interest at a rate of eight percent (8%) per annum computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such amount is payable, but with interest on such dividend compounded on a quarterly basis (on each March 31, June 30, September 30 and December 31) for the year during which such dividend was payable, and thereafter until paid. Notwithstanding anything else contained herein to the contrary, the Series B Dividend shall be pari passu with the Series A Dividend and the Series C Dividend. If the Series A Dividend, the Series B Dividend and the Series C Dividend cannot be paid in full, dividends shall be paid, to the maximum possible extent, to the holders of the Series A Preferred, the Series B Preferred and the Series C Preferred on a pari passu basis, on the basis of the amount of accrued and unpaid dividends outstanding on each share. No dividend shall be paid to holders of Series A Preferred, Series B Preferred or Series C Preferred unless dividends are paid to all holders of Series A Preferred, Series B Preferred and Series C Preferred pursuant to the terms hereof.

     The Board of Directors of the Corporation may, within sixty (60) days after each Series B Annual Dividend Date, elect (the "Series B Dividend Election") to pay the annual cash dividends payable for such year on such Series B Annual Dividend Date in shares of Common Stock (each, a "Series B Payment-in-Kind", or more than one, the "Series B Payments-in-Kind") rather than cash. If such an election is made, the Corporation shall promptly notify the holders of record of the Series B Preferred entitled to such annual dividend of the election to make the Series B Payments-in-Kind in lieu of cash dividends for such Series B Annual Dividend Date. A Series B Dividend Election for any particular Series B Annual Dividend Date shall operate only for such Series B Annual Dividend Date. Series B Payments-in-Kind shall be payable as of the Series B Annual Dividend Date of each year for which the election is made. Each Series B Payment-in-Kind shall be equal in amount to that number of shares of Common Stock that is equal in number to the aggregate cash dividend payable on any such dividend date divided by the fair market valuation for such Common Stock determined by the Board of Directors at such time in good faith, and shall be allocated on a pro rata basis to each holder entitled to receive such dividend. Certificates representing the shares of Common Stock issuable on payment of any Series B Payment-in-Kind (together with dividends, if any, on such shares of Common Stock with a record date on or after the Series B Annual Dividend Date and a payment date prior to the date such certificates have been delivered to the holder entitled to receive such Series B Payment-in-Kind) shall be delivered or paid, as the case may be, to each holder entitled to receive such Series B Payment-in-Kind (in appropriate denominations) on or before the ninetieth (90th) day following the Series B Annual Dividend Date for which such Series B Payment-in-Kind is elected to be made hereunder (or such later date as the independent determination of fair market value has been made pursuant to Section 2(d)). Notwithstanding anything else contained herein to the contrary, if, in respect of any Series B Dividend
(I) a Series B Dividend Election is made by the Board of Directors of the Corporation and such Series B Dividend is paid by a Series B Payment-in-Kind, then the Corporation shall make a Series A Dividend Election and Series C Dividend Election with respect to the corresponding Series A

Dividend and Series C Dividend and such Series A Dividend and Series C Dividend shall be paid by a Series A Payment-in-Kind and a Series C Payment-in-Kind, as the case maybe, and (II) such Series B Dividend is accrued or paid in cash, then the corresponding Series A Dividend and Series C Dividend shall also be accrued or paid in cash, as the case may be, in order that the holders of Series B Preferred, Series A Preferred and Series C Preferred receive the same type of consideration with respect to each Series B Dividend, Series A Dividend and Series C Dividend, as the case may be.

     (c) Series C Dividends. The holders of record of shares of Series C Preferred shall be entitled to receive dividends at a rate of eight percent (8%) of the Conversion Value per annum per share of Series C Preferred (the "Series C Dividend"), which shall be fully cumulative, prior and in preference to any declaration or payment of any dividend or other distribution on any other class or series of Preferred Stock (other than as set forth herein) or the Common Stock (and excluding any stock splits and subdivisions for which an adjustment is made under Section 4(d)(vi)(1) below). The foregoing dividend on the Series C Preferred shall accrue from the date of issuance of each share until the earlier of (i) the conversion of such share of Series C Preferred to Common Stock, (ii) a Liquidation, or (iii) the repurchase or redemption of such share of Series C Preferred (including pursuant to Section 7 of the Stockholders' Agreement). Such dividend shall be payable annually on December 31 of each year (each a "Series
C Annual Dividend Date") commencing on December 31, 1999, except that if any such date is a Non-Business Day then such dividend shall be payable on the next day that is a Business Day to holders of record as they appear on the stock ledger of the Corporation on the applicable record date, which shall be not more than sixty (60) nor less than ten (10) days preceding the payment date for such dividends, as fixed by the Board of Directors (the "Series C Record Date"). The dividends shall be payable only when, as and if declared by the Board of Directors out of funds legally available therefor. The dividends shall either
(i) accrue, (ii) be payable in cash, or (iii) be payable in shares of Common Stock, as provided in the next paragraph. The dividends shall automatically accrue in the absence of an election by the Board of Directors within sixty (60) days after each Series C Annual Dividend Date to pay the dividends in cash or in shares of Common Stock, as provided in the next paragraph. The amount of dividends payable for any period that is shorter or longer than a full annual dividend shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such amount is payable. All accrued but unpaid dividends (whether declared or undeclared) shall accrue interest at a rate of eight percent (8%) per annum computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such amount is payable, but with interest on such dividend compounded on a quarterly basis (on each March 31, June 30, September 30 and December 31) for the year during which such dividend was payable, and thereafter until paid. Notwithstanding anything else contained herein to the contrary, the Series C Dividend shall be pari passu with the Series A Dividend and the Series B Dividend. If the Series A Dividend, the Series B Dividend and the Series C Dividend cannot be paid in full, dividends shall be paid, to the maximum possible extent, to the holders of the Series A Preferred, the Series B Preferred and the Series C Preferred on a pari passu basis, on the basis of the amount of accrued and unpaid dividends outstanding on each share. No dividend shall be paid to holders of Series A Preferred, Series B Preferred or Series C Preferred unless dividends are paid to all holders of Series A Preferred, Series B Preferred and Series C Preferred pursuant to the terms hereof.

     The Board of Directors of the Corporation may, within sixty (60) days after each Series C Annual Dividend Date, elect (the "Series C Dividend Election") to pay the annual cash dividends payable for such year on such Series C Annual Dividend Date in shares of Common Stock (each, a "Series C Payment-in-Kind", or more than one, the "Series C Payments-in-Kind") rather than cash. If such an election is made, the Corporation shall promptly notify the holders of record of the Series C Preferred entitled to such annual dividend of the election to make the Series C Payments-in-Kind in lieu of cash dividends for such Series C Annual Dividend Date. A Series C Dividend Election for any particular Series C Annual Dividend Date shall operate only for such Series C Annual Dividend Date. Series C Payments-in-Kind shall be payable as of the Series C Annual Dividend Date of each year for which the election is made. Each Series C Payment-in-Kind shall be equal in amount to that number of shares of Common Stock that is equal in number to the aggregate cash dividend payable on any such dividend date divided by the fair market valuation for such Common Stock determined by the Board of Directors at such time in good faith, and shall be allocated on a pro rata basis to each holder entitled to receive such dividend. Certificates representing the shares of Common Stock issuable on payment of any Series C Payment-in-Kind (together with dividends, if any, on such shares of Common Stock with a record date on or after the Series C Annual Dividend Date and a payment date prior to the date such certificates have been delivered to the holder entitled to receive such Series C Payment-in-Kind) shall be delivered, or paid, as the case may be, to each holder entitled to receive such Series C Payment-in-Kind (in appropriate denominations) on or before the ninetieth (90th) day following the Series C Annual Dividend Date for which such Series C Payment-in-Kind is elected to be made hereunder (or such later date as the independent determination of fair market value has been made pursuant to Section 2(d)). Notwithstanding anything else contained herein to the contrary, if, in respect of any Series C Dividend
(I) a Series C Dividend Election is made by the Board of Directors of the Corporation and such Series C Dividend is paid by a Series C Payment-in-Kind, then the Corporation shall make a Series A Dividend Election and Series B Dividend Election with respect to the corresponding Series A Dividend and Series B Dividend and such Series A Dividend and Series B Dividend shall be paid by a Series A Payment-in-Kind and a Series B Payment-in-Kind, as the case may be, and
(II) such Series C Dividend is accrued or paid in cash, then the corresponding Series A Dividend and Series B Dividend shall also be accrued or paid in cash, as the case may be, in order that the holders of Series C Preferred, Series A Preferred and Series B Preferred receive the same type of consideration with respect to each Series C Dividend, Series A Dividend and Series B Dividend, as the case may be.

     (d) Determination of Fair Market Value of Common Stock. Notwithstanding anything else to the contrary in this Section 2, the holders of at least a majority of the outstanding shares of the Series A Preferred or the holders of at least a majority of the outstanding shares of the Series C Preferred shall have the right to challenge any determination by the Board of Directors of fair market value of the Common Stock pursuant to this Section 2, in which case the determination of fair market value of the Common Stock shall be made by an independent appraiser or investment banker, mutually acceptable to the Board of Directors and the challenging parties, who is qualified in the fair market appraisal of companies, the cost of such appraisal to be borne (i) by the challenging parties, if the fair market value as determined by such appraisal does not exceed the determination of fair market value by the Board of Directors by more than ten percent (10%) and (ii) by the Corporation, if the fail market value as determined by such appraisal exceeds the determination of fair market value by the Board of Directors by more than ten percent (10%).

     (e) Other Permitted Distributions. Notwithstanding Section 2(a), 2(b) and 2(c) hereof, the Corporation may at any time, out of funds legally available therefor, repurchase shares of Common Stock of the Corporation issued to or held by any person pursuant to the Corporation's right of first refusal to purchase such shares contained in the Stockholders' Agreement, whether or not dividends on the Series A Preferred, Series B Preferred or Series C Preferred shall have been declared and paid or funds set aside therefor, in each event subject to any other contractual restrictions entered into by the Corporation and the terms of this Amended and Restated Certificate.

     (f) Fractional Shares. In lieu of any fractional shares in the aggregate to which the holder of Series A Preferred, Series B Preferred or Series C Preferred would otherwise be entitled upon payment of Series A Payment-in-Kind, Series B Payment-in-Kind or Series C Payment-in-Kind, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors in the good faith exercise of its reasonable business judgment or pursuant to Section 2(d), if applicable.

     3. Liquidation Rights. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), distributions shall be made to the holders of Series A Preferred, Series B Preferred and Series C Preferred in respect of such Series A Preferred, Series B Preferred and Series C Preferred before any amount shall be paid to the holders of any other class or series of capital stock of the Corporation in the following manner:

     (a) Liquidation Amount. The holders of the Series A Preferred, Series B Preferred and Series C Preferred, subject to the other terms contained herein, shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of its capital stock an amount (the "Liquidation Value") equal to (i) the applicable Conversion Value, plus (ii) all accrued but unpaid dividends (whether declared or undeclared including any interest accrued thereon calculated through the date of Liquidation), prior to any distribution to the holders of any other Preferred or Common Stock. If the proceeds from a Liquidation are not sufficient to pay to the holders of Series A Preferred, Series B Preferred and Series C Preferred the full preference amount set forth above, then such holders shall instead be entitled to receive the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock, which assets and funds shall be distributed pro rata among the holders of the Series A Preferred, Series B Preferred and Series C Preferred on the basis of the amounts per share to be paid to each.

     (b) Events Deemed a Liquidation. For purposes of this Section 3, the holders of a majority of the outstanding shares of the Series A Preferred (which must include BACC so long as it holds any Series A Preferred) or the holders of a majority of the outstanding shares of the Series C Preferred (which must include Gramercy so long as it holds any Series C Preferred) may elect to have treated as a Liquidation the consolidation or merger of the Corporation with or into any other corporation or the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or any other reorganization or business combination of the Corporation. If such election is made by such requisite holders of Series A Preferred or Series C Preferred, then and only then, the holders of Series B Preferred may elect to have such events treated as a Liquidation.

     (c) Valuation of Securities and Property. In the event the Corporation proposes to distribute assets other than cash in connection with any Liquidation, the value of the assets to be distributed to the holders of shares of Series A Preferred, Series B Preferred and Series C Preferred shall be determined in good faith by the Board of Directors. Any securities not subject to an investment letter or similar restrictions on free marketability shall be valued as follows:

               (i) if traded on a national securities exchange or the NASDAQ National Market System ("NASDAQ"), the value shall be deemed to be the average of the security's closing prices on such exchange or NASDAQ over the thirty (30) trading day period ending three (3) days prior to the distribution;

               (ii) if actively traded over-the-counter (other than NASDAQ), the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; or

               (iii) if there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors.

The method of valuation of securities subject to an investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board of Directors. The holders of a majority of the outstanding shares of the Series A Preferred or the holders of a majority of the outstanding shares of the Series C Preferred shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section 3(c), in which case the determination of fair market value shall be made by an independent appraiser or investment banker selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne (I) by the challenging parties, if the fair market value as determined by such appraisal does not exceed the determination of fair market value by the Board of Directors by more than ten percent (10%) and (IT) by the Corporation, if the fair market value as determined by such appraisal exceeds the determination of fair market value by the Board of Directors by more than ten percent (10%).

     4. Conversion. The holders of Series A Preferred, Series B Preferred and Series C preferred have conversion rights as follows (the "Conversion Rights"):

     (a) Right to Convert. Each share of Series A Preferred, Series B Preferred and Series C Preferred shall initially be convertible, at the option of the holder thereof, at any time on or after the date of issuance thereof, into the number of fully paid and nonassessable shares of Common Stock which results from dividing the applicable Conversion Price (as hereinafter specified) per share in effect at the time of conversion into the applicable per share Conversion Value in effect at the time of conversion. The initial Conversion Price of the Series A Preferred and Series B Preferred shall be $3.7094803 per share, and the Conversion Value of the Series A Preferred and Series B Preferred shall be $3.7094803 per share. The initial Conversion Price of the Series C Preferred shall be $5.3671104 per share, and the Conversion Value of the Series C Preferred shall be $5.3671104 per share. The initial Conversion Price of the Series A Preferred, Series B Preferred and Series C Preferred shall be subject to adjustment from time to time as provided in Section 4(d) hereof. The Conversion Value shall not be subject to adjustment. Upon conversion, all accrued or declared but unpaid dividends (including any interest accrued thereon calculated as of the date of conversion) on the Series A Preferred, Series B Preferred and Series C Preferred so converted shall be paid in cash or Common Stock, at the option of the Corporation, and in the case of cash, to the extent permitted by applicable law (and if not then permitted by applicable law, at such time as the Corporation is permitted by applicable law to pay any such dividends).

     (b) Automatic Conversion. Each share of Series A Preferred, Series B Preferred and Series C Preferred shall automatically be converted into shares of Common Stock upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of securities for the account of the Corporation to the public: (i) the gross proceeds of which equal or exceed $20,000,000 at a per share price of at least $12; and (ii) in the case of the Series A Preferred and the Series B Preferred whereby the aggregate value of the shares of Common Stock issuable on conversion of each share of Series A Preferred and Series B Preferred (utilizing the offering price in such underwriting) is at least two (2) times the Conversion Value of the Series A Preferred and Series B Preferred and (iii) in the case of the Series C Preferred whereby the aggregate value of the shares of Common Stock issuable on conversion of each share of Series C Preferred (utilizing the offering price in such underwriting) is at least two (2) times the Conversion Value of the Series C Preferred (in each case, such event, as applicable, a "Qualified Public Offering"). Upon conversion, all accrued but unpaid dividends (whether declared or undeclared) on the Series A Preferred, Series B Preferred and Series C Preferred shall be paid in cash, to the extent permitted by applicable law (and if not then permitted by applicable law, at such time as the Corporation is permitted by applicable law to pay any such dividends).

     (c) Mechanics of Conversion. Before any holder of Series A Preferred, Series B Preferred or Series C Preferred shall be entitled to convert the same into shares of Common Stock and to receive certificates therefore, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Series A Preferred, Series B Preferred and Series C Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4(b) hereof, the outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred, as applicable, shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and provided further, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Series A Preferred, Series B Preferred and Series C Preferred, as appropriate, are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series A Preferred, Series B Preferred or Series C Preferred, as appropriate, a certificate or certificates for the number of shares of Common Stock to which it, he or she shall be entitled as aforesaid and a check payable to the holder in the amount of any accrued or declared but unpaid dividends (including any interest accrued thereon calculated as of the date of conversion) payable pursuant to Section 2 hereof, if any. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of

Series A Preferred, Series B Preferred or Series C Preferred to be converted, or, in the case of automatic conversion, simultaneously upon the occurrence of the event leading to such automatic conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the Corporation fails to pay all such dividends (and interest thereon) within twenty (20) days of the date of conversion, the holder entitled to such dividends (and interest thereon) may elect to have the Corporation issue to such holder, in lieu of such cash payment, additional shares of Common Stock calculated by dividing the total amount payable on such date by the applicable Conversion Price.

     (d)  Adjustments to Conversion Price.

               (i) Special Definitions. For purposes of this Section 4(d), the following definitions shall apply:

               (1) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

               (2) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

               (3) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date of the Series C Preferred, other than shares of Common Stock issued or issuable:

                    (A) upon conversion of shares of Series A Preferred, Series
               B Preferred or Series C Preferred;

                    (B) pursuant to a stock grant, option plan or purchase plan, other employee stock incentive program or agreement that in the aggregate does not exceed 218,659 shares (as adjusted for recapitalizations, stock splits, stock dividends and the like and cancellations of options that have not otherwise expired) (the "Option Pool"), or other options in existence on the Original Issue Date and set forth in Schedule 2.5 of the Series C Preferred Stock Purchase Agreement, other than the warrant set forth in clause (C) below;

                    (C) pursuant to a Warrant dated March 15, 1999 issued to CMB
               Capital, LLC in existence on the Original Issue Date, not to exceed 474,393 shares of Common Stock (as adjusted to reflect any stock split, stock dividend, combination or recapitalization after the Original Issue Date of the Series C Preferred);

                    (D) as a dividend or distribution on shares of Series A
               Preferred, Series B Preferred or Series C Preferred;

                    (E) in a transaction described in Section 4(d)(vi); or

                    (F) by way of dividend or other distribution on shares of
               Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), (D), (E) or this clause (F).

               (4)  "Original Issue Date" shall mean October 8, 1999.

               (ii) No Adjustment of Conversion Price. Subject to the provisions of Section 4(d)(iv), no adjustment in the applicable Conversion Price of the Series A Preferred, Series B Preferred or Series C Preferred shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price for the Series A Preferred, Series B Preferred or Series C Preferred, as the case may be, in effect on the date of, and immediately prior to, such issue.

               (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date of the Series C Preferred shall issue any Options (other than the issuance of Options pursuant to the Option Pool) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise of such Options and conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued, subject to the provisions of
     Section 4(d)(iv), unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price for the Series A Preferred, Series B Preferred or Series C Preferred, as the case may be, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (1) except as provided in Section 4(d)(iii)(2), no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (other than under or by reason of provisions designed to protect against dilution), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

               (3) no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (A) the Conversion Price on the original adjustment date or (B) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

               (iv) Adjustment Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)), then and in each such event the applicable Conversion Price of the Series A Preferred, Series B Preferred and Series C Preferred, as the case may be, shall be recomputed by multiplying the applicable Conversion Price then in effect by a fraction:

               (1) the numerator of which will be the sum of (A) the aggregate number of shares of Common Stock issued and outstanding on the date of issuance of the Additional Shares of Common Stock (assuming the conversion on such date of all of the outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred) plus (B) the quotient of the aggregate consideration received by the Corporation for the issuance of such Additional Shares of Common Stock divided by the then applicable Conversion Price; and

               (2) the denominator of which will be the sum of (A) the aggregate number of shares of Common Stock issued and outstanding on the date of issuance of the Additional Shares of Common Stock (assuming the conversion on such date of all of the outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred) plus (B) the aggregate number of such Additional Shares of Common Stock.

               (v) Determination of Consideration. For purposes of this Section 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (1) Cash and Property: Such consideration shall be computed as follows:

                    (A) insofar as it consists of cash, such consideration shall be computed at the aggregate amount of cash received by the Corporation;

                    (B) insofar as it consists of property other than cash, such consideration shall be computed at the fair value thereof at the time of such issue, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment; and

                    (C) in the event Additional Shares of Common Stock are
               issued together with other shares or securities or other assets of the Corporation for consideration which covers both, such consideration shall be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

               (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                    (A) the total amount, if any, received or receivable by the
               Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (B) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (vi) Other Adjustments.

               (1) Subdivisions, Combinations, or Consolidations of Common Stock. In the event that, with respect to the Series C Preferred, at any time after the Original Issue Date of the Series C Preferred, or with respect to the Series A Preferred and the Series B Preferred, at any time after their respective applicable original issue dates, the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Common Stock, the applicable Conversion Price of the Series A Preferred, Series B Preferred and Series C Preferred in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

               (2) Reclassifications. In the case, at any time after the Original Issue Date of the Series C Preferred, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger (A) in which the Corporation is the continuing entity and which does not result in any change in the Common Stock or (B) which is treated as a Liquidation pursuant to Section 3(b) above), the shares of Series A Preferred, Series B Preferred and Series C Preferred shall, after such reorganization, reclassification, consolidation or merger, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation or merger such holder had converted his shares of Series A Preferred, Series B Preferred or Series C Preferred into Common Stock. The provisions of this
     Section 4(d)(vi)(2) shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

     (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price of the Series A Preferred, Series B Preferred or Series C Preferred pursuant to this Section 4, the Corporation at its expense shall promptly thereafter compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred, Series B Preferred and Series C Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, Series B Preferred or Series C Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, if any,
(ii) the applicable Conversion Price of the Series A Preferred, Series B Preferred and Series C Preferred at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred, Series B Preferred or Series C Preferred.

     (f) Status of Converted Stock. In case any shares of Series A Preferred, Series B Preferred or Series C Preferred shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled, shall not be reissuable and shall cease to be a part of the authorized capital stock of the Corporation.

     (g) Fractional Shares. In lieu of any fractional shares in the aggregate to which the holder of Series A Preferred, Series B Preferred or Series C Preferred would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors in the good faith exercise of its reasonable business judgment or pursuant to Section 4(h)(ii), if applicable.

     (h) Miscellaneous.

               (i) All calculations under this Section 4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

               (ii) The holders of a majority of the outstanding shares of Series A Preferred or the holders of a majority of the outstanding shares of Series C Preferred, as the case may be, shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section 4, in which case such determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne (I) by the challenging parties, if the fair market value as determined by such appraisal does not exceed the determination of fair market value by the Board of Directors by more than ten percent (10%) and
     (II) by the Corporation, if the fair market value as determined by such appraisal exceeds the determination of fair market value by the Board of Directors by more than ten percent (10%).

               (iii) No adjustment in the applicable Conversion Price of the Series A Preferred, Series B Preferred or Series C Preferred will be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.

     (i) No Impairment. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred, Series B Preferred and Series C Preferred against impairment.

     (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred, Series B Preferred and Series C Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, Series B Preferred or Series C Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     5. Voting Rights, (a) General, (i) Except as otherwise required by law, by
Section 5(b) hereof or by Section 8 hereof, the holder of each share of Series A Preferred will be entitled to vote on all matters with the holders of the Common Stock as a single class, and not as a separate class or series. Each share of Series A Preferred will entitle the holder to the number of votes per share equal to the full number of shares of Common Stock into which each share of Series A Preferred is convertible on the record date for such vote. The holders of Series A Preferred shall receive notice of and shall be entitled to attend in person or by proxy any meeting of the holders of Common Stock.

          (ii) Except as otherwise required by law, the holder of each share of Series B Preferred will be entitled to vote on all matters with the Common Stock as a single class, and not as a separate class or series. Each share of Series B Preferred will entitle the holder to the number of votes per share equal to the full number of shares of Common Stock into which each share of Series B Preferred is convertible on the record date for such vote. The holders of Series B Preferred shall receive notice of and shall be entitled to attend in person or by proxy any meeting of the holders of Common Stock. If the holders of preferred stock are required to vote as a class for any reason, then the holders of Series B Preferred shall vote as a single class with the holders of Series A Preferred and Series C Preferred, and not as a separate class or series, and the holders of Series B Preferred shall be entitled to one vote for each share of Series B Preferred held by them and the holders of Series A Preferred and the holders of Series C Preferred shall be entitled to five (5) votes for each share of Series A Preferred and Series C Preferred held by them, as applicable, in connection with any such vote.

          (iii) Except as otherwise required by law, by Section 5(c) hereof or by Section 8 hereof, the holder of each share of Series C Preferred will be entitled to vote on all matters with the Common Stock as a single class, and not as a separate class or series. Each share of Series C Preferred will entitle the holder to the number of votes per share equal to the full number of shares of Common Stock into which each share of Series C Preferred is convertible on the record date for such vote. The holders of Series C Preferred shall receive notice of and shall be entitled to attend in person or by proxy any meeting of the holders of Common Stock.

     (b) Election of Directors by Series A Preferred. For so long as there are any shares of Series A Preferred outstanding, the holders of a majority of the outstanding shares of Series A Preferred shall be entitled to nominate and elect as a single class separately from all other classes and series of capital stock of the Corporation, by a majority vote of such class, two (2) directors to the Board of Directors of the Corporation, and the holders of the Series A Preferred shall otherwise also be entitled to vote in the election of directors pursuant to the terms of Section 5(a) above. Notwithstanding the foregoing, for so long as there are any shares of Series A Preferred outstanding, if (i) the Corporation Shall breach any of its obligations and/or agreements under Section 4 of the Stock Purchase Agreement relating to the Series A Preferred and such breach shall remain uncured for a period of one hundred and eighty (180) days after written notice of such breach by any holder of Series A Preferred, (ii) a Put is initiated pursuant to Section 7 of the Stockholders' Agreement, or (iii) the Corporation shall not have closed a Qualified Public Offering on or prior to the second anniversary of the Original Issue Date of the Series C Preferred, then in any such event, the holders of the Series A Preferred shall be entitled then and thereafter to nominate and elect as a single class separately from all other classes and series of capital stock, by a majority vote of such class at a special meeting called by the holders of at least 10% of the outstanding shares of the Series A Preferred, one (1) additional director to the Board of Directors of the Corporation. If a special meeting is called by the holders of the Series C Preferred pursuant to the provisions of Section 5(c), then the holders of Series A Preferred shall be entitled to nominate and elect any additional director at such meeting without the necessity of calling another special meeting. The term of office of such additional director shall immediately terminate upon the later of (w) twelve (12) months from the election of such director, (x) such time that the applicable breach has been cured, (y) if a Put Notice has been delivered pursuant to the Stockholders' Agreement, the date all of the shares subject to the Put have been repurchased for cash, or (z) the closing of the Qualified Public Offering. Any vacancy on the Board of Directors of the Corporation occurring because of the death, resignation or removal of a director elected by the holders of the Series A Preferred shall be filled by the vote or written consent of the holders of a majority of the outstanding shares of the Series A Preferred.

     (c) Election of Directors by Series C Preferred. For so long as there are any shares of Series C Preferred outstanding, the holders of a majority of the outstanding shares of the Series C Preferred shall be entitled to nominate and elect as a single class separately from all other classes and series of capital stock of the Corporation, by a majority vote of such class, one (1) director to the Board of Directors of the Corporation, and the holders of the Series C Preferred shall otherwise also be entitled to vote in the election of directors pursuant to the terms of Section 5(a) above. Notwithstanding the foregoing, for so long as there are any shares of Series C Preferred outstanding, if (i) the Corporation shall breach any of its obligations and/or agreements under Section 4 of the Stock Purchase Agreement relating to the Series C Preferred and such breach shall remain uncured for a period of one hundred and eighty (180) days after written notice of such breach by any holder of Series C Preferred, (ii) a Put is initiated pursuant to Section 7 of the Stockholders' Agreement, or (iii) the Corporation shall not have closed a Qualified Public Offering on or prior to the second anniversary of the Original Issue Date of the Series C Preferred, then in any such event, the holders of the Series C Preferred shall be entitled then and thereafter to nominate and elect as a single class separately from all other classes and series of capital stock, by a majority vote of such class at a special meeting called by the holders of at least 10% of the outstanding shares of the Series C Preferred, one (1) additional director to the Board of Directors of the Corporation. If a special meeting is called by the holders of the Series A Preferred pursuant to the provisions of Section 5(b), then the holders of Series C Preferred shall be entitled to nominate and elect an additional director at such meeting without the necessity of calling another special meeting. The term of office of such additional director shall immediately terminate upon the later of (w) twelve (12) months from the election of such director, (x) such time that the applicable breach has been cured, (y) if a Put Notice has been delivered pursuant to the Stockholders' Agreement, the date all of the shares subject to the Put have been repurchased for cash, or (z) the closing of the Qualified Public Offering. Any vacancy on the Board of Directors of the Corporation occurring because of the death, resignation or removal of a director elected by the holders of the Series C Preferred shall be filled by the vote or written consent of the holders of a majority of the outstanding shares of the Series C Preferred.

     6. Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred, Series B Preferred and Series C Preferred, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the anticipated amount and character of such dividend, distribution or right.

     7. Notices. Any notice required by the provisions of this Amended or Restated Certificate to be given to the holders of Series A Preferred, Series B Preferred or Series C Preferred shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by fax, or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, and in each case, addressed to each holder of record at such holder's address or fax number appearing on the books of the Corporation.

     8. Approval of Certain Transactions While Any Series A Preferred or Series C Preferred is Outstanding. So long as any shares of Series A Preferred or Series C Preferred are outstanding, the Corporation shall not, without first obtaining the written approval of (a) the holders of a majority of the outstanding shares of Series A Preferred (which must include BACC, until such time as BACC or its Affiliates fail to own at least fifty percent (50%) of the Series A Preferred purchased by it pursuant to the Stock Purchase Agreement relating to the Series A Preferred), voting as a separate class, and (b) the holders of a majority of the outstanding shares of Series C Preferred (which must include Gramercy, until such time as Gramercy or its

Affiliates fail to own at least fifty percent (50%) of the Series C Preferred purchased by them pursuant to the Stock Purchase Agreement relating to the Series C Preferred), voting as a separate class;

          (i) amend this Amended and Restated Certificate, or the Certificate of Incorporation or bylaws of the Corporation or take any other action so as to alter or adversely affect the rights, preferences or privileges of the Series A Preferred, Series B Preferred or Series C Preferred, including by merger, consolidation or otherwise;

          (ii) increase or decrease the authorized number of shares of Series A Preferred, Series B Preferred, Series C Preferred or Common Stock, including by merger, consolidation or otherwise;

          (iii) create any new class or series of shares, or issue any such shares or Options or Convertible Securities exercisable or convertible into such shares, that have a preference over or are on a parity with the Series A Preferred or Series C Preferred with respect to voting, dividends or liquidation preferences (other than the Series B Preferred being on parity with the Series A Preferred and the Series C Preferred with respect to dividends and liquidation preferences, and except that the Corporation may grant voting rights to shares of a series of preferred stock which have the right to vote with holders of Common Stock on an as-converted basis, but in any event not in preference to shares of Series A Preferred or Series C Preferred);

          (iv) reclassify stock into shares of capital stock of the Corporation having a preference over or parity with the Series A Preferred or Series C Preferred with respect to voting, dividends or liquidation preferences (except that the Corporation may grant voting rights to shares of a series of preferred stock which have the right to vote with holders of Common Stock on an as-converted basis, but in any event not in preference to shares of Series A Preferred or Series C Preferred);

          (v) authorize any dividend or other distribution with respect to the Preferred Stock or the Common Stock (other than dividends payable to the holders of Series A Preferred, Series B Preferred and Series C Preferred and stock dividends for which an adjustment is made pursuant to Section 4(d)(vi)(l));

          (vi) repurchase, redeem or retire any shares of capital stock of the Corporation, other than pursuant to contractual rights to repurchase shares of Common Stock held by employees, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services (which purchase has been approved by the Board) or pursuant to the exercise of the Put pursuant to Section 7 of the Stockholders' Agreement; or

          (vii) merge or consolidate with any other corporation or entity or sell or exchange all or substantially all of its assets or authorize or effect any reorganization, dissolution, liquidation or winding up of the Corporation.

     9. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     10. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred, Series B Preferred or Series C Preferred and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred, Series B Preferred or Series C Preferred and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred, Series B Preferred or Series C Preferred and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series A Preferred, Series B Preferred or Series C Preferred and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of the Series A Preferred, Series B Preferred or Series C Preferred and qualifications, limitations and restrictions thereof unless so expressed herein.

     IN WITNESS WHEREOF, Z-TEL TECHNOLOGIES, INC. has caused this Amended and Restated Certificate to be signed this 8th day of October, 1999.

                                        Z-TEL TECHNOLOGIES, INC.


                                        By: /s/ D. Gregory Smith
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            Z-TEL TECHNOLOGIES, INC.

          I, the undersigned, Secretary of Z-Tel Technologies, Inc., a corporation existing under the laws of the State of Delaware (the
"Corporation"), does hereby certify as follows:

          FIRST: That the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 19, 1998 and the Amended and Restated Certificate of Incorporation was filed on October
21, 1998.

          SECOND: That this amendment to the Amended and Restated Certificate of Incorporation is hereby amended, for the purposes of increasing the Corporation's authorized capital stock, as follows: by striking out ARTICLE IV thereof as it now exists and inserting in lieu thereof a new ARTICLE IV reading in its entirety, as follows:

                                   "ARTICLE IV

          The total number of shares that the Corporation shall have authority to issue is 200,000,000 shares, consisting of 150,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 50,000,000 shares of preferred stock, par value $0.0l per share (the "Preferred Stock")."

          THIRD: That such amendment was proposed by the board of directors and duly adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Sections 228, 242 ___________ of the General Corporation Law of the State of Delaware.

                                                     (    STATE OF DELAWARE    )
                                                     (    SECRETARY OF STATE   )
                                                     ( DIVISION OF CORPORATIONS)
                                                     (FILED 04:00 PM 12/13/1999)
                                                     (   991536023 - 2873445   )

          IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by me and are true and correct.

          Date: November 23, 1999

                                        Z-TEL TECHNOLOGIES, INC.


                                        /s/ Mark Johnson
                                        ----------------------------------------
                                        Mark Johnson
                                        Secretary

                                                     (    STATE OF DELAWARE    )
                                                     (    SECRETARY OF STATE   )
                                                     ( DIVISION OF CORPORATIONS)
                                                     (FILED 01:30 PM 05/30/2000)
                                                     (   001285349 - 2873445   )

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            Z-TEL TECHNOLOGIES, INC.

     The undersigned Chief Executive Officer and President of Z-Tel Technologies, Inc., a corporation existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: That this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed on October 21, 1998 (the "Amended Certificate"), hereby further amends the Amended Certificate, for purposes of dividing the board of directors of the corporation; into three classes, as follows; by striking our ARTICLE VI thereof in its entirely and inserting in its place a new ARTICLE VI, as follows:

                                   "ARTICLE VI

                                    Directors

     A. The management of the business and the conduct of the affairs of the corporation shall be vested in a board of directors.

     B. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Shares as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held, in 2001, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2003. At each annual meeting of stockholders following the initial classification and election, the respective successors of each class shall be elected for three-year terms.

     C. The directors of the corporation need not be elected by written ballot unless the bylaws of the corporation so provide. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     D. The number of directors of the corporation shall be fixed and may be changed from time to time by resolution of the board of directors. If the number of directors is changed, any increase or decrease shall be apportioned, among the classes so as to maintain the number of directors in each class as nearly equal as possible.

     E. Any vacancies on the board of directors resulting from death, resignation, disqualification, removal, increase in the number of directors constituting the board of directors, or other causes, unless the board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, and except as otherwise provided by law, shall be filled only by the affirmative vote of a majority of the remaining directors then in office, or by a sole remaining director, even though less than a quorum of the board of directors, and not by the stockholders. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80 percent of the voting power of all shares of the corporation entitled to vote generally in the election of directors voting as a single class.

     F. Any additional director of any class elected to fill a newly created directorship shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors constituting the board of directors remove or shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     G. Directors may be removed only for cause, and only by the affirmative vote of at least 80 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class.

     H. Notwithstanding the foregoing, whenever the holders of any one or more class or series of capital stock issued by the corporation shall have the right, voting separately as a class or series or with one or more such other classes or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this certificate of incorporation (including any certificate of designations relating to any class or series of capital stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms."

     SECOND: That this Certificate of Amendment was proposed by the board of directors and duly adopted by the stockholders of the corporation in the manner and by the vote prescribed by Sections 14l(d) and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by me and are true and correct.

Date: May 30, 2000

                                        Z-TEL TECHNOLOGIES, INC


                                        /s/ D. Gregory Smith
                                        ----------------------------------------
                                        D. Gregory Smith
                                        Chief Executive Officer and President

                                                     (    STATE OF DELAWARE    )
                                                     (    SECRETARY OF STATE   )
                                                     ( DIVISION OF CORPORATIONS)
                                                     (FILED 04:30 PM 07/13/2000)
                                                     (   001357471 - 2873445   )

                            Z-TEL TECHNOLOGIES, INC.

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                      AND RELATIVE RIGHTS, QUALIFICATIONS,
                          LIMITATIONS AND RESTRICTIONS

                      SERIES D CONVERTIBLE PREFERRED STOCK

            Pursuant to Section 151 of the General Corporation Law of
                              the State of Delaware

     Z-Tel Technologies, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, by authority of the Board of Directors of the Corporation, the Pricing Committee of the Board of Directors of the Corporation, at a Special Meeting held on June 30, 2000, adopted the following resolution, which resolution remains in full force and effect on the date hereof:

     WHEREAS, in connection with the execution by the Corporation of the Stock Purchase Agreement, it is deemed to be in the best interests of the Corporation and its stockholders to create a new series of convertible preferred stock;

     NOW, THEREFORE, BE IT RESOLVED, that the Corporation hereby establishes a new series of authorized preferred stock, having a par value of $0.01 per share, which series shall be designated as "Series D Convertible Preferred Stock" (the "Series D Preferred"), and which series shall consist of five million (5,000,000) shares and shall have the powers, designations, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions set forth herein.

     1. CERTAIN DEFINITIONS. Unless the context otherwise requires, in addition to the terms defined elsewhere herein, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified when used herein with initial capital letters (with terms defined in the singular having comparable meanings when used in the plural).

     "Common Stock" shall mean the common stock, $.01 par value per share, of the Corporation.

     "Junior Stock" means the Common Stock and any other capital stock of the Corporation the terms of which do not expressly provide that such capital stock is on a parity with or senior to the Series D Preferred as to dividend rights and rights upon liquidation.

     "Stock Purchase Agreement" means the Stock Purchase Agreement, dated July 6, 2000, by and among the Corporation, the Holder and the other investors named on Schedule I thereto.

     2. DIVIDENDS AND DISTRIBUTIONS.

          (a) Series D Dividends. The holders of record of shares of Series D Preferred shall be entitled to receive dividends at a rate of eight percent (8%) of the Liquidation Preference (as defined herein) per annum per share of Series D Preferred (the "Series D Dividend"), which shall be fully cumulative, prior and in preference to any declaration or payment of any dividend or other distribution on any Junior Stock (and excluding any stock splits and subdivisions for which an adjustment is made under Section 4(c)(v)(l) below). The Series D Dividend shall accrue from the date of issuance of each share until the earlier of (i) the conversion of such share of Series D Preferred to Common Stock, (ii) a Liquidation (as defined herein), or (iii) the repurchase or redemption of such share of Series D Preferred. Such dividend shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Series D Dividend Date") commencing on September 30, 2000, except that if any such date is a Saturday, Sunday or legal holiday (a "Non-Business Day"), then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday on which banks in the State of Delaware are permitted to be closed (a "Business Day") to holders of record as they appear on the stock ledger of the Corporation on the applicable record date, which shall be not more than sixty (60) nor less than ten (10) days preceding the payment date for such dividends, as fixed by the Board of Directors (the "Series D Record Date"). Series D Dividends shall be payable only when, as and if declared by the Board of Directors out of funds legally available therefor. The dividends shall either (i) accrue, (ii) be payable in cash, or (iii) be payable in shares of Series D Preferred, as provided in the next paragraph. The dividends shall automatically accrue in the absence of an election by the Board of Directors within sixty (60) days after each Series D Dividend Date to pay the dividends. The amount of dividends payable for any period that is shorter or longer than a full annual dividend shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such amount is payable. All accrued but unpaid dividends (whether declared or undeclared) shall accrue interest at a rate of ten percent (10%) per annum computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such amount is payable, but with interest on such dividend compounded on a quarterly basis (on each March 31, June 30, September 30 and December 31) for the year during which such dividend was payable, and thereafter until paid. If the Series D Dividend cannot be paid in full, dividends shall be paid, to the maximum possible extent, to the holders of the Series D Preferred pro rata on the basis of the amount of accrued and unpaid dividends outstanding on each share.

          (b) Cash Dividends; In-Kind Dividends. Dividends that are declared and payable on each September 30 shall be paid in cash. Until the fifth anniversary of the Original Issue Date (or, if such day is not a business day, on the first business day thereafter), dividends that are declared and payable on each March 31, June 30 and December 31 shall be paid in shares of Series D Preferred (each, a "Series D Payment-in-Kind") rather than cash, valuing each such share issued at the Liquidation Preference. Thereafter, all dividends that are declared and payable shall be paid in cash.

          (c) So long as any shares of the Series D Preferred are outstanding, no dividend, except as described in the last sentence of Section 2(d) below and except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any parity securities, nor shall any parity securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for parity securities or Junior Stock), unless in each case all accrued and unpaid dividends have been or contemporaneously are declared and paid or, if payable in cash, declared and a sum sufficient for the payment thereof is set apart for such payment on the Series D Preferred for all dividend periods terminating on or prior to the date of payment of the dividend on, or the date of redemption, purchase, or acquisition for consideration of, such parity securities. When all accrued and unpaid dividends on the Series D Preferred are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, any dividends and additional amounts declared upon shares of the Series D Preferred and any dividends and additional amounts declared upon any other parity securities shall be declared ratably in proportion to the respective amounts of accrued and unpaid dividends and additional amounts accumulated and unpaid on the Series D Preferred and dividends and additional amounts accumulated and unpaid on such parity securities.

          (d) So long as any shares of the Series D Preferred are outstanding, no dividends shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired (any such dividend, distribution, redemption, purchase or acquisition being hereinafter referred to as a "Junior Stock Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Stock), unless in each case (i) all accrued and unpaid dividends and additional amounts on all outstanding shares of the Series D Preferred shall have been paid or set apart for payment for all past dividend periods with respect to the Series D Preferred and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series D Preferred. Notwithstanding anything in this Certificate of Designation to the contrary, the Corporation may declare and pay dividends on parity stock which are payable solely in additional shares of, or by the increase in the liquidation value of, parity stock or on Junior Stock which are payable in additional shares of, or by the increase in the liquidation value of, Junior Stock, as applicable, or repurchase, redeem or otherwise acquire Junior Stock in exchange for Junior Stock, and Parity Stock in exchange for Parity Stock or Junior Stock.

          3. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), distributions shall be made to the holders of Series D Preferred, before any amount shall be paid to the holders of Junior Stock, in the following manner:

          (a) Liquidation Preference; Liquidation Amount. The Liquidation Preference of the Series D Preferred shall be $12.00 per share. The Liquidation Preference shall not be subject to adjustment. In the event of a Liquidation, the holders of the outstanding Series D Preferred, subject to the other terms contained herein, shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of its capital stock an amount (the "Liquidation Value") equal to (i) the applicable Liquidation Preference, plus (ii) all accrued but unpaid dividends (whether declared or undeclared including any interest accrued thereon calculated through the date of Liquidation), prior to any distribution to the holders of any Junior Stock. If the proceeds from a Liquidation are not sufficient to pay to the holders of Series D Preferred then such holders shall instead be entitled to receive the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock, which assets and funds shall be distributed pro rata among the holders of the Series D Preferred on the basis of the amounts per share to be paid to each. After payment of the full preferential amount, such holders shall not be entitled to any further participation in any distribution of assets of the Corporation.

          (b) Events Deemed a Liquidation. For purposes of this Section 3, the holders of a majority of the outstanding shares of the Series D Preferred may elect to have treated as a Liquidation the consolidation or merger of the Corporation with or into any other corporation or the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or any other reorganization or business combination of the Corporation or a Change of Control. A "Change of Control" will be deemed to have occurred at such time as any person or persons acting together that would constitute a "group" for purposes of Section 13(d) of the Exchange Act shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 50% of the aggregate voting power of all classes of capital stock having the power to vote for the election of directors or other members of the governing body of the Corporation.

     4. CONVERSION. The Series D Preferred are subject to conversion rights as follows (the "Conversion Rights"):

          (a) Conversion at Option of the Holder; Conversion at Option of the Company. Each share of Series D Preferred shall initially be convertible, at the option of the holder thereof, at any time on or after the date of issuance thereof and up to and including the day immediately preceding the Mandatory Redemption Date, into the number of fully paid and nonassessable shares of Common Stock which results from dividing the applicable Conversion Price (as hereinafter specified) per share in effect at the time of conversion into the applicable per share Liquidation Preference in effect at the time of conversion. The initial Conversion Price of the Series D Preferred shall be $12.00 per share. The initial Conversion Price of the Series D Preferred shall be subject to adjustment from time to time as provided in Section 4(c) hereof. Upon conversion, all accrued or declared but unpaid dividends (including any interest accrued thereon calculated as of the date of conversion) on the Series D Preferred so converted shall be paid in cash or Common Stock, as applicable, and in the case of cash, to the extent permitted by applicable law (and if not then permitted by applicable law, at such time as the Corporation is permitted by applicable law to pay any such dividends).

               At any time that the closing price of the Common Stock on The Nasdaq Stock Market (or on the exchange or quotation system on which the Corporation's Common Stock is then traded) as reported in The Wall Street Journal (such price on a given day, referred to as the "Current Market Price" for such day) equals or exceeds two (2) times the then-applicable Conversion Price for twenty (20) or more consecutive trading days beginning on or after July 13, 2002 then, beginning on the day following the 20th such consecutive trading day and ending sixty (60) calendar days after the last such consecutive trading day, the Corporation shall have the right to convert all, but not less than all, of the shares of Series D Preferred into shares of Common Stock, with each share of Series D Preferred converting into the number of fully paid and nonassessable shares of Common Stock which results from dividing the applicable Conversion Price per share in effect at the time of conversion into the applicable per share Liquidation Preference in effect at the time of conversion.

          (b) Mechanics of Conversion at the Option of the Holder. Before any holder of Series D Preferred shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Series D Preferred and shall give written notice to the Corporation at such office that such holder elects to convert the same. The Corporation shall as soon as practicable after such delivery issue and deliver at such office to such holder of Series D Preferred a certificate or certificates for the number of shares of Common Stock to which it, he or she shall be entitled as aforesaid and a check payable to the holder in the amount of any accrued or declared but unpaid dividends (including any interest accrued thereon calculated as of the date of conversion) payable pursuant to Section 2 hereof, if any. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the Corporation fails to pay all such dividends (and interest thereon) within twenty (20) days of the date of conversion, the holder entitled to such dividends (and interest thereon) may elect to have the Corporation issue to such holder, in lieu of such cash payment, additional shares of Common Stock calculated by dividing the total amount payable on such date by the applicable Conversion Price.

          (c) Adjustments to Conversion Price.

               (i) Special Definitions. For purposes of this Section 4(c), the following definitions shall apply:

                    (1) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                    (2) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                    (3) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4(c)(iii), deemed to be issued) by the Corporation after the Original Issue Date of the Series D Preferred, other than shares of Common Stock issued or issuable:

                    (A) upon conversion of shares of Series D Preferred;

                    (B) pursuant to any stock grant, option plan or purchase
               plan, other employee stock incentive program or agreement of the Corporation;

                    (C) pursuant to convertible securities of the Company
               outstanding as of the Original Issue Date;

                    (D) as a dividend or distribution on shares of Series D
               Preferred;

                    (E) in a transaction described in Section 4(c)(v); or

                    (F) by way of dividend or other distribution on shares of
               Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), (D), (E) or this clause (F).

                    (4) "Original Issue Date" shall mean July 13, 2000.

                    (5) "Derivative Securities" shall mean securities, other than Options and Convertible Securities, issued for cash by the Corporation or an Affiliate of the Corporation, the value of which is directly based upon or derived by reference to the market value of the Common Stock. The consideration received by the Corporation for Additional Shares of Common Stock deemed to be issued in connection with the issuance of Derivative Securities shall be determined by a recognized financial institution agreeable to the Corporation and holders of at least two-thirds of the outstanding shares of Series D Preferred.

               (ii) No Adjustment of Conversion Price. No adjustment in the applicable Conversion Price of the Series D Preferred shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the greater of (i) the Current Market Price in effect on the date of such issue or (ii) the then-existing Conversion Price.

               (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date of the Series D Preferred shall issue any Options or Convertible Securities or Derivative Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities or Derivative Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise of such

Options and conversion or exchange of such Convertible Securities, or in the case of Derivative Securities, the settlement of such Derivative Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share of such Additional Shares of Common Stock (such consideration, in the case of Derivative Securities, determined as set forth in Section 4(c)(i)(5)) would be less than the greater of the Current Market Price and the applicable Conversion Price for the Series D Preferred in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                    (1) except as provided in Section 4(c)(iii)(2), no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities or settlement of such Derivative Securities;

                    (2) if such Options or Convertible Securities or Derivative Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion, settlement or exchange thereof (other than under or by reason of provisions designed to protect against dilution), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities or settlement rights under such Derivative Securities; and

                    (3) no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (A) the Conversion Price on the original adjustment date or
     (B) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

               (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(c)(iii)) for a consideration per share that is less than the greater of (i) the Current Market Price in effect on the trading day immediately prior to the date of such issue and (ii) the then-applicable Conversion Price, then and in each such event the applicable Conversion Price of the Series D Preferred shall be recomputed by multiplying the applicable Conversion Price then in effect by a fraction:

                    (1) the numerator of which will be the sum of (A) the aggregate number of shares of Common Stock issued and outstanding on the date of issuance of the Additional Shares of Common Stock (assuming the conversion on such date of all of the outstanding shares of Series D Preferred) plus (B) the quotient of the aggregate consideration received by the Corporation for the issuance of such Additional Shares of Common Stock divided by the greater of (1) the Current Market Price in effect on the trading day immediately prior to the date of such issue and (2) the then-applicable Conversion Price; and

                    (2) the denominator of which will be the sum of (A) the aggregate number of shares of Common Stock issued and outstanding on the date of issuance of the Additional Shares of Common Stock (assuming the conversion on such date of all of the outstanding shares of Series D Preferred) plus (B) the aggregate number of such Additional Shares of Common Stock.

               (v) Other Adjustments.

                    (1) Subdivisions. Combinations, or Consolidations of Common Stock. In the event that, at any time after the Original Issue Date of the Series D Preferred, the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Common Stock, the applicable Conversion Price of the Series D Preferred in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision combination or consolidation, be proportionately adjusted.

                    (2) Rectifications. In the case, at any time after the Original Issue Date of the Series D Preferred, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger (A) in which the Corporation is the continuing entity and which does not result in any change in the Common Stock or (B) which is treated as a Liquidation pursuant to Section 3(b) above), the shares of Series D Preferred shall, after such reorganization, reclassification, consolidation or merger, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation or merger such holder had converted his shares of Series D Preferred into Common Stock. The provisions of this
     Section 4(c)(v)(2) shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

                    (3) If the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding shares of Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following such record date. If any dividend or distribution of the type described in this Section is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                    (4) If the Corporation shall offer or issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the greater of (i) the Current Market Price on the record date fixed for the determination of shareholders entitled to receive such rights or warrants or (ii) the then-existing Conversion Price, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Common Stock record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock subject to such rights or warrants would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of additional shares of Common Stock subject to such rights or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the record date fixed for determination of shareholders entitled to purchase or receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price or Conversion Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account (x) any consideration received for such rights or warrants, with the value of such consideration and the amount of such exercise or subscription price, if other than cash, to be determined by the Board of Directors and (y) the amount of any exercise price or subscription price required to be paid upon exercise of such warrants or rights.

               (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series D Preferred pursuant to this Section 4, the Corporation at its expense shall promptly thereafter compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series D Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, if any, (ii) the applicable Conversion Price of the Series D Preferred at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series D Preferred

          (e) Status of Converted Stock. In case any shares of Series D Preferred shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled, shall not be reissuable and shall cease to be a part of the authorized capital stock of the Corporation.

          (f) Fractional Shares, In lieu of any fractional shares in the aggregate to which the holder of Series D Preferred would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock.

          (g) Miscellaneous.

               (i) All calculations under this Section 4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

               (ii) The holders of a majority of the outstanding shares of Series D Preferred shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section 4, in which case such determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne (I) by the challenging parties, if the fair market value as determined by such appraisal does not exceed the determination of fair market value by the Board of Directors by more than ten percent (10%) and (II) by the Corporation, if the fair market value as determined by such appraisal exceeds the determination of fair market value by the Board of Directors by more than ten percent (10%).

               (iii) No adjustment in the applicable Conversion Price of the Series D Preferred will be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.

          (h) No Impairment. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series D Preferred against impairment.

          (i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     5. VOTING RIGHTS. Except as otherwise required by law or by Section 8 hereof, the holder of each share of Series D Preferred will be entitled to vote on all matters with the holders of the Common Stock as a single class, and not as a separate class or series. Each share of Series D Preferred will entitle the holder to the number of votes per share equal to the full number of shares of Common Stock into which such share of Series D Preferred is convertible on the record date for such vote. The holders of Series D Preferred shall receive notice of and shall be entitled to attend in person or by proxy any meeting of the holders of Common Stock.

     6. NOTICES OF CERTAIN RECORD DATES. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series D Preferred at least twenty (20) days prior to the record date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the anticipated amount and character of such dividend, distribution or right.

     7. NOTICES. Any notice required by the provisions of this Amended or Restated Certificate to be given to the holders of Series D Preferred shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by fax, or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, and in each case, addressed to each holder of record at such holder's address or fax number appearing on the books of the Corporation.

     8. APPROVAL OF CERTAIN TRANSACTIONS. So long as any shares of Series D Preferred are outstanding, the Corporation shall not, without first obtaining the written approval of the holders of seventy percent (70%) of the outstanding shares of Series D Preferred voting as a separate class,

     (i) amend this Certificate or the Certificate of Incorporation or bylaws of the Corporation or take any other action, in each case which adversely affects the rights, preferences or privileges of the Series D Preferred;

     (ii) increase or decrease the authorized number of shares of Series D Preferred;

     (iii) create any new class or series of shares, or issue any such shares or Options or Convertible Securities exercisable or convertible into such shares, that have a preference over or are on a parity with the Series D Preferred with respect to voting, dividends or liquidation preferences; or

     (iv) reclassify stock into shares of capital stock of the Corporation having a preference over or parity with the Series D Preferred with respect to voting, dividends or liquidation preferences (except that the Corporation may grant voting rights to shares of a series of preferred stock which have the right to vote with holders of Common Stock on an as converted basis);

     9. REDEMPTION.

          (a) The Series D Preferred shall not be redeemed by the Corporation prior to the third anniversary of the Original Issue Date. The Corporation may at its option redeem the Series D Preferred in whole or in part on or after the third anniversary of the Original Issue Date, at any time or from time to time, upon at least thirty days' prior notice, at a redemption price equal to the percentage of the Liquidation Preference per share of Series D Preferred set forth below, plus any accumulated unpaid dividends (whether or not declared) up to but excluding such redemption date. Shares so redeemed shall be cancelled and upon such cancellation shall be deemed to be authorized and unissued shares of Preferred Stock, without par value, of the Corporation but shall not be reissued as shares of the same series.

IF REDEEMED ON OR AFTER   AND REDEEMED BEFORE THE
THE ANNIVERSARY OF THE       ANNIVERSARY OF THE
     ORIGINAL ISSUE            ORIGINAL ISSUE             PERCENT OF
    DATE OCCURING IN         DATE OCCURRING IN      LIQUIDATION PREFERENCE
-----------------------   -----------------------   ----------------------
          2003                      2004                     105%
          2004                      2005                     104%
          2005                      2006                     103%
          2006                      2007                     102%
          2007                      2008                     101%

          (b) Mandatory Redemption. To the extent permitted by law, the Corporation shall redeem, on the eighth anniversary of the Original Issue Date (or, if such day is not a business day, on the first business day thereafter) (the "Mandatory Redemption Date"), all remaining shares of Series D Preferred then outstanding, for an amount equal to the Liquidation Preference for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the Mandatory Redemption Date (the "Redemption Price"). Prior to authorizing or making such redemption with respect to the Series D Preferred, the Corporation, by resolution of the Board of Directors shall, to the extent of funds legally available therefor, declare a dividend on the Series D Preferred payable on the Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the Series D Preferred as of such date and, if the Corporation does not have sufficient legally available funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the redemption price. After paying any accrued and unpaid dividends pursuant to the foregoing sentence, if the funds of the Corporation legally available for redemption of shares of the Series D Preferred then required to be redeemed are insufficient to redeem the total number of such shares then outstanding, those funds which are legally available shall be used to redeem the maximum possible number of shares of the Series D Preferred, which shares to be redeemed shall be allocated pro rata among the holders of the Series D Preferred based on the number of shares of Series D Preferred held by such holders. At any time and from time to time thereafter, when additional funds of the Corporation are legally available to discharge its obligation to redeem all of the outstanding shares of Series D Preferred required to be redeemed pursuant to this section (the "Mandatory Redemption Obligation"), such funds shall be immediately used to discharge such Mandatory Redemption Obligation until the balance of such shares have been redeemed. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, dividends on any remaining outstanding shares of Series D Preferred shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence.

          (c) Notice. The Corporation will provide notice of any redemption of shares of Series D Preferred to holders of record of the Series D Preferred to be redeemed not less than 30 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by first-class mail postage prepaid, to each holder of record of the Series D Preferred to be redeemed, at such holder's address as it appears on the stock transfer books of the Corporation. Each such mailed notice shall state, as appropriate, the following:

          (i) the redemption date;

          (ii) the number of shares of Series D Preferred to be redeemed and, if fewer than all the shares held by any holder are to be redeemed, the number of such shares to be redeemed from such holder;

          (iii) the Redemption Price;

          (iv) the place or places where certificates for such shares are to be surrendered for redemption;

          (v) the amount of full cumulative dividends per share of Series D Preferred to be redeemed accrued and unpaid up to but excluding such redemption date, and that dividends on shares of Series D Preferred to be redeemed will cease to accrue on such redemption date unless the Corporation shall default in payment of the Redemption Price plus such full cumulative dividends accrued and unpaid thereon;

          (vi) the name and location of any bank or trust company with which the Corporation will deposit redemption funds pursuant to subsection (e) below;

          (vii) the then-effective Conversion Price; and

          (viii) that the right of holders to convert shares of Series D Preferred to be redeemed will terminate at the close of business on the business day next preceding the date fixed for redemption (unless the Corporation shall default in the payment of the Redemption Price and such full cumulative dividends accrued and unpaid thereon).

Any notice that is mailed as set forth above shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series D Preferred receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series D Preferred.

          (d) Mechanics of Redemption. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer if so required by the Corporation), the holders of record of such shares shall be entitled to receive the redemption price, without interest, plus full cumulative dividends thereon accrued and unpaid up to but excluding such redemption date out of funds legally available therefor. If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the holder thereof.

          (e) Redemption Funds. On the date of any redemption being made pursuant to this Section, the Corporation shall, and at any time after notice of such redemption shall have been mailed and before the date of redemption the Corporation may, deposit for the benefit of the holders of shares of Series D Preferred to be redeemed the funds necessary for such redemption with a bank or trust company having a capital and surplus of at least $1 billion, with instructions to such bank or trust company to pay the full redemption amounts as provided herein to the holders of shares of Series D Preferred upon surrender of certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series D Preferred so redeemed shall look only to the Corporation for the payment of the full redemption amounts, as provided herein.

          (f) Rights After Redemption. Notice of redemption having been given as aforesaid, upon the deposit pursuant to subsection (e) of the full redemption amounts as provided herein in respect of all shares of Series D Preferred then to be redeemed, notwithstanding that any certificates for such shares shall not have been surrendered in accordance with subsection (d), from and after the date of redemption designated in the notice of redemption: (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of such shares of Series D Preferred shall cease and terminate, excepting only the right to receive the full redemption amounts as provided herein without interest thereon. If the funds deposited are not sufficient for redemption of the shares of the Series D Preferred that were to be redeemed, then no certificates evidencing such shares shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of shares of Series D Preferred shall continue to be those of holders of shares of the Series D Preferred.

     10. HEADINGS AND SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     11. SEVERABILITY OF PROVISIONS. If any voting powers, preferences and relative, participating, optional and other special rights of the Series D Preferred and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series D Preferred and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Series D Preferred and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series D Preferred and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of the Series D Preferred and qualifications, limitations and restrictions thereof unless so expressed herein.

     IN WITNESS WHEREOF, Z-TEL TECHNOLOGIES, INC. has caused this Certificate of Designations, Preferences and Relative Rights, Qualifications, Limitations and Restrictions to be signed this 13th day of July 2000.

                                        Z-TEL TECHNOLOGIES, INC.


                                        By: /s/ D. Gregory Smith
                                            ------------------------------------
                                        Name: D. Gregory Smith
                                        Title: President and CEO

(    STATE OF DELAWARE    )
(    SECRETARY OF STATE   )
( DIVISION OF CORPORATIONS)
(FILED 10:00 AM 11/13/2000)
(   001568151 - 2873445   )

                            Z-TEL TECHNOLOGIES, INC.

                  CERTIFICATE OF DESIGNATION OF 8% CONVERTIBLE
              PREFERRED STOCK, SERIES E, SETTING FORTH THE POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND
                 RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

          Pursuant to Section 151 of the Delaware General Corporation Law, Z-Tel Technologies, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY
CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the "Charter"), the Board of Directors of the Corporation on October 17, 2000 duly adopted the following resolution creating a series of Preferred Stock designated as 8% Convertible Preferred Stock, Series E, and such resolution has not been modified and is in full force and effect on the date hereof:

          RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Charter, a series of the class of authorized Preferred Stock, par value $0.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1. Designation and Number; Ranking

          (a) The shares of such series shall be designated as Series E Convertible Preferred Stock (the "Series E Preferred"). The number of authorized shares of the Series E Preferred shall be 6,250,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then outstanding shares of Series E Preferred or shares of Series E Preferred to be issued pursuant to the Stock Purchase Agreement (as defined below).

          (b) The Series E Preferred shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank on a parity with the Series D Convertible Preferred Stock, par value of $0.01 per share of the Corporation and prior to all other classes and series of Junior Stock (as defined below) of the Corporation now or hereafter authorized including, without limitation, the Common Stock (as defined below).

          (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 11.

Section 2. Dividends and Distributions.

          (a) Series E Dividends. The holders of shares of Series E Preferred, in preference to the holders of shares of Common Stock and of any shares of other Junior

Stock of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative cash dividends at an annual rate per share of Series E Preferred equal to 8.00% of the Liquidation Preference with respect to such share per annum ("Series E Dividend Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in immediately available funds, on the last day of March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first quarterly dividend date to occur after the issue date of such shares; provided that the dividend payable on the first Quarterly Dividend Payment Date to occur after the original issue date shall be computed based on the number of days prior to such date that the Series E Preferred has been issued and outstanding; and provided further that, notwithstanding the foregoing (i) no dividends shall be paid or payable in cash with respect to any share of Series E Preferred until the earliest of the date (x) such share is redeemed in accordance with the terms of the Series E Preferred and (y) payment is made to the Series E Preferred pursuant to Section 7 and (ii) upon conversion of any share of Series E Preferred, accrued dividends shall be treated as contemplated by Section 8 or
Section 10.

          (b) Dividend Arrearage. If as of any Quarterly Dividend Payment Date there is a Dividend Arrearage (as hereinafter defined), an additional dividend (the "Additional Dividend") shall accrue on each share of the Series E Preferred for the period from such Quarterly Dividend Payment Date through the earlier of
(x) the date on which such Dividend Arrearage is paid in full and (y) the next succeeding Quarterly Dividend Payment Date, in an amount equal to the product of
(i) the Series E Dividend Rate and (ii) the amount of such Dividend Arrearage as of such Quarterly Dividend Payment Date. For purposes of this Section 2(b), "Dividend Arrearage" shall mean, with respect to each share of Series E Preferred, as of any Quarterly Dividend Payment Date, the excess, if any of (i) the sum of all dividends theretofore accrued on such share in accordance with
Section 2(a) (including those accrued as of and including such Quarterly Dividend Payment Date) plus all Additional Dividends, if any, theretofore accrued on such share in accordance with this Section 2(b) (including those accrued as of and including such Quarterly Dividend Payment Date), over (ii) all dividends actually paid with respect to such share on or before such Quarterly Dividend Payment Date.

          (c) Accrual of Dividends. Dividends payable pursuant to Section 2(a) shall begin to accrue and be cumulative from the Issue Date, and shall accrue on a daily basis, in each case whether or not declared. Dividends paid on the shares of Series E Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series E Preferred at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series E Preferred entitled to receive payment of a dividend declared thereon, which Record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not more than 60 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

          (d) Other Dividends. In addition to the dividends or distributions on the Series E Preferred described in Section 2(a), in the event that the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement, or other property or assets)) to holders of Common Stock, then the Board of Directors shall declare and the holder of each share of Series E Preferred shall be entitled to receive a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series E Preferred is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series E Preferred at the same time such dividend or distribution is made to holders of Common Stock.

Section 3. Voting Rights.

          In addition to any voting rights provided by law, the holders of shares of Series E Preferred shall have the following voting rights:

          (a) So long as the Series E Preferred is outstanding, each share of Series E Preferred shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series E Preferred shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted such share of Series E Preferred into Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

          (b) Protective Provisions. Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 50% of the outstanding shares of Series E Preferred, voting separately as a single class, shall be necessary to:

               (i) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes of Senior Stock, Parity Stock, the Series E Preferred or Junior Stock, if in the case of Junior Stock, such Stock has a mandatory or optional redemption date and such dates could be earlier than the Mandatory Redemption Date or the Optional Redemption Date;

               (ii) authorize, adopt or approve an amendment to the Charter that would increase or decrease the par value of the shares of Series E Preferred, or alter or change the powers, preferences or special rights of the shares of Series E Preferred or the shares of any class of Parity Stock or Senior Stock;

               (iii) amend or alter the Charter so as to affect the shares of Series E Preferred adversely, including by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Corporation, by reclassifying any capital stock into Senior Stock or Parity Stock or by amending the terms of any class of Parity Stock or Senior Stock or amending the terms covering redemption of any Junior Stock;

               (iv) authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of Senior Stock or Parity Stock;

               (v) effect any sale or merger of a Material Subsidiary or effect a sale of assets of the Corporation in any transaction or series of transactions having an aggregate fair market value of more than $50 million during any 365 day period;

               (vi) incur any indebtedness for borrowed money other than indebtedness under receivable financing arrangements not to exceed $50 million in the aggregate total if, after giving effect to the incurrence of such indebtedness, the indebtedness for borrowed money of the Corporation exceeds the Permissible Amount;

               (vii) take any action which would have the effect of reducing stockholders equity as defined by GAAP by more than 10% during any 365 day period;

               (viii) issue shares of Common Stock or securities convertible into Common Stock (other than issuances for cash or issuances pursuant to a stock option plan approved by the Board of Directors of the Corporation) if such issuance would increase, during any 365 day period, the number of shares of Common Stock outstanding on a fully-diluted basis by more than 20%;

               (ix) effect any Change of Control of the Corporation in connection with which a vote of shareholders of the Corporation is required; or

               (x) effect the voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Corporation, or the consolidation or merger of the Corporation with or into any other Person (except a wholly-owned subsidiary of the Corporation), or the sale or other distribution to another Person of all or substantially all of the assets of the Corporation in each case not constituting a Change of Control in connection with which a vote of shareholders of the Corporation is required; provided, however, that no separate vote of the holders of the Series E Preferred as a class shall be required under this clause (x) in the case of a recapitalization, reorganization, consolidation or merger of the Corporation if:

                    (A) the resulting or surviving corporation will have after such recapitalization, reorganization, consolidation or merger no Senior Stock or Parity Stock either authorized or outstanding (except such Senior Stock or Parity Stock of the Corporation as may have been authorized or outstanding immediately preceding such consolidation or merger, or such stock of the resulting or surviving corporation (having the same powers, preferences and special rights of any such Senior Stock or Parity Stock) as may be issued in exchange therefor),

                    (B) each holder of shares of Series E Preferred immediately preceding such recapitalization, reorganization, consolidation or merger will receive in exchange therefor the same number of shares of stock, with the same preferences, rights and powers, of the resulting or surviving corporation, and

                    (C) after such recapitalization, reorganization, consolidation or merger the resulting or surviving corporation shall not be in breach of any of the terms hereof.

          (c) Exercise of Voting Rights. The foregoing right of holders of shares of Series E Preferred to take any action as provided in Section 3(b) may be exercised at any annual meeting of stockholders or at a special meeting of holders of shares of Series E Preferred held for such purpose or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

                    In connection with the exercise of such right (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the President of the Corporation may call, and upon the written request of holders of record of at least 5% of the outstanding shares of Series E Preferred, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of Series E Preferred. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.

               (i) At each meeting of stockholders at which the holders of shares of Series E Preferred shall have the right, voting separately as a single class, to take any action, the presence in person or by proxy of the holders of record of one third of the total number of shares of Series E Preferred then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum of such holders. At any such meeting or at any adjournment thereof:

                    (A) the absence of a quorum of the holders of shares of Series E Preferred shall not prevent the election of directors, and the absence of a quorum of the holders of shares of any other class of series of capital stock shall not prevent the taking of any action as provided in this Section 3; and

                    (B) in the absence of a quorum of the holders of shares of Series E Preferred, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series E Preferred from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

          For taking of any action by the holders of shares of Series E Preferred, voting separately as a class, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided, however, that shares of Series E Preferred held by the Corporation or any Affiliate of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this Section 3.

Section 4. Certain Restrictions.

          (a) No Dividends. Whenever quarterly dividends payable on shares of Series E Preferred as provided in Section 2 are not paid in full in cash, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series E Preferred shall have been paid in full in cash or declared and set apart in cash for payment, or whenever the Corporation shall not have converted or exchanged shares of Series E Preferred at a time required by Section 8 or 10, at such time and thereafter until all conversion and exchange obligations provided in Section 8 or 10 that have come due shall have been satisfied the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except (i) dividends or distributions paid ratably on the Series E Preferred and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series E Preferred and such Parity Stock are then entitled and (ii) dividends paid on the Series D Convertible Preferred Stock pursuant to the Certificate of Designation of the Series D Convertible Preferred Stock dated July 13, 2000 so long as dividends on the Series E Preferred are not payable at that time.

          (b) No Redemption. Whenever dividends payable on shares of Series E Preferred as provided in Section 2(a) are not paid in full in cash, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series E Preferred shall have been paid in full in cash or declared and set apart in cash for payment, or whenever the Corporation shall not have converted or exchanged shares of Series E Preferred at a time required by Section 8 or 10, at such time and there-after until all conversion and exchange obligations provided in Section 8 or 10 that have come due shall have been satisfied, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however, that (A) the Corporation may accept shares of any Senior Stock, Parity Stock or Junior Stock for conversion into Junior Stock and (B) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation contained in such Parity Stock, pro rata with the Series E Preferred in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, convert, exchange or otherwise acquire shares of Series E Preferred and shares of such Parity Stock.

          (c) Subsidiary Action. The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 4(b), purchase such shares at such time and in such manner; provided that this provision shall not prohibit sales of shares of capital stock by the Corporation to any third party.

Section 5. Redemption.

          (a) Optional Redemption. Except as otherwise set forth in this Section 5, the Corporation shall not have any right to redeem any shares of Series E Preferred prior to the third anniversary of the Issue Date. On and after the third anniversary of the Issue Date, or in connection with any Change in Control, the Corporation shall have the right, at its sole option and election, to redeem the shares of Series E Preferred, in whole but not in part, on not less than 30 days notice of the date of redemption (any such date an "Optional Redemption Date") at a price per share (the "Optional Redemption Price") equal to the applicable percentage set forth below of the sum of the (i) Liquidation Preference per share and (ii) any accrued and unpaid dividends thereon (including Additional Dividends), whether or not declared or payable, to the applicable Optional Redemption Date, in immediately available funds.

   IF REDEEMED ON OR AFTER THE           AND REDEEMED BEFORE THE
ANNIVERSARY OF THE ORIGINAL ISSUE   ANNIVERSARY OF THE ORIGINAL ISSUE
        DATE OCCURRING IN                   DATE OCCURRING IN           APPLICABLE PERCENTAGE
---------------------------------   ---------------------------------   ---------------------
              2003                                2004                           105%
              2004                                2005                           104%
              2005                                2006                           103%
              2006                                2007                           102%
              2007                                2008                           101%

          (b) Mandatory Redemption. To the extent permitted by law, the Corporation shall redeem, on the eighth anniversary of the Original Issue Date (or, if such day is not a Business Day, on the first Business Day thereafter) (the "Mandatory Redemption Date"), all remaining shares of Series E Preferred then outstanding, for an amount equal to the Liquidation Preference for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon (including Additional Dividends) to the Mandatory Redemption Date (the "Mandatory Redemption Price"), in immediately available funds. Prior to authorizing or making such redemption with respect to the Series E Preferred, the Corporation, by resolution of the Board of Directors shall, to the extent of funds legally available therefor, declare a dividend on the Series E Preferred payable on the Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the Series E Preferred as of such date (including Additional Dividends) and, if the Corporation does not have sufficient legally available funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends (including Additional Dividends) shall be added to the Mandatory Redemption Price. After paying any accrued and unpaid dividends pursuant to the foregoing sentence, if the funds of the Corporation legally available for redemption of shares of the Series E Preferred then required to be redeemed are insufficient to redeem the total number of such shares then outstanding, those funds which are legally available shall be used to redeem the maximum possible number of shares of the Series E Preferred, which shares to be redeemed shall be allocated pro rata among the holders of the Series E Preferred based on the number of shares of Series E Preferred held by such holders. At any time and from time to time thereafter, when additional funds of the Corporation are legally available to discharge its obligation to redeem all of the outstanding shares of Series E Preferred required to be redeemed pursuant to this Section (the "Mandatory Redemption Obligation"), such funds shall be immediately used to discharge such Mandatory Redemption Obligation until the balance of such shares have been redeemed. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, dividends on any remaining outstanding shares of Series E Preferred shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence.

          (c) Change of Control. If, on or prior to the third anniversary of the Issue Date, (i) a Change of Control occurs, a holder of Series E Preferred may require the Corporation to redeem the holder's shares of Series E Preferred, in whole but not in part (the "Holder's Put Right") or (ii) the corporation wishes to effect a Change of Control in connection with which a vote of the shareholders is required and the holders of a majority of the shares of Series E Preferred notify the Corporation that they intend to exercise their right under
Section 3(b)(ix) to vote against a proposed transaction that would result in a Change of Control, the Corporation may require the holders of Series E Preferred to surrender all but not less than all their shares of Series E Preferred for redemption (the "Company Call Right"), in either case at a price per share (the "Control Redemption Price") equal to 125% of the sum of the (a) Liquidation Preference plus (B) an amount per share equal to all accrued and unpaid dividends thereon (including Additional Dividends), whether or not declared or payable, in immediately available funds. (The Control Redemption Price, Optional Redemption Price and Mandatory Redemption Price are sometimes referred to as the "Applicable Redemption Price," which Price in all cases, includes full cumulative dividends accrued and unpaid (including Additional Dividends) on the shares of Series E Preferred being redeemed. The Control Redemption Date (as defined below). Optional Redemption Date, and Mandatory Redemption Date are sometimes referred to as the "Applicable Redemption Date".)

          (d) Notice.

               (i) The Corporation will provide notice to holders of record of the Series E Preferred (x) of any redemption pursuant to Section 5(a) or 5(b) not less than 30 nor more than 60 days prior to the date fixed for such redemption (a "Redemption Notice") and (y) of any Change of Control within 30 days of such Change of Control, provided that in the case of a Change of Control requiring a shareholder vote, the Corporation shall provide such notice at least 30 days prior to the date fixed for the meeting of holders of Series E Preferred called to vote on that proposed transaction (a "Change of Control Notice"). Any Notice provided pursuant to this Section 8(d) shall be provided by first-class mail postage prepaid, to each holder of record of the Series E Preferred, at such holder's address as it appears on the stock transfer books of the Corporation.

               (ii) Each Redemption Notice shall state, as appropriate, (x) the Applicable Redemption Date; (y) the number of shares of Series E Preferred to be redeemed and, if fewer than all the shares held by any holder are to be redeemed, the number of such shares to be redeemed from such holder; and (z) the Optional Redemption Price or Mandatory Redemption Price.

               (iii) Each Change of Control Notice shall stale that: (v) the Corporation proposes to effect a Change of Control in connection with which a vote of shareholders is required and the holders of the Series E Preferred have the right to approve such transaction; (w) if holders of 50% or more of the outstanding shares of Series E Preferred notify the Corporation that they will not approve such transaction within 20 days of the receipt of the Change of Control Notice, the Corporation may redeem all but not less than all the shares of Series E Preferred; (x) if a Change of Control occurs, each holder has the right to require the Company to redeem its shares of Series E Preferred and any shares of Series E Preferred not tendered for redemption will remain outstanding and continue to accrue dividends (including Additional Dividends); (y) the Control Redemption Price; and (z) the date on which the Corporation must redeem the shares upon exercise of the Holder's Put Right or the Company Call Right, whichever is applicable (in either case, the "Control Redemption Date"), which shall be not later than 30 days from the date the Change of Control Notice is mailed. Within 20 days of receipt of the Change of Control Notice notifying that the Corporation proposes to effect a Change of Control in connection with which a shareholder vote is required, each holder of Series E Preferred shall notify the Corporation as to whether it will vote to approve or vote against such transaction. If it states it will approve such transaction, then that holder of Series E Preferred agrees to vote in favor of the transaction.

                    (iv) In addition, each Redemption Notice and Change of Control Notice shall state, as appropriate, (v) the place or places where certificates for such shares are to be surrendered for redemption; (w) the amount of full cumulative dividends per share of Series E Preferred to be redeemed (including Additional Dividends) up to but excluding the Applicable Redemption Date, and that dividends on shares of Series E Preferred to be redeemed will cease to accrue on such Redemption Date unless the Corporation shall default in payment of the Applicable Redemption Price; (x) the name and location of any bank or trust company with which the Corporation will deposit redemption funds pursuant to subsection (f) below; (y) the then-effective Conversion Price; and (z) that the right of holders to convert shares of Series E Preferred to be redeemed will terminate at the close of business on the Business Day next preceding the date fixed for redemption (unless the Corporation shall default in the payment of the Applicable Redemption Price).

Any Notice that is mailed pursuant to clause (i) shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series E Preferred receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series E Preferred.

               (e) Mechanics of Redemption. Upon surrender in accordance with any notice referred to in subsection (d) above of the certificate for any shares redeemed pursuant to Section 8(a), (b) or (c) (duly endorsed or accompanied by appropriate instruments of transfer if so required by the Corporation), the holders of record of such shares shall be entitled to receive the Applicable Redemption Price, without interest, up to but excluding such Redemption Date out of funds legally available therefor. If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the holder thereof.

               (f) Redemption Funds. On the date of any redemption being made pursuant to this Section, the Corporation shall, and at any time after mailing the

Redemption Notice or Change of Control Notice and before the Applicable Redemption Date the Corporation may, deposit for the benefit of the holders of shares of Series E Preferred to be redeemed the funds necessary for such redemption with a bank or trust company having a capital and surplus of at least $1 billion, with instructions to such bank or trust company to pay the full redemption as provided herein to the holders of shares of Series E Preferred upon surrender of certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the Applicable Redemption Date shall revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series E Preferred so redeemed shall look only to the Corporation for the payment of the full redemption amounts, as provided herein.

               (g) Rights After Redemption. Notice of redemption having been given as provided in Section 8(d), upon the deposit pursuant to subsection (f) of the full redemption amounts as provided herein in respect of all shares of Series E Preferred then to be redeemed, notwithstanding that any certificates for such shares shall not have been surrendered in accordance with subsection
(e), from and after the Applicable Redemption Date: (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the right to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of such shares of Series E Preferred shall cease and terminate, excepting only the right to receive the full redemption amounts as provided herein without interest thereon. If the funds deposited are not sufficient for redemption of the shares of the Series E Preferred that were to be redeemed, then no certificates evidencing such shares shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of shares of Series E Preferred shall continue to be those of holders of shares of the Series E Preferred.

Section 6. Reacquired Shares.

               Any shares of Series E Preferred converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series E Preferred shall upon their cancellation become authorized but unissued shares of preferred stock, par value $.01 per share, of the Corporation and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another series of preferred stock, par value $.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth therein, but in any event may not be reissued as shares of Series E Preferred unless all shares of the Series E Preferred issued on the Issue Date shall have already been redeemed, converted or exchanged.

Section 7. Liquidation, Dissolution or Winding Up.

          (a) Effect of Liquidation. If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due (any such event, a "Voluntary Liquidation Event"), or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made:

               (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series E Preferred, subject to Section 8, shall have received the greater of (A) (1) if a Voluntary Liquidation Event shall have occurred, the Optional Redemption Price with respect to each share (or if such event is a Change of Control, the amount payable under Section 5(c) with respect to such share) and (2) if a Voluntary Liquidation Event shall not have occurred, the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share and (B) the amount per share (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) for each outstanding share of Series E Preferred as if the holders had converted such shares into shares of Common Stock immediately prior to the liquidation, dissolution or winding up, or

               (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series E Preferred and all other Parity Stock in proportion to the total amounts to which the holders of all shares of the Series E Preferred and other Parity Stock are entitled upon such liquidation, dissolution or winding up;

provided that any distributions referred to in clauses (i) and (ii) shall also include all amounts payable to the holders of shares of Series E Preferred under this Section 7 or Section 5(c) as a result of a Change in Control.

Nothing in this section shall affect the rights of holders of shares of Series E Preferred under Section 3 with respect to a Voluntary Liquidation Event.

          (b) Voluntary Liquidation. For purposes of this Section 7, the holders of a majority of the outstanding shares of the Series E Preferred may elect to have treated as a Voluntary Liquidation Event the consolidation or merger of the Corporation with or into any other corporation or the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or any other reorganization or business combination of the Corporation or a Change of Control.

Section 8. Voluntary Conversion.

          (a) Conversion Right. Any holder of Series E Preferred shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 8, any or all of such holder's shares of Series E Preferred into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 8(f), to the product of the number of shares of Series E Preferred being so converted multiplied by the quotient of (i) the sum of the Liquidation Preference and all dividends accrued and unpaid (including Additional Dividends) on the Series E Preferred so converted to the date of conversion divided by (ii) the Conversion Price (as defined below) then in effect, except that with respect to any shares which shall be called for exchange or redemption, such right shall terminate at the close of business on the date of exchange or redemption for such shares, unless in any such case the Corporation shall default in performance or payment due upon exchange or redemption thereof. The Conversion Price shall be $12.00, subject to adjustment as set forth in Section 8(c). Such conversion right shall be exercised by the surrender of the shares to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such Shares and, subject to Section 8(j), specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 8(j). All shares of Series E Preferred surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series E Preferred shall be issued in lieu thereof.

          (b) Mechanics of Conversion. As promptly as practicable after the surrender, as herein provided, of any shares of Series E Preferred for conversion pursuant to Section 8(a), the Corporation shall deliver to or upon the written order of the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series E Preferred have been converted in accordance with the provisions of this Section 8. Subject to the following provisions of this paragraph and of Section 8(c), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series E Preferred shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such shares of Series E Preferred shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

          (c) Adjustment of Conversion Price. The Conversion Price (and the price at which a share of Common Stock is valued pursuant to Section 10) shall be subject to adjustment as follows:

               (i) In case the Corporation shall at any time or from time to time after the Issue Date (A) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series E Preferred in the manner provided in Section 2(d)) on the outstanding shares of Common Stock in capital stock (which, for purposes of this Section 8(c) shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares, (D) issue any shares of its capital stock in a reclassification of the Common Stock or (E) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series E Preferred in the manner provided in Section 2(d)) on the outstanding shares of Common Stock in securities of the Corporation pursuant to a shareholder rights plan, "poison pill" or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series E Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series E Preferred been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 8(c)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

               (ii) In case the Corporation shall at any time or from time to time after the Issue Date issue shares of Common Stock (or securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) for a consideration per share less than either the Conversion Price or the Current Market Price per share of Common Stock then in effect at the record date or issuance date, as the case may be (the "Date"), referred to in the following sentence (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued or to be issued upon the conversion, exchange or exercise of such convertible or exchangeable securities or options, warrants or other rights (plus the aggregate amount of any additional consideration initially payable upon such conversion, exchange or exercise of such security) would purchase at the greater of the Conversion Price or Current Market Price per share of Common Stock on the Date, as the case may be.

Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall, in each case, become effective, in each case, retroactively to a date immediately following the close of business (1) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (2) in all other cases, on the date ("issuance date") of such issuance; provided that:

                    (A) the determination as to whether an adjustment is required to be made pursuant to this Section 8(d)(ii) shall be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights;

                    (B) if any convertible or exchangeable securities, options, warrants or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 8(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (1) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (2) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (3) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at this time; and

                    (C) no adjustment in the Conversion Price shall be made pursuant to this Section 8(d)(ii) as a result of any issuance of securities by the Corporation in respect of which an adjustment to the Conversion Price is made pursuant to Section 8(c)(i).

               (iii) In case the Corporation shall at any time or from time to time after the Issue Date distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (A) dividends or distributions paid or made to holders of shares of Series E Preferred in the manner provided in Section 2(d), and (B) dividends payable in shares of Common Stock for which adjustment is made under Section 8(c)(i)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in Section 8(c)(ii) or those in respect of which an adjustment in the Conversion Price is made pursuant to Section 8(c)(i) or (ii)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction
(x) the numerator of which shall be the Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Market Price of the Common Stock less the then Fair Market Value (as determined by the Board of Directors of the Corporation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

               (iv) In the case the Corporation, at any time or from time to time after the Issue Date, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of
Section 8(c)(i) through

Section 8(c)(iii), inclusive, or Section 8(g) (but not including any action described in any such Section) and the Board of Directors of the Corporation in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series E Preferred).

               (v) Notwithstanding anything herein to the contrary, no adjustment under this Section 8(c) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1 % of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series E Preferred pursuant hereto.

               (vi) Notwithstanding anything herein to the contrary, no adjustment under this Section 8(c)(ii) or (iii) shall be made upon (A) the grant of options to employees or directors of the Corporation permitted under benefit plans in existence on the Issue Date pursuant to the terms of such plans in effect on the Issue Date, (B) the issuance of any Common Stock upon conversion of the Series E Preferred in accordance with the terms of its Certificate of Designation, (C) the issuance of any Common Stock upon conversion of the Series D Preferred in accordance with the terms of its Certificate of Designation in effect on the Issue Date and (D) the issuance of any Common Stock upon conversion or exercise of any convertible securities outstanding on the Issue Date in accordance with terms of such security in effect on the Issue Date.

          (d) Effect of Setting Record Date. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

          (e) Certificate of Adjustment. Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series E Preferred at least five Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and specifying, to the extent feasible, (x) the method by which such adjustment was calculated and (y) the increased or decreased Conversion Price then in effect following such adjustment.

          (f) No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series E Preferred. If more than one share of Series E Preferred shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference (plus accrued and unpaid dividends, including any Additional Dividends) of the shares of Series E Preferred so surrendered. If the conversion of any share or shares of Series E Preferred results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

          (g) Transactions. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock) (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Series E Preferred at least 10 Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Series E Preferred then outstanding shall have the right after the Transaction to convert such share of Series E Preferred into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series E Preferred could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Series E Preferred upon conversion of the shares of Series E Preferred as provided above. The provisions of this Section 8(h) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

          (h) Notice. In case at any time or from time to time:

               (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock;

               (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

               (iii) there shall be any reclassification of the Common Stock, or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

               (iv) there shall be any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to each holder of shares of Series E Preferred at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

          (i) Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series E Preferred pursuant to Section 8(a) or 10(a), such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series E Preferred, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series E Preferred.

          (j) Issuance of Certificates. The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series E Preferred pursuant to
Section 8(a) or 10(a) shall be made without charge to the converting holder of shares of Series E Preferred for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series E Preferred converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series E Preferred converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

Section 9. Certain Remedies.

          Any registered holder of Series E Preferred shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any stale thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

Section 10. Conversion at the Option of the Corporation.

          (a) Time of Conversion. At any time after the third anniversary of the Issue Date, if for 20 consecutive Trading Days beginning on or after such anniversary, the Market Price of the Common Stock at the end of each such Trading Day during such period exceeds 250% of the Conversion Price in effect on each such Trading Day, then on the 20th Business Day following such 20-day period (the "Optional Conversion Date"), the Corporation shall have the right to cause all, but not less then all, of the outstanding shares of Series E Preferred to be converted automatically into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 8(g), to the product of the number of shares of Series E Preferred being so converted multiplied by the quotient of (i) the Liquidation Preference (plus accrued and unpaid dividends, including any Additional Dividends) divided by (ii) the Conversion Price in effect on the Optional Conversion Date.

          (b) Officer's Certificate. The Corporation will provide notice to holders of record of Series E Preferred of its election to cause all the Series E Preferred to be converted pursuant to Section 10(a) on the Optional Conversion Date. The Corporation shall deliver such notice at least ten Business Days prior to the Optional Conversion Date, by first-class mail postage prepaid, to each holder of record of the Series E Preferred, at such holder's address as it appears on the stock transfer books of the Corporation. Such notice shall include an officer's certificate attesting to the satisfaction of the condition precedent to optional conversion, stating the Conversion Price and the number of fully paid and non-assessable shares of Common Stock into which such shares of Series E Preferred will be converted in accordance with Section 8 and this
Section 10.

          (c) The Corporation shall deposit for the benefit of the holders of shares of Series E Preferred the share certificates representing the shares of Common Stock deliverable upon conversion of the shares of Series E Preferred with a bank or trust company having a capital and surplus of at least $1 billion, with instructions to such bank or trust company to deliver the certificates to the holders of shares of Series E Preferred upon surrender of the certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any certificates so deposited by the Corporation and unclaimed at the end of two years from the Optional Redemption Date shall revert to the Corporation and the bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series E Preferred so converted shall look only to the Corporation for the certificate representing the Common Stock issued upon the conversion, as provided herein.

          (d) Effect of Conversion. Notice of conversion having been given as provided in Section 10(b), upon the deposit pursuant to subsection (c) of the certificates representing the shares of Common Stock issuable upon conversion of the shares of Series E Preferred, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Optional Conversion Date (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of shares of Series E Preferred to be converted shall cease and terminate, excepting only the right to receive the shares of Common Stock and Dividends. If the Corporation shall default in the execution and delivery of the shares of Common Stock, then no certificates evidencing such shares shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of Series E Preferred shall continue to be those of holders of shares of the Series E Preferred.

Section 11. Definitions.

          For the purposes of this Certificate of Designation of Series E Preferred, the following terms shall have the meanings indicated:

          "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; provided that for purposes of this Certificate, the Purchaser shall not be considered an Affiliate of the Corporation.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the Slate of Delaware are authorized or required by law or executive order to close.

          A "Change of Control" of the Corporation shall mean such times as:

               (i) Any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of outstanding shares of stock of the Corporation entitling such Person or Persons to exercise 50% or more of the total votes (excluding the Series E Preferred) entitled to be cast at a regular or special meeting, or by action by written consent, of shareholders of the Corporation (the term "beneficial owner" shall be determined in accordance with Rule 13d-3, promulgated by the Commission under the Exchange Act);

               (ii) A majority of the Board of Directors of the Corporation shall consist of Persons other than Continuing Directors. The term "Continuing Director" shall mean any member of the Board of Directors on the Closing Date (as defined in the Stock Purchase Agreement) and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors;

               (iii) The shareholders of the Corporation shall have approved a recapitalization, reorganization, merger, consolidation or similar transaction, in each case with respect to which all or substantially all the Persons who were the respective beneficial owners, directly or indirectly, of the outstanding shares of capital stock of the Corporation immediately prior to such recapitalization, reorganization, merger, consolidation or similar transaction, will own less than 50% of the combined voting power of the then outstanding shares of capital stock of the Corporation resulting from such recapitalization, reorganization, merger, consolidation or similar transaction; provided that any such recapitalization shall not be considered a Change of Control if the holders of Series E Preferred have the right to participate on at least a pari passu basis;

               (iv) The shareholders of the Corporation shall have approved of the sale or other disposition of all or substantially all the assets of the Corporation in one transaction or in a series of related transactions;

               (v) Any transaction occurs (other than one described in (iii) above or (vi) below), the result of which is that the Common Stock is not required to be registered under Section 12 of the Exchange Act and that the holders of Common Stock do not receive common stock of the Person surviving such transaction which is required to be registered under Section 12 of the Exchange Act; or

               (vi) Immediately after any merger, consolidation, recapitalization or similar transaction, D. Gregory Smith or a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall be the beneficial owners, directly or indirectly, of outstanding shares of capital stock of the Corporation (or any Person surviving such transaction) entitling them collectively to exercise 50% or more of the total voting power of shares of capital stock of the Corporation (or the surviving Person in such transaction) and in connection with or as a result of such transaction, the Corporation (or such surviving Person) shall have incurred or issued additional indebtedness such that the total indebtedness so incurred or issued equals at least 50% of the consideration payable in such transaction; provided that any such transactions shall not be considered a Change of Control if the holders of Series E Preferred have the right to participate on at least a pari passu basis.

          "Common Stock" shall mean the common stock, par value $.01 per share, and each other class of capital stock of the Corporation into which such stock is reclassified or reconstituted.

          "Consolidated EBITDA" shall mean for any period, the Consolidated Net Income for such period, plus, to the extent deducted in determining such Consolidated Net Income (i) Consolidated Interest Expense; (ii) depreciation;
(iii) depletion; (iv) amortization; (v) all federal, state, local and foreign income taxes; and (vi) all other non-cash expenses, minus, to the extent added in determining such Consolidated Net Income, any non-cash income or non-cash gains, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" shall mean for any period, the net interest expense of the Corporation and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" shall mean for any period, the net income of the Corporation and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non-recurring gains or losses or gains or losses from asset sales; (b) effects of discontinued operations; (c) the income (or loss) of any Person in which any other Person (other than the Corporation or any of the Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Corporation or any of its Subsidiaries by such Person during such period; and (d) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Corporation or is merged into or consolidated with the Corporation or any of its Subsidiaries or the date such Person's assets are acquired by the Corporation or any of its Subsidiaries.

          "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 20 days, ending on such date, which are Trading Days, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

          "Fair Market Value" shall mean the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction (assuming that the Common Stock is valued "as if fully distributed" so that, among other things, there is no consideration given for minority investment discounts or discounts related to illiquidity or restrictions on transferability).

          "GAAP" shall mean the generally accepted United States accounting principles in effect from time to time.

          "Issue Date" shall mean the original date of issuance of shares of Series E Preferred to the holders pursuant to the Stock Purchase Agreement.

          "Junior Stock" shall mean any capital stock of the corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred including, without limitation, the Common Stock.

          "Liquidation Preference" with respect to a share of Series E Preferred shall mean $12.00.

          "Market Price" shall mean, per share of Common Stock on any date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by NASDAQ and reported by any member firm of the NYSE, selected by the Corporation. If neither (a), (b) or (c) is applicable, Market Price shall mean the Fair Market Value per share determined in good faith by the Board of Directors of the Corporation which shall be deemed to be Fair Market Value unless holders of at least 15% of the outstanding shares of Series E Preferred request that the Corporation obtain an opinion of a nationally recognized investment banking firm chosen by such holders and the Corporation (at the Corporation's expense), in which event Fair Market Value shall be as determined by such investment banking firm.

          "Material Subsidiary" shall mean the subsidiaries of the Corporation set forth on the Schedule attached hereto and any other Subsidiary that would constitute a Significant Subsidiary (as defined in Article I of Regulation S-X promulgated under the Securities Act of 1933, as amended).

          "NASDAQ" shall mean the National Market System of the NASDAQ Stock Market.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Parity Stock" shall mean any capital stock of the corporation, including the Series D Preferred, ranking on a par (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preferred.

          "Permissible Amount" shall mean:

               (i) if the Consolidated EBITDA for the immediately preceding four fiscal quarters is $25 million or less, $100 million; or

               (ii) if the Consolidated EBITDA for the immediately preceding four fiscal quarters is greater than $25 million, an amount equal to the Consolidated EBITDA for the immediately preceding four fiscal quarters multiplied by 4.

          "Per Share Equity Value" of a share of Common Stock shall mean the quotient obtained by dividing (a) the "as if fully distributed value" (so that, among other things, there is no consideration given for any minority investment discounts or discounts related to illiquidity or restrictions on transferability) of all the Corporation's outstanding shares of Common Stock (on a fully diluted basis), by (b) the number of outstanding shares of Common Stock on a fully diluted basis.

          "Person" shall mean any individual, firm, corporation, partnership, limited liability company trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall any successor (by merger) of such entity.

          "Senior Stock" shall mean any capital stock of the Corporation ranking senior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred.

          "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated October 19, 2000 between the Corporation, The 1818 Fund III, L.P. and the other persons listed therein, as the same may be amended from time to time.

          "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Trading Days" shall mean a day on which the national securities exchanges are open for trading.

Section 12. Modification or Amendment.

          Except as specifically set forth herein, modifications or amendments to this Certificate of Designation may be made by the Corporation with the consent of the holders of at least 50% of the outstanding shares of Series E Preferred.

          IN WITNESS WHEREOF, Z-Tel Technologies, Inc. has caused this Certificate to be duly executed in its corporate name on this 10th day of November, 2000.

                                        Z-TEL TECHNOLOGIES, INC.


                                        By: /s/ D. Gregory Smith
                                            ------------------------------------
                                            Name: D. Gregory Smith
                                            Title: CEO

                                                     (    STATE OF DELAWARE    )
                                                     (    SECRETARY OF STATE   )
                                                     ( DIVISION OF CORPORATIONS)
                                                     (FILED 04:30 PM 02/22/2001)
                                                     (   010089969 - 2873445   )

                           CERTIFICATE OF DESIGNATIONS

                                       of

                  SERIES F JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                            Z-TEL TECHNOLOGIES, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

     Z-Tel Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law on February 19, 2001.

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Corporation's Restated Certificate of Incorporation (the "Certificate of Incorporation") the Board of Directors hereby creates anew series of Preferred Stock, par value $0.001 per share (the "Junior Preferred Stock"), of the Corporation and hereby states the designation and number of shares of each such series, and fixes the relative rights, preferences, and limitations of each such series as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series F Junior Participating Preferred Stock" (the "Junior Preferred Stock") and the number of shares constituting the Junior Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.

     Section 2. Dividends and Distributions.

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of the Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend

     Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Junior Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein, or as otherwise provided by law, holders of Junior Preferred Stock shall have no voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 5. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 6. Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
     Section 1, purchase or otherwise acquire such shares at such time and in such manner.

     Section 7. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 8. No Redemption. The shares of Junior Preferred Stock shall not be redeemable.

     Section 9. Rank. The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

     Section 10. Amendment. The Certificate of Incorporation shall not be amended in any manner which would alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Junior Preferred Stock.

     Section 11. Fractional Shares. The Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Junior Preferred Stock.

     IN WTTNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary this __th day of February, 2001.


                                        /s/ D. Gregory Smith
                                        ----------------------------------------
                                        Chairman of the Board

Attest:


/s/ Mark H. Johnson
-------------------------------------
Secretary

(    STATE OF DELAWARE    )
(    SECRETARY OF STATE   )
( DIVISION OF CORPORATIONS)
(FILED 03:30 PM 06/04/2001)
(   010267117 - 2873445   )

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            Z-TEL TECHNOLOGIES, INC.

     The undersigned Chief Executive Officer and President of Z-Tel Technologies, Inc., a corporation existing under the laws of the State of Delaware (the "Corporation), does hereby certify as follows:

     FIRST: That this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed on October 21, 1998 (the "Amended Certificate"), hereby further amends the Amended Certificate, by adding a new
ARTICLE X, as follows:

                                    ARTICLE X

                               STOCKHOLDER ACTION

     Any action required or permitted to be taken at any annual or special meeting of stockholders of this corporation may be taken only upon the vote of such stockholders at an annual or special meeting thereof duly called in accordance with the terms of the by-laws of this corporation, and may not be taken by written consent of such stockholders.

     SECOND: That this Certificate of Amendment was proposed by the board of directors and duly adopted by the stockholders of the corporation in the manner and by the vote prescribed by Sections 14l(d) and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by me and are true and correct.

Date: June 4, 2001

ATTEST:                                 Z-TEL TECHNOLOGIES, INC.


/s/ Jeffrey H. Kupor                    /s/ D. Gregory Smith
-------------------------------------   ----------------------------------------
Jeffrey H. Kupor                        D. Gregory Smith
Secretary                               Chief Executive Officer and President

                                                     (    STATE OF DELAWARE    )
                                                     (    SECRETARY OF STATE   )
                                                     ( DIVISION OF CORPORATIONS)
                                                     (FILED 09:00 AM 07/02/2001)
                                                     (   010319698 - 2873445   )

                            Z-TEL TECHNOLOGIES, INC.

              AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF 8%
            CONVERTIBLE PREFERRED STOCK, SERIES E, SETTING FORTH THE POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS
               AND RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

          Pursuant to Section 242 of the Delaware General Corporation Law, Z-Tel Technologies, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY
CERTIFY:

          FIRST: That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the "Charter"), the Board of Directors of the Corporation on October 17, 2000 duly adopted resolutions creating a series of Preferred Stock designated as 8% Convertible Preferred Stock, Series E.

          SECOND: Resolutions, setting forth a proposed Amended and Restated Certificate of Designation of Series E Convertible Preferred Stock (the "Amended Certificate"), declaring the Amended Certificate to be advisable and directing that this Amended Certificate be considered by the stockholders of the Corporation entitled to vote thereon, were duly adopted by unanimous written consent of the Board of Directors of the Corporation.

          THIRD: Thereafter, the Amended Certificate was approved at a special meeting, duly called and convened in accordance with Section 222 of the General Corporation Law of the State of Delaware on June 29, 2001, by vote in respect thereof of the requisite percentage of the stockholders of the Corporation entitled to vote thereon.

          FOURTH: The Amended Certificate was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

          FIFTH: The Amended Certificate would amend and restate the Corporation's Certificate of Designation of Series E Convertible Preferred Stock in its entirety and replace it with the following:

Section 1. Designation and Number; Ranking.

          (a) The shares of such series shall be designated as Series E Convertible Preferred Stock (the "Series E Preferred"). The number of authorized shares of the Series E Preferred shall be 6,250,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then outstanding shares of Series E Preferred or shares of Series E Preferred to be issued pursuant to the Stock Purchase Agreement (as defined below).

          (b) The Series E Preferred shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank on a parity with the Series D Convertible Preferred Stock, par value of $0.01 per share of the Corporation and prior to all other classes and series of Junior Stock (as defined below) of the Corporation now or hereafter authorized including, without limitation, the Common Stock (as defined below).

          (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 11.

Section 2. Dividends and Distributions.

          (a) Series E Dividends. The holders of shares of Series E Preferred, in preference to the holders of shares of Common Stock and of any shares of other Junior Stock of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefore, cumulative cash dividends at an annual rate per share of Series E Preferred equal to 8.00% of the Liquidation Preference with respect to such share per annum ("Series E Dividend Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in immediately available funds, on the last day of March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first quarterly dividend date to occur after the issue date of such shares; provided that the dividend payable on the first Quarterly Dividend Payment Date to occur after the original issue date shall be computed based on the number of days prior to such date that the Series E Preferred has been issued and outstanding; and provided further that, notwithstanding the foregoing (i) no dividends shall be paid or payable in cash with respect to any share of Series E Preferred until the earliest of the date (x) such share is redeemed in accordance with the terms of the Series E Preferred and (y) payment is made to the Series E Preferred pursuant to Section 7 and (ii) upon conversion of any share of Series E Preferred, accrued dividends shall be treated as contemplated by Section 8 or
Section 10.

          (b) Dividend Arrearage. If as of any Quarterly Dividend Payment Date there is a Dividend Arrearage (as hereinafter defined), an additional dividend (the "Additional Dividend") shall accrue on each share of the Series E Preferred for the period from such Quarterly Dividend Payment Date through the earlier of
(x) the date on which such Dividend Arrearage is paid in full and (y) the next succeeding Quarterly Dividend Payment Date, in an amount equal to the product of
(i) the Series E Dividend Rate and (ii) the amount of such Dividend Arrearage as of such Quarterly Dividend Payment Date. For purposes of this Section 2(b), "Dividend Arrearage" shall mean, with respect to each share of Series E Preferred, as of any Quarterly Dividend Payment Date, the excess, if any of (i) the sum of all dividends theretofore accrued on such share in accordance with
Section 2(a) (including those accrued as of and including such Quarterly Dividend Payment Date) plus all Additional Dividends, if any, theretofore accrued on such share in accordance with this Section 2(b) (including those accrued as of and including such

Quarterly Dividend Payment Date), over (ii) all dividends actually paid with respect to such share on or before such Quarterly Dividend Payment Date.

          (c) Accrual of Dividends. Dividends payable pursuant to Section 2(a) shall begin to accrue and be cumulative from the Issue Date, and shall accrue on a daily basis, in each case whether or not declared. Dividends paid on the shares of Series E Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series E Preferred at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series E Preferred entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not more than 60 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

          (d) Other Dividends. In addition to the dividends or distributions on the Series E Preferred described in Section 2(a), in the event that the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement, or other property or assets)) to holders of Common Stock, then the Board of Directors shall declare and the holder of each share of Series E Preferred shall be entitled to receive a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series E Preferred is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series E Preferred at the same time such dividend or distribution is made to holders of Common Stock.

Section 3. Voting Rights.

          In addition to any voting rights provided by law, the holders of shares of Series E Preferred shall have the following voting rights:

          (a) So long as the Series E Preferred is outstanding, each share of Series E Preferred shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series E Preferred shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted such share of Series E Preferred into Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

          (b) Protective Provisions. Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 50% of the outstanding shares of Series E Preferred, voting separately as a single class, shall be necessary to:

               (i) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes of Senior Stock, Parity Stock, the Series E Preferred or Junior Stock, if in the case of Junior Stock, such Stock has a mandatory or optional redemption date and such dates could be earlier than the Mandatory Redemption Date or the Optional Redemption Date;

               (ii) authorize, adopt or approve an amendment to the Charter that would increase or decrease the par value of the shares of Series E Preferred, or alter or change the powers, preferences or special rights of the shares of Series E Preferred or the shares of any class of Parity Stock or Senior Stock;

               (iii) amend or alter the Charter so as to affect the shares of Series E Preferred adversely, including by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Corporation, by reclassifying any capital stock into Senior Stock or Parity Stock or by amending the terms of any class of Parity Stock or Senior Stock or amending the terms covering redemption of any Junior Stock;

               (iv) authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of Senior Stock or Parity Stock;

               (v) effect any sale or merger of a Material Subsidiary or effect a sale of assets of the Corporation in any transaction or series of transactions having an aggregate fair market value of more than $50 million during any 365 day period;

               (vi) incur any indebtedness for borrowed money other than indebtedness under receivable financing arrangements not to exceed $50 million in the aggregate total if, after giving effect to the incurrence of such indebtedness, the indebtedness for borrowed money of the Corporation exceeds the Permissible Amount;

               (vii) take any action which would have the effect of reducing defined by GAAP by more than 10% during any 365 day period;

               (viii) issue shares of Common Stock or securities convertible into Common Stock (other than issuances for cash or issuances pursuant to a stock option plan approved by the Board of Directors of the Corporation) if such issuance would increase, during any 365 day period, the number of shares of Common Stock outstanding on a fully-diluted basis by more than 20%;

               (ix) effect any Change of Control of the Corporation in connection with which a vote of shareholders of the Corporation is required; or

               (x) effect the voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Corporation, or the consolidation or merger of the Corporation with or into any other Person (except a wholly-owned subsidiary of the Corporation), or the sale or other distribution to another Person of all or substantially all of the assets of the Corporation in each case not constituting a Change of Control in connection with which a vote of shareholders of the Corporation is required; provided, however, that no separate vote of the holders of the Series E Preferred as a class shall be required under this clause (x) in the case of a recapitalization, reorganization, consolidation or merger of the Corporation if:

                    (A) the resulting or surviving corporation will have after such recapitalization, reorganization, consolidation or merger no Senior Stock or Parity Stock either authorized or outstanding (except such Senior Stock or Parity Stock of the Corporation as may have been authorized or outstanding immediately preceding such consolidation or merger, or such stock of the resulting or surviving corporation (having the same powers, preferences and special rights of any such Senior Stock or Parity Stock) as may be issued in exchange therefor),

                    (B) each holder of shares of Series E Preferred immediately preceding such recapitalization, reorganization, consolidation or merger will receive in exchange therefor the same number of shares of stock, with the same preferences, rights and powers, of the resulting or surviving corporation, and

                    (C) after such recapitalization, reorganization, consolidation or merger the resulting or surviving corporation shall not be in breach of any of the terms hereof.

          (c) Exercise of Voting Rights. The foregoing right of holders of shares of Series E Preferred to take any action as provided in Section 3(b) may be exercised at any annual meeting of stockholders or at a special meeting of holders of shares of Series E Preferred held for such purpose or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

          In connection with the exercise of such right (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the President of the Corporation may call, and upon the written request of holders of record of at least 5% of the outstanding shares of Series E Preferred, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of Series E Preferred. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.

               (i) At each meeting of stockholders at which the holders of shares of Series E Preferred shall have the right, voting separately as a single class, to take any action, the presence in person or by proxy of the holders of record of one third of the total number of shares of Series E Preferred then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum of such holders. At any such meeting or at any adjournment thereof:

                    (A) the absence of a quorum of the holders of shares of Series E Preferred shall not prevent the election of directors, and the absence of a quorum of the holders of shares of any other class of series of capital stock shall not prevent the taking of any action as provided in this Section 3; and

                    (B) in the absence of a quorum of the holders of shares of Series E Preferred, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Series E Preferred from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

          For taking of any action by the holders of shares of Series E Preferred, voting separately as a class, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be Fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided, however, that shares of Series E Preferred held by the Corporation or any Affiliate of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this Section 3.

Section 4. Certain Restrictions.

          (a) No Dividends. Whenever quarterly dividends payable on shares of Series E Preferred as provided in Section 2 are not paid in full in cash, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series E Preferred shall have been paid in full in cash or declared and set apart in cash for payment, or whenever the Corporation shall not have converted or exchanged shares of Series E Preferred at a time required by Section 8 or 10, at such time and thereafter until all conversion and exchange obligations provided in Section 8 or 10 that have come due shall have been satisfied the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except (i) dividends or distributions paid ratably on the Series E Preferred and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series E Preferred and such Parity Stock are then entitled and (ii) dividends paid on the Series D Convertible Preferred Stock pursuant to the Certificate of Designation of the Series D Convertible Preferred Stock dated July 13, 2000 so long as dividends on the Series E Preferred are not payable at that time.

          (b) No Redemption. Whenever dividends payable on shares of Series E Preferred as provided in Section 2(a) are not paid in full in cash, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series E Preferred shall have been paid in full in cash or declared and set apart in cash for payment, or whenever the Corporation shall not have converted or exchanged shares of Series E Preferred at a time required by Section 8 or 10, at such time and thereafter until all conversion and exchange obligations provided in Section 8 or 10 that have come due shall have been satisfied, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however, that (A) the Corporation may accept shares of any Senior Stock, Parity Stock or Junior Stock for conversion into Junior Stock and (B) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation contained in such Parity Stock, pro rata with the Series E Preferred in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, convert, exchange or otherwise acquire shares of Series E Preferred and shares of such Parity Stock.

          (c) Subsidiary Action. The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 4(b), purchase such shares at such time and in such manner; provided that this provision shall not prohibit sales of shares of capita] stock by the Corporation to any third party.

Section 5. Redemption.

          (a) Optional Redemption. Except as otherwise set forth in this Section 5, the Corporation shall not have any right to redeem any shares of Series E Preferred prior to the fifth anniversary of the Effective Date. On and after the fifth anniversary of the Effective Date, or during a Change of Control Window, the Corporation shall have the right, at its sole option and election, to redeem the shares of Series E Preferred, in whole but not in part, on not less than 30 days notice of the date of redemption (any such date an "Optional Redemption Date") at a price per share (the "Optional Redemption Price") equal to the applicable percentage set forth below of the sum of the (i) Liquidation Preference per share and (ii) any accrued and unpaid dividends thereon (including Additional Dividends), whether or not declared or payable, to the applicable Optional Redemption Date, in immediately available funds.

 IF REDEEMED ON OR AFTER THE        AND REDEEMED BEFORE THE
ANNIVERSARY OF THE EFFECTIVE   ANNIVERSARY OF THE EFFECTIVE DATE
      DATE OCCURRING IN                   OCCURRING IN             APPLICABLE PERCENTAGE
----------------------------   ---------------------------------   ---------------------
            2006                              2007                          102%
            2007                        October 19, 2008                    101%

          (b) Mandatory Redemption. To the extent permitted by law, the Corporation shall redeem, on the eighth anniversary of the Original Issue Date (or, if such day is not a Business Day, on the first Business Day thereafter) (the "Mandatory Redemption Date"), all remaining shares of Series E Preferred then outstanding, for an amount equal to the Liquidation Preference for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon (including Additional Dividends) to the Mandatory Redemption Date (the "Mandatory Redemption Price"), in immediately available funds. Prior to authorizing or making such redemption with respect to the Series E Preferred, the Corporation, by resolution of the Board of Directors shall, to the extent of funds legally available therefor, declare a dividend on the Series E Preferred payable on the Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the Series E Preferred as of such date (including Additional Dividends) and, if the Corporation does not have sufficient legally available funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends (including Additional Dividends) shall be added to the Mandatory Redemption Price. After paying any accrued and unpaid dividends pursuant to the foregoing sentence, if the funds of the Corporation legally available for redemption of shares of the Series E Preferred then required to be redeemed are insufficient to redeem the total number of such shares then outstanding, those funds which are legally available shall be used to redeem the maximum possible number of shares of the Series E Preferred, which shares to be redeemed shall be allocated pro rata among the holders of the Series E Preferred based on the number of shares of Series E Preferred held by such holders. At any time and from time to time thereafter, when additional funds of the Corporation are legally available to discharge its obligation to redeem all of the outstanding shares of Series E Preferred required to be redeemed pursuant to this Section (the "Mandatory Redemption Obligation"), such funds shall be immediately used to discharge such Mandatory Redemption Obligation until the balance of such shares have been redeemed. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, dividends on any remaining outstanding shares of Series E Preferred shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence.

          (c) Change of Control. If, on or prior to the fifth anniversary of the Effective Date, (i) a Change of Control occurs, a holder of Series E Preferred may require the Corporation to redeem the holder's shares of Series E Preferred, in whole but not in part (the "Holder's Put Right") or (ii) the corporation wishes to effect a Change of Control in connection with which a vote of the shareholders is required and the holders of a majority of the shares of Series E Preferred notify the Corporation that they intend to exercise their right under
Section 3(b)(ix) to vote against a proposed transaction that would result in a Change of Control, the Corporation may require the holders of Series E Preferred to surrender all but not less than all their shares of Series E Preferred for redemption (the "Company Call Right"), in either case at a price per share (the "Control Redemption Price") equal to 125% of the sum of (A) the Liquidation Preference plus (B) an amount per share equal to all accrued and unpaid dividends thereon (including Additional Dividends), whether or not declared or payable, in immediately available funds. (The Control Redemption Price, Optional Redemption Price and Mandatory Redemption Price are sometimes referred to as the "Applicable Redemption Price," which Price in all cases, includes full cumulative dividends accrued and unpaid (including Additional Dividends) on the shares of Series E Preferred being redeemed. The Control Redemption Date (as defined below), Optional Redemption Date, and Mandatory Redemption Date are sometimes referred to as the "Applicable Redemption Date.")

          (d) Notice.

               (i) The Corporation will provide notice to holders of record of the Series E Preferred (x) of any redemption pursuant to Section 5(a) or 5(b) not less than 30 nor more than 60 days prior to the date fixed for such redemption (a "Redemption Notice") and (y) of any Change of Control within 30 days of such Change of Control, provided that in the case of a Change of Control requiring a shareholder vote, the Corporation shall provide such notice at least 30 days prior to the date fixed for the meeting of holders of Series E Preferred called to vote on that proposed transaction (a "Change of Control Notice"). Any Notice provided pursuant to this Section 8(d) shall be provided by first-class mail postage prepaid, to each holder of record of the Series E Preferred, at such holder's address as it appears on the stock transfer books of the Corporation.

               (ii) Each Redemption Notice shall state, as appropriate, (x) the Applicable Redemption Date; (y) the number of shares of Series E Preferred to be redeemed and, if fewer than all the shares held by any holder are to be redeemed, the number of such shares to be redeemed from such holder; and (z) the Optional Redemption Price or Mandatory Redemption Price.

               (iii) Each Change of Control Notice shall state that: (v) the Corporation proposes to effect a Change of Control in connection with which a vote of shareholders is required and the holders of the Series E Preferred have the right to approve such transaction; (w) if holders of 50% or more of the outstanding shares of Series E Preferred notify the Corporation that they will not approve such transaction within 20 days of the receipt of the Change of Control Notice, the Corporation may redeem all but not less than all the shares of Series E Preferred; (x) if a Change of Control occurs, each holder has the right to require the Company to redeem its shares of Series E Preferred and any shares of Series E Preferred not tendered for redemption will remain outstanding and continue to accrue dividends (including Additional Dividends); (y) the Control Redemption Price; and (z) the date on which the Corporation must redeem the shares upon exercise of the Holder's Put Right or the Company Call Right, whichever is applicable (in either case, the "Control Redemption Date"), which shall be not later than

30 days from the date the Change of Control Notice is mailed. Within 20 days of receipt of the Change of Control Notice notifying that the Corporation proposes to effect a Change of Control in connection with which a shareholder vote is required, each holder of Series E Preferred shall notify the Corporation as to whether it will vote to approve or vote against such transaction. If it states it will approve such transaction, then that holder of Series E Preferred agrees to vote in favor of the transaction.

               (iv) In addition, each Redemption Notice and Change of Control Notice shall state, as appropriate, (v) the place or places where certificates for such shares are to be surrendered for redemption; (w) the amount of full cumulative dividends per share of Series E Preferred to be redeemed (including Additional Dividends) up to but excluding the Applicable Redemption Date, and that dividends on shares of Series E Preferred to be redeemed will cease to accrue on such Redemption Date unless the Corporation shall default in payment of the Applicable Redemption Price; (x) the name and location of any bank or trust company with which the Corporation will deposit redemption funds pursuant to subsection (f) below; (y) the then-effective Conversion Price; and (z) that the right of holders to convert shares of Series E Preferred to be redeemed will terminate at the close of business on the Business Day next preceding the date fixed for redemption (unless the Corporation shall default in the payment of the Applicable Redemption Price).

Any Notice that is mailed pursuant to clause (i) shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series E Preferred receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series E Preferred.

          (e) Mechanics of Redemption. Upon surrender in accordance with any notice referred to in subsection (d) above of the certificate for any shares redeemed pursuant to Section 8(a), (b) or (c) (duly endorsed or accompanied by appropriate instruments of transfer if so required by the Corporation), the holders of record of such shares shall be entitled to receive the Applicable Redemption Price, without interest, up to but excluding such Redemption Date out of funds legally available therefor, If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the holder thereof.

          (f) Redemption Funds. On the date of any redemption being made pursuant to this Section, the Corporation shall, and at any time after mailing the Redemption Notice or Change of Control Notice and before the Applicable Redemption Date the Corporation may, deposit for the benefit of the holders of shares of Series E Preferred to be redeemed the funds necessary for such redemption with a bank or trust company having a capital and surplus of at least $1 billion, with instructions to such bank or trust company to pay the full redemption as provided herein to the holders of shares of Series E Preferred upon surrender of certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the Applicable Redemption Date shall revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series E Preferred so redeemed shall look only to the Corporation for the payment of the full redemption amounts, as provided herein.

          (g) Rights After Redemption. Notice of redemption having been given as provided in Section 8(d), upon the deposit pursuant to subsection (f) of the full redemption amounts as provided herein in respect of all shares of Series E Preferred then to be redeemed, notwithstanding that any certificates for such shares shall not have been surrendered in accordance with subsection (e), from and after the Applicable Redemption Date: (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the right to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of such shares of Series E Preferred shall cease and terminate, excepting only the right to receive the full redemption amounts as provided herein without interest thereon. If the funds deposited are not sufficient for redemption of the shares of the Series E Preferred that were to be redeemed, then no certificates evidencing such shares shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of shares of Series E Preferred shall continue to be those of holders of shares of the Series E Preferred.

Section 6. Reacquired Shares.

          Any shares of Series E Preferred converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series E Preferred shall upon their cancellation become authorized but unissued shares of preferred stock, par value $.01 per share, of the Corporation and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another series of preferred stock, par value $.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth therein, but in any event may not be reissued as shares of Series E Preferred unless all shares of the Series E Preferred issued on the Issue Date shall have already been redeemed, converted or exchanged.

Section 7. Liquidation, Dissolution or Winding Up.

          (a) Effect of Liquidation. If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due (any such event, a "Voluntary Liquidation Event"), or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made:

               (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series E Preferred, subject to Section 8, shall have received the greater of (A) (1) if a Voluntary Liquidation Event shall have occurred, the Optional Redemption Price with respect to each share (or if such event is a Change of Control, the amount payable under Section 5(c) with respect to such share) and (2) if a Voluntary Liquidation Event shall not have occurred, the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share and (B) the amount per share (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) for each outstanding share of Series E Preferred as if the holders had converted such shares into shares of Common Stock immediately prior to the liquidation, dissolution or winding up, or

               (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series E Preferred and all other Parity Stock in proportion to the total amounts to which the holders of all shares of the Series E Preferred and other Parity Stock are entitled upon such liquidation, dissolution or winding up;

provided that any distributions referred to in clauses (i) and (ii) shall also include all amounts payable to the holders of shares of Series E Preferred under this Section 7 or Section 5(c) as a result of a Change in Control.

Nothing in this section shall affect the rights of holders of shares of Series E Preferred under Section 3 with respect to a Voluntary Liquidation Event.

          (b) Voluntary Liquidation. For purposes of this Section 7, the holders of a majority of the outstanding shares of the Series E Preferred may elect to have treated as a Voluntary Liquidation Event the consolidation or merger of the Corporation with or into any other corporation or the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or any other reorganization or business combination of the Corporation or a Change of Control.

Section 8. Voluntary Conversion.

          (a) Conversion Right. Any holder of Series E Preferred shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 8, any or all of such holder's shares of Series E Preferred into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 8(f), to the product of the number of shares of Series E Preferred being so converted multiplied by the quotient of (i) the sum of the Liquidation Preference and (x) in the event of a conversion during a Change of Control Window, an amount equal to the Additional Amount, or (y) in the event of a conversion other than during a Change of Control Window, all dividends accrued and unpaid (including Additional Dividends) on the Series E Preferred so converted to the date of conversion divided by (ii) the Conversion Price (as defined below) then in effect, except that with respect to any shares which shall be called for exchange or redemption, such right shall terminate at the close of business on the date of exchange or redemption for such shares, unless in any such case the Corporation shall default in performance or payment due upon exchange or redemption thereof. The Conversion Price shall be $12.00, subject to adjustment as set forth in Section 8(c). Such conversion right shall be exercised by the surrender of the shares to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such Shares and, subject to Section 8(j) specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 8(j). All shares of Series E Preferred surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series E Preferred shall be issued in lieu thereof.

          (b) Mechanics of Conversion. As promptly as practicable after the surrender, as herein provided, of any shares of Series E Preferred for conversion pursuant to Section 8(a), the Corporation shall deliver to or upon the written order of the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series E Preferred have been converted in accordance with the provisions of this Section 8. Subject to the following provisions of this paragraph and of Section 8(c), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series E Preferred shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such shares of Series E Preferred shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

          (c) Adjustment of Conversion Price. The Conversion Price (and the price at which a share of Common Stock is valued pursuant to Section 10) shall be subject to adjustment as follows:

               (i) In case the Corporation shall at any time or from time to time after the Issue Date (A) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series E Preferred in the manner provided in Section 2(d)) on the outstanding shares of Common Stock in capital stock (which, for purposes of this Section 8(c) shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares, (D) issue any shares of its capital stock in a reclassification of the Common Stock or (E) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series E Preferred in the manner provided in Section 2(d)) on the outstanding shares of Common Stock in securities of the Corporation pursuant to a shareholder rights plan, "poison pill" or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series E Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series E Preferred been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 8(c)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

               (ii) In case the Corporation shall at any time or from time to time after the Issue Date issue shares of Common Stock (or securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) for a consideration per share less than either the Conversion Price or the Current Market Price per share of Common Stock then in effect at the record date or issuance date, as the case may be (the "Date"), referred to in the following sentence (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued or to be issued upon the conversion, exchange or exercise of such convertible or exchangeable securities or options, warrants or other rights (plus the aggregate amount of any additional consideration initially payable upon such conversion, exchange or exercise of such security) would purchase at the greater of the Conversion Price or Current Market Price per share of Common Stock on the Date, as the case may be.

Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall, in each case, become effective, in each case, retroactively to a date immediately following the close of business (1) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (2) in all other cases, on the date ("issuance date") of such issuance; provided that:

                    (A) the determination as to whether an adjustment is required to be made pursuant to this Section 8(d)(ii) shall be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights;

                    (B) if any convertible or exchangeable securities, options, warrants or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 8(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (1) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (2) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (3) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at this time; and

                    (C) no adjustment in the Conversion Price shall be made pursuant to this Section 8(d)(ii) as a result of any issuance of securities by the Corporation in respect of which an adjustment to the Conversion Price is made pursuant to Section 8(c)(i).

               (iii) In case the Corporation shall at any time or from time to time after the Issue Date distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (A) dividends or distributions paid or made to holders of shares of Series E Preferred in the manner provided in Section 2(d), and (B) dividends payable in shares of Common Stock for which adjustment is made under Section 8(c)(i)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in Section 8(c)(ii) or those in respect of which an adjustment in the Conversion Price is made pursuant to Section 8(c)(i) or (ii)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction
(x) the numerator of which shall be the Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Market Price of the Common Stock less the then Fair Market Value (as determined by the Board of Directors of the Corporation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

               (iv) In the case the Corporation, at any time or from time to time after the Issue Date, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of
Section 8(c)(i) through Section 8(c)(iii), inclusive, or Section 8(g) (but not including any action described in any such Section) and the Board of Directors of the Corporation in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series E Preferred).

               (v) Notwithstanding anything herein to the contrary, no adjustment under this Section 8(c) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series E Preferred pursuant hereto.

               (vi) Notwithstanding anything herein to the contrary, no adjustment under this Section 8(C)(ii) or (iii) shall be made upon (A) the grant of options to employees or directors of the Corporation permitted under benefit plans in existence on the Issue Date pursuant to the terms of such plans in effect on the Issue Date, (B) the issuance of any Common Stock upon conversion of the Series E Preferred in accordance with the terms of its Certificate of Designation, (C) the issuance of any Common Stock upon conversion of the Series D Preferred in accordance with the terms of its Certificate of Designation in effect on the Issue Date and (D) the issuance of any Common Stock upon conversion or exercise of any convertible securities outstanding on the Issue Date in accordance with terms of such security in effect on the Issue Date.

          (d) Effect of Setting Record Date. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

          (e) Certificate of Adjustment. Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series E Preferred at least five Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and specifying, to the extent feasible, (x) the method by which such adjustment was calculated and (y) the increased or decreased Conversion Price then in effect following such adjustment.

          (f) No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series E Preferred. If more than one share of Series E Preferred shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference (plus accrued and unpaid dividends, including any Additional Dividends) of the shares of Series E Preferred so surrendered. If the conversion of any share or shares of Series E Preferred results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

          (g) Transactions. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corporation with or into another Person

(other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock) (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Series E Preferred at least 10 Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Series E Preferred then outstanding shall have the right after the Transaction to convert such share of Series E Preferred into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series E Preferred could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Series E Preferred upon conversion of the shares of Series E Preferred as provided above. The provisions of this Section 8(h) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

          (h) Notice. In case at any time or from time to time:

               (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock;

               (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

               (iii) there shall be any reclassification of the Common Stock, or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

               (iv) there shall be any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to each holder of shares of Series E Preferred at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such rectification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

          (i) Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series E Preferred pursuant to Section 8(a) or l0(a), such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series E Preferred, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series E Preferred.

          (j) Issuance of Certificates. The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series E Preferred pursuant to
Section 8(a) or 10(a) shall be made without charge to the converting holder of shares of Series E Preferred for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series E Preferred converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series E Preferred converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

Section 9. Certain Remedies.

          Any registered holder of Series E Preferred shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

Section 10. Conversion at the Option of the Corporation.

          (a) Time of Conversion. At any time after the fifth anniversary of the Effective Date, if for 20 consecutive Trading Days beginning on or after such anniversary, the Market Price of the Common Stock at the end of each such Trading Day during such period exceeds 250% of the Conversion Price in effect on each such Trading Day, then on the 20th Business Day following such 20-day period (the "Optional Conversion Date"), the Corporation shall have the right to cause all, but not less then all, of the outstanding shares of Series E Preferred to be converted automatically into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 8(g), to the product of the number of shares of Series E Preferred being so converted multiplied by the quotient of (i) the Liquidation Preference (plus accrued and unpaid dividends, including any Additional Dividends) divided by (ii) the Conversion Price in effect on the Optional Conversion Date.

          (b) Officer's Certificate. The Corporation will provide notice to holders of record of Series E Preferred of its election to cause all the Series E Preferred to be converted pursuant to Section 10(a) on the Optional Conversion Date. The Corporation shall deliver such notice at least ten Business Days prior to the Optional Conversion Date, by first-class mail postage prepaid, to each holder of record of the Series E Preferred, at such holder's address as it appears on the stock transfer books of the Corporation. Such notice shall include an officer's certificate attesting to the satisfaction of the condition precedent to optional conversion, stating the Conversion Price and the number of fully paid and non-assessable shares of Common Stock into which such shares of Series E Preferred will be converted in accordance with Section 8 and this
Section 10.

          (c) The Corporation shall deposit for the benefit of the holders of shares of Series E Preferred the share certificates representing the shares of Common Stock deliverable upon conversion of the shares of Series E Preferred with a bank or trust company having a capital and surplus of at least $1 billion, with instructions to such bank or trust company to deliver the certificates to the holders of shares of Series E Preferred upon surrender of the certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any certificates so deposited by the Corporation and unclaimed at the end of two years from the Optional Redemption Date shall revert to the Corporation and the bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series E Preferred so converted shall look only to the Corporation for the certificate representing the Common Stock issued upon the conversion, as provided herein.

          (d) Effect of Conversion. Notice of conversion having been given as provided in Section 10(b), upon the deposit pursuant to subsection (c) of the certificates representing the shares of Common Stock issuable upon conversion of the shares of Series E Preferred, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Optional Conversion Date (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of shares of Series E Preferred to be converted shall cease and terminate, excepting only the right to receive the shares of Common Stock and Dividends. If the Corporation shall default in the execution and delivery of the shares of Common Stock, then no certificates evidencing such shares shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of Series E Preferred shall continue to be those of holders of shares of the Series E Preferred.

Section 11. Definitions.

          For the purposes of this Certificate of Designation, the following terms shall have the meanings indicated:

          "Additional Amount" means an amount equal to the amount of dividends to accrue on a share of Series E Preferred pursuant to Section 2(a) hereof from the date of issuance of such share to and including the fifth anniversary of the Effective Date, assuming that on each Quarterly Dividend Payment Date such dividends to be paid on such date were added to the Liquidation Preference on such Quarterly Dividend Payment Date for purposes of Section 2(a).

          "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; provided that for purposes of this Certificate, the Purchaser shall not be considered an Affiliate of the Corporation.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or required by law or executive order to close.

          A "Change of Control" of the Corporation shall mean such times as:

               (i) Any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of outstanding shares of stock of the Corporation entitling such Person or Persons to exercise 50% or more of the total votes (excluding the Series E Preferred) entitled to be cast at a regular or special meeting, or by action by written consent, of shareholders of the Corporation (the term "beneficial owner" shall be determined in accordance with Rule 13d-3, promulgated by the Commission under the Exchange Act);

               (ii) A majority of the Board of Directors of the Corporation shall consist of Persons other than Continuing Directors. The term "Continuing Director" shall mean any member of the Board of Directors on the Closing Date (as defined in the Stock Purchase Agreement) and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors;

               (iii) The shareholders of the Corporation shall have approved a recapitalization, reorganization, merger, consolidation or similar transaction, in each case with respect to which all or substantially all the Persons who were the respective beneficial owners, directly or indirectly, of the outstanding shares of capital stock of the Corporation immediately prior to such recapitalization, reorganization, merger, consolidation or similar transaction, will own less than 50% of the combined voting power of the then outstanding shares of capital stock of the Corporation resulting from such recapitalization, reorganization, merger, consolidation or similar transaction; provided that any such recapitalization shall not be considered a Change of Control if the holders of Series E Preferred have the right to participate on at least a pari passu basis;

               (iv) The shareholders of the Corporation shall have approved of the sale or other disposition of all or substantially all the assets of the Corporation in one transaction or in a series of related transactions;

               (v) Any transaction occurs (other than one described in (iii) above or (vi) below), the result of which is that the Common Stock is not required to be registered under Section 12 of the Exchange Act and that the holders of Common Stock do not receive common stock of the Person surviving such transaction which is required to be registered under Section 12 of the Exchange Act; or

               (vi) Immediately after any merger, consolidation, recapitalization or similar transaction, D. Gregory Smith or a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall be the beneficial owners, directly or indirectly, of outstanding shares of capital stock of the Corporation (or any Person surviving such transaction) entitling them collectively to exercise 50% or more of the total voting power of shares of capital stock of the Corporation (or the surviving Person in such transaction) and in connection with or as a result of such transaction, the Corporation (or such surviving Person) shall have incurred or issued additional indebtedness such that the total indebtedness so incurred or issued equals at least 50% of the consideration payable in such transaction; provided that any such transactions shall not be considered a Change of Control if the holders of Series E Preferred have the right to participate on at least a pari passu basis.

          "Change of Control Window" shall mean, as to any Change of Control, the period beginning on the earlier of (x) the date such Change of Control occurs and (y) the first date as of which the Corporation has given written notice of such Change of Control to each registered holder of Series G Preferred, and ending on the date 180 days after the later to occur of (i) the date such Change of Control occurs and (ii) the first date as of which the Corporation has given written notice of such Change of Control to each registered holder of Series G Preferred.

          "Common Stock" shall mean the common stock, par value $.01 per share, and each other class of capital stock of the Corporation into which such stock is reclassified or reconstituted.

          "Consolidated EBITDA" shall mean for any period, the Consolidated Net Income for such period, plus, to the extent deducted in determining such Consolidated Net Income (i) Consolidated Interest Expense; (ii) depreciation;
(iii) depletion; (iv) amortization; (v) all federal, state, local and foreign income taxes; and (vi) all other non-cash expenses, minus, to the extent added in determining such Consolidated Net Income, any non-cash income or non-cash gains, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" shall mean for any period, the net interest expense of the Corporation and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" shall mean for any period, the net income of the Corporation and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non-recurring gains or losses or gains or losses from asset sales; (b) effects of discontinued operations; (c) the income (or loss) of any Person in which any other Person (other than the Corporation or any of the Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Corporation or any of its Subsidiaries by such Person during such period; and (d) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Corporation or is merged into or consolidated with the Corporation or any of its Subsidiaries or the date such Person's assets are acquired by the Corporation or any of its Subsidiaries.

          "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 20 days, ending on such date, which are Trading Days, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

          "Effective Date" shall mean July 2, 2001.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

          "Fair Market Value" shall mean the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction (assuming that the Common Stock is valued "as if fully distributed" so that, among other things, there is no consideration given for minority investment discounts or discounts related to illiquidity or restrictions on transferability).

          "GAAP" shall mean the generally accepted United States accounting principles in effect from time to time.

          "Issue Date" shall mean the original data of issuance of shares of Series E Preferred to the holders pursuant to the Stock Purchase Agreement.

          "Junior Stock" shall mean any capital stock of the corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred including, without limitation, the Common Stock.

          "Liquidation Preference" with respect to a share of Series E Preferred shall mean $12.00.

          "Market Price" shall mean, per share of Common Stock on any date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by NASDAQ and reported by any member firm of the NYSE, selected by the Corporation. If neither (a), (b) or (c) is applicable, Market Price shall mean the Fair Market Value per share determined in good faith by the Board of Directors of the Corporation which shall be deemed to be Fair Market Value unless holders of at least 15% of the outstanding shares of Series E Preferred request that the Corporation obtain an opinion of a nationally recognized investment banking firm chosen by such holders and the Corporation (at the Corporation's expense), in which event Fair Market Value shall be as determined by such investment banking firm.

          "Material Subsidiary" shall mean the subsidiaries of the Corporation set forth on the Schedule attached hereto and any other Subsidiary that would constitute a Significant Subsidiary (as defined in Article 1 of Regulation S-X promulgated under the Securities Act of 1933, as amended).

          "NASDAQ" shall mean the National Market System of the NASDAQ Stock Market.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Parity Stock" shall mean any capital stock of the corporation, including the Series D Preferred, ranking on a par (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preferred.

          "Permissible Amount" shall mean:

               (i) if the Consolidated EBITDA for the immediately preceding four fiscal quarters is $25 million or less, $100 million; or

               (ii) if the Consolidated EBITDA for the immediately preceding four fiscal quarters is greater than $25 million, an amount equal to the Consolidated EBITDA for the immediately preceding four fiscal quarters multiplied by 4.

          "Per Share Equity Value" of a share of Common Stock shall mean the quotient obtained by dividing (a) the "as if fully distributed value" (so that, among other things, there is no consideration given for any minority investment discounts or discounts related to illiquidity or restrictions on transferability) of all the Corporation's outstanding shares of Common Stock (on a fully diluted basis), by
(b) the number of outstanding shares of Common Stock on a fully diluted basis.

          "Person" shall mean any individual, firm, corporation, partnership, limited liability company trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall any successor (by merger) of such entity.

          "Senior Stock" shall mean any capital stock of the Corporation ranking senior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred.

          "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated October 19, 2000 between the Corporation, The 1818 Fund III, L.P. and the other persons listed therein, as the same may be amended from time to time.

          "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Trading Days" shall mean a day on which the national securities exchanges are open for trading.

Section 12. Modification or Amendment.

          Except as specifically set forth herein, modifications or amendments to this Certificate of Designation may be made by the Corporation with the consent of the holders of at least 50% of the outstanding shares of Series E Preferred.

          IN WITNESS WHEREOF, Z-Tel Technologies, Inc. has caused this Certificate of Designation to be duly executed in its corporate name on this 2nd day of July, 2001.

                                        Z-TEL TECHNOLOGIES, INC.


                                        By: /s/ D. Gregory Smith
                                            ------------------------------------
                                            Name: D. Gregory Smith
                                            Title: CEO

                                                     (    STATE OF DELAWARE    )
                                                     (    SECRETARY OF STATE   )
                                                     ( DIVISION OF CORPORATIONS)
                                                     (FILED 09:01 AM 07/02/2001)
                                                     (   010319736 - 2873445   )

                            Z-TEL TECHNOLOGIES, INC.

                        CERTIFICATE OF DESIGNATION OF 12%
                     JUNIOR REDEEMABLE CONVERTIBLE PREFERRED
                   STOCK, SERIES G, SETTING FORTH THE POWERS,
                PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS
               AND RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

          Pursuant to Section 151 of the Delaware General Corporation Law, Z-Tel Technologies, Inc., a Delaware corporation (the "Corporation'"). DOES HEREBY
CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the "Charter"), the Board of Directors of the Corporation on June 29, 2001 duly adopted the following resolution creating a series of Preferred Stock designated as 12% Junior Redeemable Convertible Preferred Stock, Series G, and such resolution has not been modified and is in full force and effect on the date hereof:

          RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Charter, a series of the class of authorized Preferred Stock, par value $0.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other Special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1. Designation and Number; Ranking

          (a) The shares of such series shall be designated as 12% Junior Redeemable Convertible Preferred Stock, Series G (the "Series G Preferred"). The number of authorized shares of the Series G Preferred shall be 175, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then outstanding shares of Series G Preferred or shares of Series G Preferred to be issued pursuant to the Investment Agreement.

          (b) The Series G Preferred shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank on a parity with the Parity Stock and prior to all classes and series of Junior Stock of the Corporation now or hereafter authorized.

          (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 11.

Section 2. Dividends and Distributions.

          (a) Series G Dividends. The holders of shares of Series G Preferred, in preference to the holders of shares of Common Stock and of any shares of other Junior Stock of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative cash dividends at an annual rate per share of Series G Preferred equal to 12.00% of the Liquidation Preference with respect to such share per annum ("Series G Dividend Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in immediately available funds, on the last day of March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first quarterly dividend date to occur after the issue date of such shares; provided that the dividend payable on the first Quarterly Dividend Payment Date to occur after the Issue Date of each share of Series G Preferred shall be computed based on the number of days prior to the date that such share has been issued and outstanding; and provided further that, notwithstanding the foregoing (i) no such dividends shall be paid or payable in cash with respect to any share of Series G Preferred until the earliest of the date (x) such share is redeemed in accordance with the terms of the Series G Preferred and (y) payment is made to the Series G Preferred pursuant to Section 7 and (ii) upon conversion of any share of Series G Preferred, accrued dividends shall be treated as contemplated by Section 8 or Section 10.

          (b) Dividend Arrearage. If as of any Quarterly Dividend Payment Date there is a Dividend Arrearage (as hereinafter defined), an additional dividend (the "Additional Dividend") shall accrue on each share of the Series G Preferred for the period from such Quarterly Dividend Payment Date through the earlier of
(x) the date on which such Dividend Arrearage is paid or converted pursuant to the terms hereof in full and (y) the next succeeding Quarterly Dividend Payment Date, in an amount equal to the product of (i) the Series G Dividend Rate and
(ii) the amount of such Dividend Arrearage as of such Quarterly Dividend Payment Date. For purposes of this Section 2(b), "Dividend Arrearage" shall mean, with respect to each share of Series G Preferred, as of any Quarterly Dividend Payment Date, the excess, if any of (i) the sum of all dividends theretofore accrued on such share in accordance with Section 2(a) (including those accrued as of and including such Quarterly Dividend Payment Date) plus all Additional Dividends, if any, theretofore accrued on such share in accordance with this
Section 2(b) (including those accrued as of and including such Quarterly Dividend Payment Date), over (ii) all dividends actually paid or converted (but only to the extent so paid or converted) pursuant to the terms hereof with respect to such share on or before such Quarterly Dividend Payment Date.

          (c) Accrual of Dividends. Dividends payable pursuant to Section 2(a) shall begin to accrue and be cumulative from the Issue Date, and shall accrue on a daily basis, in each case whether or not declared. Dividends paid on the shares of Series G Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series G Preferred at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series G Preferred entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not more than 60 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

          (d) Other Dividends. In addition to the dividends or distributions on the Series G Preferred described in Section 2(a), in the event that the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement, or other property or assets)) to holders of Common Stock, then the Board of Directors shall declare and the holder of each share of Series G Preferred shall be entitled to receive a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series G Preferred is convertible on the record date for such dividend or distribution (without regard to the Conversion Limit). Any such amount shall be paid to the holders of shares of Series G Preferred at the same time such dividend or distribution is made to holders of Common Stock.

Section 3. Voting Rights.

          Except for any voting rights provided by law, the holders of shares of Series G Preferred shall not be entitled to vote.

Section 4. Certain Restrictions.

          (a) No Dividends. Whenever quarterly dividends payable on shares of Series G Preferred as provided in Section 2 are not paid in full in cash (whether or not such payment is permitted by the terms hereof), at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series G Preferred shall have been paid in full in cash or declared and set apart in cash for payment, or whenever the Corporation shall not have converted or exchanged shares of Series G Preferred at a time required by Section 8 or 10, at such time and thereafter until all conversion and exchange obligations provided in Section 8 or 10 that have come due shall have been satisfied, the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock; or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except (i) dividends or distributions paid ratably on the Series G Preferred and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Series G Preferred and such Parity Stock are then entitled.

          (b) No Redemption. Whenever dividends payable on shares of Series G Preferred as provided in Section 2(a) are not paid in full in cash (whether or not such payment is permitted by the terms hereof), at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series G Preferred shall have been paid in full in cash or declared and set apart in cash for payment, or whenever the Corporation shall not have converted or exchanged shares of Series G Preferred at a time required by
Section 8 or 10, at such time and thereafter until all conversion and exchange obligations provided in Section 8 or 10 that have come due shall have been satisfied, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however, that (A) the Corporation may accept shares of any Parity Stock or Junior Stock for conversion into Junior Stock and (B) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation contained in such Parity Stock, pro rata with the Series G Preferred in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, convert, exchange or otherwise acquire shares of Series G Preferred and shares of such Parity Stock.

          (c) Subsidiary Action. The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 4(b), purchase such shares at such time and in such manner; provided that this provision shall not prohibit sales of shares of capital stock by the Corporation to any third party.

          (d) Prohibited Actions. The Corporation shall not (i) declare or pay dividends, or make any other distributions, on or with respect to any shares of Series G Preferred, (ii) redeem, purchase or otherwise acquire for consideration any shares of Series G Preferred, or (iii) make any distribution in respect of liquidation to the holders of Series G Preferred, in each case if and to the extent prohibited by the terms of any Senior Stock.

Section 5. Redemption.

          (a) Optional Redemption. Except as otherwise set forth in this Section 5, the Corporation shall not have any right to redeem any shares of Series G Preferred prior to the first anniversary of the Drawdown Date. On and after the first anniversary of the Drawdown Date, the Corporation shall have the right, at its sole option and election, to redeem the shares of Series G Preferred, in whole but not in part, on not less than 10 days notice of the date of redemption (any such date an "Optional Redemption Date") for cash at a price per share
(the "Optional Redemption Price") equal to the sum of the (i) Liquidation Preference per share and (ii) any accrued and unpaid dividends thereon (including Additional Dividends), whether or not declared or payable, to the applicable Optional Redemption Date, in immediately available funds; provided that (i) the Optional Redemption Price for any shares of Series G Preferred redeemed under this Section 5(a) during a Change of Control Window shall be the Control

Redemption Price and (ii) the Corporation may not exercise its right under this
Section 5(a) outside of a Change of Control Window in anticipation of a Change of Control.

          (b) Mandatory Redemption. To the extent permitted by law, the Corporation shall redeem, on:

               (i) December 31, 2001, if the Stockholder Approval Certification Date has not then occurred, the number of shares of Series G Preferred presented for redemption by the holders thereof for cash, at a price per share, in immediately available funds, equal to the sum of (x) the Liquidation Preference per share plus (y) any accrued and unpaid dividends thereon (including Additional Dividends) whether or not declared or payable; or

               (ii) the fifth anniversary of the Drawdown Date, all remaining shares of Series G Preferred then outstanding, for cash at a price per share equal to the Liquidation Preference, plus an amount equal to all accrued but unpaid dividends thereon (including Additional Dividends), whether or not declared or payable to the Mandatory Redemption Date, in immediately available funds.

(Each of the dates referred to in Sections 5(b)(i) and (ii) above, a "Mandatory Redemption Date" and each of the redemption amounts referred to in Sections 5(b)(i) and (ii) above, a "Mandatory Redemption Price"). Prior to authorizing or making such redemption with respect to the Series G Preferred, the Corporation, by resolution of the Board of Directors shall, to the extent of funds legally available therefor, declare a dividend on the Series G Preferred payable on the Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the Series G Preferred as of such date (including Additional Dividends) and, if the Corporation does not have sufficient legally available funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends (including Additional Dividends) shall be added to the Mandatory Redemption Price. After paying any accrued and unpaid dividends pursuant to the foregoing sentence, if the funds of the Corporation legally available for redemption of shares of the Series G Preferred then required to be redeemed are insufficient to redeem the total number of such shares then outstanding, those funds which are legally available shall be used to redeem the maximum possible number of shares of the Series G Preferred, which shares to be redeemed shall be allocated pro rata among the holders of the Series G Preferred based on the number of shares of Series G Preferred held by such holders. At any time and from time to time thereafter, when additional funds of the Corporation are legally available to discharge its obligation to redeem all of the outstanding shares of Series G Preferred required to be redeemed pursuant to this Section (the "Mandatory Redemption Obligation"), such funds shall be immediately used to discharge such Mandatory Redemption Obligation until the balance of such shares have been redeemed. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, dividends on any remaining outstanding shares of Series G Preferred shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence.

          (c) Change of Control.

               (i) If, on or prior to the fifth anniversary of the Effective Date a Change of Control occurs, a holder of Series G Preferred may require the Corporation to redeem the holder's shares of Series G Preferred, in whole but not in part (the "Holder's Put Right") for cash at a price per share (the "Control Redemption Price") equal to 125% of the sum of (A) the Liquidation Preference, plus (B) an amount per share equal to all accrued and unpaid dividends thereon (including Additional Dividends), whether or not declared or payable, in immediately available funds. (The Control Redemption Price, Optional Redemption Price and Mandatory Redemption Price are sometimes referred to as the "Applicable Redemption Price".) The Control Redemption Date, Optional Redemption Date, and Mandatory Redemption Date are sometimes referred to as the "Applicable Redemption Date".)

               (ii) Section 5(c)(i) notwithstanding, in the event of a Change of Control prior to the Stockholder Approval Certification Date, the Control Redemption Price shall be the greater of (A) the Control Redemption Price specified in Section 5(c)(i), and (B) an amount per share for each outstanding share of Series G Preferred equal to (x) the number of shares of Common Stock into which such outstanding share of Series G Preferred could have been converted immediately after such Change of Control (without regard to the Conversion Limit), multiplied by (y) the aggregate amount (including the fair market value of all non-cash consideration, determined as of the date of the Change of Control) received by the holders of Common Stock for and in consideration of each share of Common Stock in connection with the Change of Control.

          (d) Notice.

               (i) The Corporation will provide notice to holders of record of the Series G Preferred (x) of any redemption pursuant to Section 5(a) or 5(b) not less than 10 (in the case of Section 5(a)) and 30 (in the case of Section 5(b)) nor more than 60 days prior to the date fixed for such redemption (a "Redemption Notice") and (y) of any Change of Control within 30 days of such Change of Control, provided that in the case of a Change of Control requiring a shareholder vote, the Corporation shall provide such notice at least 30 days prior to the date fixed for the meeting of holders of Series G Preferred called to vote on that proposed transaction (a "Change of Control Notice"). Any Notice provided pursuant to this Section 8(d) shall be provided by first-class mail postage prepaid, to each holder of record of the Series G Preferred, at such holder's address as it appears on the stock transfer books of the Corporation.

               (ii) Each Redemption Notice shall state, as appropriate: (x) the Applicable Redemption Date; (y) the number of shares of Series G Preferred to be redeemed and, if fewer than all the shares held by any holder are to be redeemed, the number of such shares to be redeemed from such holder; and (z) the Optional Redemption Price or Mandatory Redemption Price.

               (iii) Each Change of Control Notice shall state that: (w) the Corporation proposes to effect a Change of Control, (x) if a Change of Control occurs, each holder has the right to require the Corporation to redeem its shares of Series G Preferred and any shares of Series G Preferred not tendered for redemption will remain outstanding and continue to accrue dividends (including Additional Dividends); (y) the Control Redemption Price; and (z) the date on which the Corporation must redeem the shares upon exercise of the Holder's Put Right (the "Control Redemption Date"), which shall be not later than 30 days from the date the Change of Control Notice is mailed.

               (iv) In addition, each Redemption Notice and Change of Control Notice shall state, as appropriate: (v) the place or places where certificates for such shares are to be surrendered for redemption; (w) the amount of full cumulative dividends per share of Series G Preferred to be redeemed (including Additional Dividends) up to but excluding the Applicable Redemption Date, and that dividends on shares of Series G Preferred to be redeemed will cease to accrue on such Redemption Date unless the Corporation shall default in payment of the Applicable Redemption Price; (x) the name and location of any bank or trust company with which the Corporation will deposit redemption funds pursuant to subsection (f) below; (y) the then-effective Conversion Price; and (z) that the right of holders to convert shares of Series G Preferred to be redeemed will terminate at the close of business on the Business Day next preceding the date fixed for redemption (unless the Corporation shall default in the payment of the Applicable Redemption Price).

Any Notice that is mailed pursuant to clause (i) shall be conclusively presumed to have been duly given; whether or not the holder of shares of Series G Preferred receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G Preferred.

          (e) Mechanics of Redemption. Upon surrender in accordance with any notice referred to in subsection (d) above of the certificate for any shares redeemed pursuant to Section 8(a), (b) or (c) (duly endorsed or accompanied by appropriate instruments of transfer if so required by the Corporation), the holders of record of such shares shall be entitled to receive the Applicable Redemption Price, without interest, up to but excluding such Redemption Date out of funds legally available therefor. If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the holder thereof.

          (f) Redemption Funds. On the date of any redemption being made pursuant to this Section, the Corporation shall, and at any time after mailing the Redemption Notice or Change of Control Notice and before the Applicable Redemption Date the Corporation may, deposit for the benefit of the holders of shares of Series G Preferred to be redeemed the funds necessary for such redemption with a bank or trust company having a capital and surplus of at least $1 billion, with instructions to such bank or trust company to pay the full redemption as provided herein to the holders of shares of Series G Preferred upon surrender of certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the Applicable Redemption Date shall revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series G Preferred so redeemed shall look only to the Corporation for the payment of the full redemption amounts, as provided herein.

          (g) Rights After Redemption. Notice of redemption having been given as provided in Section 8(d), upon the deposit pursuant to subsection (f) of the full redemption amounts as provided herein in respect of all shares of Series G Preferred then to be redeemed, notwithstanding that any certificates for such shares shall not have been surrendered in accordance with subsection (e), from and after the Applicable Redemption Date: (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the right to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of such shares of Series G Preferred shall cease and terminate, excepting only the right to receive the full redemption amounts as provided herein without interest thereon. If the funds deposited are not sufficient for redemption of the shares of the Series G Preferred that were to be redeemed, then no certificates evidencing such shares shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of shares of Series G Preferred shall continue to be those of holders of shares of the Series G Preferred.

Section 6. Reacquired Shares.

          Any shares of Series G Preferred converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series G Preferred shall upon their cancellation become authorized but unissued shares of preferred stock, par value $.01 per share, of the Corporation and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another series of preferred stock, par value $.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth therein, but in any event may not be reissued as shares of Series G Preferred unless all shares of the Series G Preferred issued on each of the Issue Dates shall have already been redeemed, converted or exchanged.

Section 7. Liquidation, Dissolution or Winding Up.

          (a) Effect of Liquidation. If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due (any such event, a "Voluntary Liquidation Event'"), or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made:

               (i) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series G Preferred, subject to Section 8, shall have received the greater of (A) (1) if a Voluntary Liquidation Event shall have occurred, the Optional Redemption Price with respect to each share (or if such event is a Change of Control, the amount payable under Section 5(c) with respect to such share) and (2) if a Voluntary Liquidation Event shall not have occurred, the Liquidation Preference, plus all accrued and unpaid dividends (including Additional Dividends), whether or not declared or currently payable, to the date of distribution, with respect to each share, and (B) the amount per share (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) for each outstanding share of Series G Preferred as if the holders had converted such shares into shares of Common Stock (without regard to the Conversion Limit) immediately prior to the liquidation, dissolution or winding up, or

               (ii) to the holders of shares of Parity Stock, except distributions made ratably on the Series G Preferred and all other Parity Stock in proportion to the total amounts to which the holders of all shares of the Series G Preferred and other Parity Stock are entitled upon such liquidation, dissolution or winding up;

          (b) Voluntary Liquidation. For purposes of this Section 7, the holders of a majority of the outstanding shares of the Series G Preferred may elect to have treated as a Voluntary Liquidation Event the consolidation or merger of the Corporation with or into any other corporation or the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or any other reorganization or business combination of the Corporation or a Change of Control.

Section 8. Voluntary Conversion.

          (a) Conversion Right. Any holder of Series G Preferred shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 8, any or all of such holder's shares of Series G Preferred into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 8(f), to the product of the number of shares of Series G Preferred being so converted multiplied by the quotient of (i) the sum of the Liquidation Preference and (x) in the event of a conversion during a Change of Control Window, an amount equal to the Additional Amount, or (y) in the event of a conversion other than during a Change of Control Window, all dividends accrued and unpaid (including Additional Dividends) on the Series G Preferred so converted to the date of conversion, divided by (ii) the

Conversion Price then in effect, except that with respect to any shares which shall be called for exchange or redemption, such right shall terminate at the close of business on the date of exchange or redemption for such shares, unless in any such case the Corporation shall default in performance or payment due upon exchange or redemption thereof, The Conversion Price shall be calculated in accordance with Section 8(k) and shall be subject to adjustment as set forth in
Section 8(c). Such conversion right shall be exercised by the surrender of the shares to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such Shares and, subject to
Section 8(j), specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 8(j). All shares of Series G Preferred surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series G Preferred shall be issued in lieu thereof.

          (b) Mechanics of Conversion. As promptly as practicable after the surrender, as herein provided, of any shares of Series G Preferred for conversion pursuant to Section 8(a), the Corporation shall deliver to or upon the written order of the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series G Preferred have been converted in accordance with the provisions of this Section 8. Subject to the following provisions of this paragraph and of Section 8(c), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series G Preferred shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such shares of Series G Preferred shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

          (c) Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment as follows:

               (i) In case the Corporation shall at any time or from time to time after the Effective Date (A) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series G Preferred in the manner provided in Section 2(d)) on the outstanding shares of Common Stock in capital stock (which, for purposes of this Section 8(c) shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares, (D) issue any shares of its capital stock in a reclassification of the Common Stock or (E) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series G Preferred in the manner provided in Section 2(d)) on the outstanding shares of Common Stock in securities of the Corporation pursuant to a shareholder rights plan, "poison pill" or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series G Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series G Preferred been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 8(c)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

               (ii) In case the Corporation shall at any time or from time to time after the Effective Date issue shares of Common Stock (or securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock for a consideration per share (the "New Issue Price") less than either the Conversion Price or the Current Market Price per share of Common Stock, in each case, as in effect at the record date or issuance date referred to in the following sentence (the "Date") (treating the New Issue Price of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then, and in each such case, the Conversion Price then in effect shall be reduced to an amount equal to the New Issue Price; provided that in no event shall such adjustment increase the Conversion Price then in effect.

Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall, in each case, become effective, in each case, retroactively to a date immediately following the close of business (1) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (2) in all other cases, on the date ("issuance date") of such issuance; provided, that:

                    (A) the determination as to whether an adjustment is required to be made pursuant to this Section 8(d)(ii) shall be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights;

                    (B) if any convertible or exchangeable securities, options, warrants or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 8(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (1) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (2) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (3) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at this time; and

                    (C) no adjustment in the Conversion Price shall be made pursuant to this Section 8(d)(ii) as a result of any issuance of securities by the Corporation in respect of which an adjustment to the Conversion Price is made pursuant to Section 8(c)(i).

               (iii) In case the Corporation shall at any time or from time to time after the Effective Date distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding, (A) dividends or distributions paid or made to holders of shares of Series G Preferred in the manner provided in Section 2(d), and (B) dividends payable in shares of Common Stock for which adjustment is made under Section 8(c)(i)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in Section 8(c)(ii) or those in respect of which an adjustment in the Conversion Price is made pursuant to Section 8(c)(i) or (ii)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction
(x) the numerator of which shall be the Market Price of the Common Stock on the record date referred to below and

(y) the denominator of which shall be such Market Price of the Common Stock less the then Fair Market Value (as determined by the Board of Directors of the Corporation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

               (iv) In the case the Corporation, at any time or from time to time after the Effective Date, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of
Section 8(c)(i) through Section 8(c)(iii), inclusive, or Section 8(g) (but not including any action described in any such Section) and the Board of Directors of the Corporation in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series G Preferred).

               (v) Notwithstanding anything herein to the contrary, no adjustment under this Section 8(c) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series G Preferred pursuant hereto.

               (vi) Notwithstanding anything herein to the contrary, no adjustment under this Section 8(c)(ii) or (iii) shall be made upon (A) the grant of options to employees or directors of the Corporation permitted under benefit plans in existence on the Effective Date pursuant to the terms of such plans in effect on the Effective Date, (B) the issuance of any Common Stock upon conversion of the Series G Preferred in accordance with the terms of its Certificate of Designation, (C) the issuance of any Common Stock upon conversion of the Series E Preferred in accordance with the terms of its Certificate of Designation in effect on the Issue Date (D) the issuance of Common Stock upon the conversion of Series D Preferred in accordance with the terms of its Certificate of Designations, (E) the issuance of any Common Stock upon conversion or exercise of any convertible securities outstanding on the Issue Date in accordance with terms of such security in effect on the Effective Date,
(F) the issuance of any shares of Series G Preferred pursuant to the Investment Agreement, and (G) the grant to Breckenridge Securities Corp., pursuant to the Investment Agreement or in connection with the prior offer and sale of shares of Series E Preferred, of one or more warrants to purchase shares of Common Stock, or the exercise of any such warrant.

          (d) Effect of Setting Record Date. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

          (e) Certificate of Adjustment. Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series G Preferred at least five Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and specifying, to the extent feasible, (x) the method by which such adjustment was calculated and
(y) the increased or decreased Conversion Price then in effect following such adjustment. Notwithstanding the foregoing, on each Issue Date the Corporation shall send to each registered holder a certificate signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth the Conversion Price as of such Date.

          (f) No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series G Preferred. If more than one share of Series G Preferred shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference (plus accrued and unpaid dividends, including any Additional Dividends) of the shares of Series G Preferred so surrendered. If the conversion of any share or shares of Series G Preferred results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

          (g) Transactions. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock) (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Series G Preferred at least 10 Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Series G Preferred then outstanding shall have the right after the Transaction to convert such share of Series G Preferred into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series G Preferred could have been converted immediately prior to such Transaction (without giving effect to the Conversion Limit). Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Series G Preferred upon conversion of the shares of Series G Preferred as provided above. The provisions of this Section 8(g) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

          (h) Notice. In case at any time or from time to time:

               (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock;

               (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

               (iii) there shall be any reclassification of the Common Stock, or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation (other than a Change of Control, the notice requirements for which are governed by Section 5(d)); or

               (iv) there shall be any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to each holder of shares of Series G Preferred at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

          (i) Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series G Preferred pursuant to Section 8(a) or 10(a), such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series G Preferred, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series G Preferred,

          (j) Issuance of Certificates. The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series G Preferred pursuant to
Section 8(a) or 10(a) shall be made without charge to the converting holder of shares of Series G Preferred for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series G Preferred converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series G Preferred converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

          (k) Calculation of Conversion Price. On each Issue Date, each share of Series G Preferred to be issued on such date shall have a proposed conversion price (the "Proposed Conversion Price") equal to the lesser of (x) $2.25 and
(y) 115% of the average of the volume-weighted average of all trades reported on NASDAQ over the five Trading Days immediately preceding to such Issue Date; provided, that, if the Corporation issues shares of Series G Preferred having an aggregate Liquidation Preference of at least $8,000,000 on or before July 5, 2001, the Conversion Price for such shares shall be $2.00, subject to adjustment pursuant to Section 8(c) and this Section 8(k). On each Issue Date, the weighted average of the Conversion Price of all shares of Series G Preferred (if any) outstanding immediately prior to such Issue Date and the Proposed Conversion Price of all shares of Series G Preferred to be issued on such Issue Date (the "Weighted Average Amount") shall be calculated. On each Issue Date, the Conversion Price of all shares of Series G Preferred, including those issued prior to such Issue Date and those to be issued on such Issue Date, shall as of such Issue Date, and thereafter unless and until the Corporation issues additional shares of Series G Preferred, be equal to the Weighted Average Amount as of such date, which Conversion Price shall be subject to adjustment pursuant to Section 8(c).

          (1) Conversion Limit. Notwithstanding anything to the contrary, on any day prior to the Stockholder Approval Certification Date, the maximum number of whole or fractional shares of Series G Preferred that may be converted into Common Stock pursuant to any provision of this Certificate of Designation shall be the number of shares of Series G Preferred that, if converted into shares of Common Stock at the then applicable Conversion Price, would convert into the "Maximum Remaining Pre-Approval Shares." The "Maximum Remaining Pre-Approval Shares" means a number of shares of Common Stock equal to (1) the Pre-Stockholder Approval Number, minus (2) the number of shares of Common Stock, if any, then already issued by the Corporation pursuant to the conversion of any Series G Preferred. Thereafter, no additional shares of Series G Preferred may be converted while the Conversion Limit is in effect. Until the Stockholder Approval Certification Date, no Series G Preferred holder may convert pursuant to Section 8(a) without approval of holders of a majority of the Series G Preferred. The preceding portion of Section 8(l) is referred to in this Certificate of Designation as the "Conversion Limit." The Conversion Limit shall act merely to limit the number of shares of Common Stock issuable upon conversion of the Series G Preferred prior to the Stockholder Approval Certification Date and not to restrict any adjustments to the Conversion Price, whether pursuant to Section 8(c) or otherwise, and shall not affect any matter other than the conversion of shares of Series G Preferred into shares of Common Stock. For the avoidance of doubt, the adjustments to the Conversion Price pursuant to Section 8(c) shall be calculated regardless of whether the Conversion Limit is in effect and the Conversion Limit shall act merely to limit the number of shares of Common Stock issuable upon conversion of the Series G Preferred prior to Stockholder Approval (and not to restrict any adjustments to the Conversion Price).

Section 9. Certain Remedies.

          Any registered holder of Series G Preferred shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

Section 10. Automatic Conversion.

          (a) Time of Conversion. If at any time after the first anniversary of the Effective Date, the Market Price of the Common Stock for 20 consecutive Trading Days exceeds $10.00 per share (as appropriately adjusted for stock splits, stock combinations and similar events), then on the 30th Business Day following the end of such 20-day period (the "Conversion Date"), all outstanding shares of Series G Preferred shall automatically convert, subject to the Conversion Limit (if any), without any action by the holders thereof, into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 8(f), to the product of the number of shares of Series G Preferred being so converted multiplied by the quotient of (i) the Liquidation Preference (plus accrued and unpaid dividends, including any Additional Dividends to and including the Conversion Date) divided by (ii) the Conversion Price in effect on the Conversion Date.

          (b) Officer's Certificate. The Corporation will provide notice to holders of record of Series G Preferred of the conversion pursuant to Section 10(a) at least 20 Business Days prior to the Conversion Date, by first-class mail postage prepaid, to each holder of record of the Series G Preferred, at such holder's address as it appears on the stock transfer books of the Corporation. Such notice shall include an officer's certificate attesting to the satisfaction of the condition precedent to optional conversion, stating the Conversion Price in effect on the Conversion Date and the number of fully paid and non-assessable shares of Common Stock into which such shares of Series G Preferred will be converted in accordance with Section 8 and this Section 10.

          (c) The Corporation shall deposit for the benefit of the holders of shares of Series G Preferred the share certificates representing the shares of Common Stock deliverable upon conversion of the shares of Series G Preferred with a bank or trust company having a capital and surplus of at least $1 billion, with instructions to such bank or trust company to deliver the certificates to the holders of shares of Series G Preferred upon surrender of the certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any certificates so deposited by the Corporation and unclaimed at the end of two years from the Conversion Date shall revert to the Corporation and the bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series G Preferred so converted shall look only to the Corporation for the certificate representing the Common Stock issued upon the conversion, as provided herein.

          (d) Effect of Conversion. Notice of conversion having been given as provided in Section 10(b), upon the deposit pursuant to subsection (c) of the certificates representing the shares of Common Stock issuable upon conversion of the shares of Series G Preferred, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Conversion Date (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of shares of Series G Preferred to be converted shall cease and terminate, excepting only the right to receive the shares of Common Stock. If the Corporation shall default in the execution and delivery of the shares of Common Stock, then no certificates evidencing such shares shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of Series G Preferred shall continue to be those of holders of shares of the Series G Preferred.

Section 11. Definitions.

          For the purposes of this Certificate of Designation of Series G Preferred, the following terms shall have the meanings indicated:

          "Additional Amount" means an amount equal to the amount of dividends to accrue on a share of Series G Preferred pursuant to Section 2(a) hereof from the date of issuance of such share to and including the fifth anniversary thereof, assuming that on each Quarterly Dividend Date such dividends to be paid on such date were added to the Liquidation Preference on such Quarterly Dividend Date for purposes of Section 2(a).

          "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; provided, that for purposes of this Certificate, neither the 1818 Fund III, L.P. nor any of its Affiliates shall be considered an Affiliate of the Corporation.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or required by law or executive order to close.

          A "Change of Control" of the Corporation shall mean such times as:

               (i) Any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of outstanding shares of stock of the Corporation entitling such Person or Persons to exercise 50% or more of the total votes (excluding the Series G Preferred) entitled to be cast at a regular or special meeting, or by action by written consent, of shareholders of the Corporation (the term "beneficial owner" shall be determined in accordance with Rule 13d-3, promulgated by the Commission under the Exchange Act);

               (ii) A majority of the Board of Directors of the Corporation shall consist of Persons other than Continuing Directors. The term "Continuing Director" shall mean any member of the Board of Directors on the Effective Date and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors;

               (iii) The shareholders of the Corporation shall have approved a recapitalization, reorganization, merger, consolidation or similar transaction, in each case with respect to which all or substantially all the Persons who were the respective beneficial owners, directly or indirectly, of the outstanding shares of capital stock of the Corporation immediately prior to such recapitalization, reorganization, merger, consolidation or similar transaction, will own less than 50% of the combined voting power of the then outstanding shares of capital stock of the Corporation resulting from such recapitalization, reorganization, merger, consolidation or similar transaction; provided, that any such recapitalization shall not be considered a Change of Control if the holders of Series G Preferred have the right to participate on at least a pari passu basis;

               (iv) The shareholders of the Corporation shall have approved of the sale or other disposition of all or substantially all the assets of the Corporation in one transaction or in a series of related transactions;

               (v) Any transaction occurs (other than one described in (iii) above or (vi) below), the result of which is that the Common Stock is not required to be registered under Section 12 of the Exchange Act and that the holders of Common Stock do not receive common stock of the Person surviving such transaction which is required to be registered under Section 12 of the Exchange Act; or

               (vi) Immediately after any merger, consolidation, recapitalization or similar transaction, D. Gregory Smith or a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall be the beneficial owners, directly or indirectly, of outstanding shares of capital stock of the Corporation (or any Person surviving such transaction) entitling them collectively to exercise 50% or more of the total voting power of shares of capital stock of the Corporation (or the surviving Person in such transaction) and in connection with or as a result of such transaction, the Corporation (or such surviving Person) shall have incurred or issued additional indebtedness such that the total indebtedness so incurred or issued equals at least 50% of the consideration payable in such transaction; provided, that any such transactions shall not be considered a Change of Control if the holders of Series G Preferred have the right to participate on at least a pari passu basis.

          "Change of Control Window" shall mean, as to any Change of Control, the period beginning on the earlier of (x) the date such Change of Control occurs and (y) the first date as of which the Corporation has given written notice of such Change of Control to each registered holder of Series G Preferred, and ending on the date 180 days after the later to occur of (i) the date such Change of Control occurs and (ii) the first date as of which the Corporation has given written notice of such Change of Control to each registered holder of Series G Preferred.

          "Common Stock" shall mean the common stock, par value $.01 per share, and each other class of capital stock of the Corporation into which such stock is reclassified or reconstituted.

          "Conversion Limit" shall mean the limitation set forth in Section
8(1).

          "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 20 days, ending on such date, which are Trading Days, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

          "Drawdown Date" shall mean September 18, 2001.

          "Effective Date" shall mean July 2, 2001.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

          "Fair Market Value" shall mean the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction (assuming that the Common Stock is valued "as if fully distributed" so that, among other things, there is no consideration given for minority investment discounts or discounts related to illiquidity or restrictions on transferability).

          "GAAP" shall mean the generally accepted United States accounting principles in effect from time to time.

          "Investment Agreement" shall mean the Stock and Warrant Purchase Agreement, dated July 2, 2001 between the Corporation, The 1818 Fund III, L.P. and the other persons listed therein, as the same may be amended from time to time.

          "Issue Date" shall mean, with respect to any share of Series G Preferred, the original date of issuance of such share of Series G Preferred pursuant to the Investment Agreement.

          "Junior Stock" shall mean any capital stock of the corporation other than Senior Stock or Parity Stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series G Preferred including, without limitation, the Series F Junior Preferred Stock of the Corporation and the Common Stock.

          "Liquidation Preference" with respect to a share of Series G Preferred shall mean $100,000.

          "Market Price" shall mean, per share of Common Stock on any date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by NASDAQ and reported by any member firm of the NYSE, selected by the Corporation. If neither (a), (b) or (c) is applicable, Market Price shall mean the Fair Market Value per share determined in good faith by the Board of Directors of the Corporation which shall be deemed to be Fair Market Value unless holders of at least 50% of the outstanding shares of Series G Preferred request that the Corporation obtain an opinion of a nationally recognized investment banking firm chosen by such holders and the Corporation (at the Corporation's expense), in which event Fair Market Value shall be as determined by such investment banking firm.

          "NASDAQ" shall mean the National Market System of the Nasdaq Stock Market.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Parity Stock" shall mean any capital stock of the corporation, other than Senior Stock, ranking on a par (either as to dividends or upon liquidation, dissolution or winding up) with the Series G Preferred.

          "Person" shall mean any individual, firm, corporation, partnership, limited liability company trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall any successor (by merger) of such entity.

          "Pre-Stockholder Approval Number" shall mean as of any date 20% of the number of shares of Common Stock issued and outstanding prior to the Effective Date (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences), rounded down to the nearest whole number of shares, minus the sum of (x) the number of shares of Common Stock then issuable upon exercise of all then-outstanding warrants issued pursuant to the Investment Agreement (the "Warrants"), plus (y) the number of shares of Common Stock previously issued upon exercise of the Warrants, if any, plus (z) one; in the case of both (x) and (y) rounded down to the nearest whole number.

          "Senior Stock" shall mean the Series D Preferred, the Series E Preferred and any other capital stock of the Corporation ranking senior (either as to dividends or upon liquidation, dissolution or winding up) to the Series G Preferred.

          "Series D Preferred" shall mean the Corporation's Series D Convertible Preferred Stock.

          "Series E Preferred" shall mean the Corporation's 8% Convertible Preferred Stock, Series E.

          "Stockholder Approval" shall mean the vote, by a majority of the votes cast in the Stockholder Vote, in favor of approval of the matter considered in such vote.

          "Stockholder Approval Certification Date" shall mean earlier of (i) the date that the Stockholder Meeting occurred and that Stockholder Approval has been obtained, or (ii) the date of a certificate, delivered by the Corporation to each registered holder of Series G Preferred, signed by the President or a Vice-President and by the Secretary or an Assistant Secretary of the Corporation, stating that the Corporation has determined that the Corporation is not required by any Law or by any NASDAQ Rule to obtain Stockholder Approval, the basis for such determination, and that the Corporation has then confirmed that such determination is acceptable to Persons holding a majority of the then outstanding shares of Series G Preferred.

          "Stockholder Meeting" shall mean a special meeting of the Corporation's stockholders, duly called and convened, at which a quorum is present throughout and at which the Stockholder Vote is conducted.

          "Stockholder Vote" shall mean a vote, by those of the Corporation's stockholders entitled to vote thereon, on the matter of approval of the terms of the Investment Agreement and of the Series G Preferred.

          "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Trading Days" shall mean a day on which the national securities exchanges are open for trading.

Section 12. Modification or Amendment.

          Except as specifically set forth herein, modifications or amendments to this Certificate of Designation may be made by the Corporation with the consent of the holders of at least 50% of the outstanding shares of Series G Preferred.

          IN WITNESS WHEREOF, Z-Tel Technologies, Inc. has caused this Certificate to be duly executed in its corporate name on this 2nd day of July, 2001.

                                        Z-TEL TECHNOLOGIES, INC.


                                        By: /s/ D. Gregory Smith
                                            ------------------------------------
                                            Name: D. Gregory Smith
                                            Title: CEO

                            Z-TEL TECHNOLOGIES, INC.

                            CERTIFICATE OF AMENDMENT

     The Certificate of Designations, Preferences and Relative Rights, Qualifications. Limitations and Restrictions, Series D Convertible Preferred Stock, of Z-Tel Technologies, Inc. is amended by inserting the following provision as Section 2(e):

               (e) Notwithstanding anything in this Certificate of Designation to the contrary, the Corporation may during any twelve month period redeem, purchase or otherwise acquire for consideration not more than 1,000,000 shares of the Common Stock.

     The foregoing amendment was adopted in accordance Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Amendment has been executed this 11th day of March 2003.

                                        Z-TEL TECHNOLOGIES, INC.


                                    By: /s/ D. Gregory Smith
                                        ----------------------------------------
                                        D. Gregory Smith
                                        As President and Chief Executive Officer

Attestation:


By: /s/ N. Dumas Garrett
    -----------------------------
    N. Dumas Garrett
    As Secretary

                                                     (    STATE OF DELAWARE    )
                                                     (    SECRETARY OF STATE   )
                                                     ( DIVISION OF CORPORATIONS)
                                                     (FILED 10:00 AM 03/13/2003)
                                                     (   030168607 - 2873445   )

                            Z-TEL TECHNOLOGIES, INC.

                            CERTIFICATE OF AMENDMENT

     The Amended and Restated Certificate of Designation of 8% Convertible Preferred Stock, Series E, of Z-Tel technologies, Inc. is amended by removing
Section 4(b) in its entirety and inserting in lieu thereof the following:

               (b) No Redemption. Whenever dividends payable on shares of Series E Preferred as provided in Section 2(a) are not paid in full in cash, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series E Preferred shall have been paid in full in cash or declared and set apart in cash for payment, or whenever the Corporation shall not have converted or exchanged shares of Series E Preferred at a time required by Section 8 or 10, at such time and thereafter until all conversion and exchange obligations provided in section 8 or 10 that have come due shall have been satisfied, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however, that (A) the Corporation may accept shares of any Senior Stock, Parity Stock or Junior Stock for conversion into Junior Stock, (B) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or similar obligation contained in such Parity Stock, pro rata with the Series E Preferred in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, convert, exchange or otherwise acquire shares of Series E Preferred and shares of such Parity Stock, and
     (C) the Corporation may during any twelve month period redeem, purchase or otherwise acquire for consideration not more than 1,000,000 shares of the Common Stock.

     The foregoing amendment was adopted in accordance Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Amendment has been executed this 11th day of March 2003.

                                        Z-TEL TECHNOLOGIES, INC.


                                    By: /s/ D. Gregory Smith
                                        ----------------------------------------
                                        D. Gregory Smith
                                        As President and Chief Executive Officer

Attestation:


By: /s/ N. Dumas Garrett
    -----------------------------
    N. Dumas Garrett
    As Secretary

                                                     (    STATE OF DELAWARE    )
                                                     (    SECRETARY OF STATE   )
                                                     ( DIVISION OF CORPORATIONS)
                                                     (FILED 10:01 AM 03/13/2003)
                                                     (   030168616 - 2873445   )

                            Z-TEL TECHNOLOGIES, INC.

                            CERTIFICATE OF AMENDMENT

     The Certificate of Designation of 12% Junior Redeemable Convertible Preferred Stock, Series G, of Z-Tel Technologies, Inc. is amended by removing
Section 4(b) in its entirety and inserting in lieu thereof the following:

               (b) No Redemption. Whenever dividends payable on shares of Series G Preferred as provided in Section 2(a) are not paid in full in cash (whether or not such payment is permitted by the terms hereof), at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Series G Preferred shall have been paid in full in cash or declared and set apart in cash for payment, or whenever the Corporation shall not have converted or exchanged shares of Series G Preferred at a time required by Section 8 or 10, at such time and thereafter until all conversion and exchange obligations provided in section 8 or 10 that have come due shall have been satisfied, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however, that (A) the Corporation may accept shares of any Parity Stock or Junior Stock for conversion into Junior Stock, (B) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or similar obligation contained in such Parity Stock, pro rata with the Series G Preferred in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, convert, exchange or otherwise acquire shares of Series G Preferred and shares of such Parity Stock and
     (C) the Corporation may during any twelve month period redeem, purchase or otherwise acquire for consideration not more than 1,000,000 shares of the Common Stock.

     The foregoing amendment was adopted in accordance Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Amendment has been executed this llth day of March 2003.

                                        Z-TEL TECHNOLOGIES, INC.


                                    By: /s/ D. Gregory Smith
                                        ----------------------------------------
                                        D. Gregory Smith
                                        As President and Chief Executive Officer

Attestation:


By: /s/ N. Dumas Garrett
    -----------------------------
    N. Dumas Garrett
    As Secretary

                                                     (    STATE OF DELAWARE    )
                                                     (    SECRETARY OF STATE   )
                                                     ( DIVISION OF CORPORATIONS)
                                                     (FILED 10:01 AM 03/13/2003)
                                                     (   030168617 - 2873445   )

                                                 (      State of Delaware      )
                                                 (      Secretary of State     )
                                                 (   Division of Corporations  )
                                                 (Delivered 01:03 PM 10/12/2004)
                                                 (  FILED 12:58 PM 10/12/2004  )
                                                 ( SRV 040734765 - 2873445 FILE)

                            CERTIFICATE OF CORRECTION
                                     TO THE
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            Z-TEL TECHNOLOGIES, INC.

          Z-Tel Technologies, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          1. The name of the Corporation is Z-Tel Technologies, Inc.

          2. A Certificate of Amendment of Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 13, 1999, and said Certificate of Amendment requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

          3. The inaccuracy or defect of said Certificate of Amendment to be corrected is that Article IV of the Amended and Restated Certificate of Incorporation, filed with the Secretary of State on October 21, 1998, was inadvertently struck out in its entirely. The replacement language was only intended to supersede the portion of the first paragraph of Article IV that set forth the authorized number of common and preferred shares of the Corporation. As a result of this error, the portions of Article IV setting forth additional details related to the common and -preferred shares were inadvertently removed from the Certificate of Incorporation.

          4. Article SECOND of the Certificate of Amendment is corrected to read in its entirety as follows:

          "SECOND; That this amendment to the Amended and Restated Certificate of Incorporation is hereby amended, for the purposes of increasing the Corporation's authorized capital stock, as follows: by striking out the first sentence of the first paragraph of ARTICLE IV thereof as it now exists and inserting in lieu thereof a new first sentence of the first paragraph of ARTICLE IV reading in its entirety, as follows:

                                   'ARTICLE IV

                                  Capital Stock

          The total number of shares that the Corporation shall have authority to issue is 200,000,000 shares, consisting of 150,000,000 shares of common stock, par value $0.01 per share (the "Common Shares"), and 50,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Shares")."'

          IN WITNESS WHEREOF, Z-Tel Technologies, Inc. has caused this Certificate to be executed this 11th day of October, 2004.

                                        Z-TEL TECHNOLOGIES, INC.


                                        By: /s/ TREY DAVIS
                                            ------------------------------------
                                            Name: TREY DAVIS
                                            Title: CEO

                                                 (      State of Delaware      )
                                                 (      Secretary of State     )
                                                 (   Division of Corporations  )
                                                 (Delivered 01:03 PM 10/12/2004)
                                                 (  FILED 01:03 PM 10/12/2004  )
                                                 ( SRV 040734770 - 2873445 FILE)

                            CERTIFICATE OF CORRECTION
                                     TO THE
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            Z-TEL TECHNOLOGIES, INC.

          Z-Tel Technologies, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          1. The name of the Corporation is Z-Tel Technologies, Inc.

          2. A Certificate of Amendment of Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 30, 2000, and said Certificate of Amendment requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

          3. The inaccuracy or defect of said Certificate of Amendment to be corrected is that Article VI of the Amended and Restated Certificate of Incorporation, filed with the Secretary of State on October 21, 1998, was inadvertently struck out in its entirety. The replacement language was only intended to supersede paragraph A of Article VI that set forth general provisions related to the directors of the Corporation. As a result of this error, paragraph B of Article VI was inadvertently removed from the Certificate of Incorporation,

          4. Article FIRST of the Certificate of Amendment is corrected to read in its entirety as follows;

          "FIRST: That this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed on October 21, 1998 (the "Amended Certificate"), hereby further amends the Amended Certificate, for purposes of dividing the board of directors of the corporation into three classes, as follows: by relettering paragraph B thereof to be paragraph I and by striking out paragraph A of ARTICLE VI thereof in its entirety and inserting in its place new paragraphs A-H of ARTICLE VI, as follows:

                                   'ARTICLE VI

                                    Directors

A. The management of the business and the conduct of the affairs of the corporation shall be vested in a board of directors.

B. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Shares as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2003, At each annual meeting of stockholders following the initial classification and election, the respective successors of each class shall be elected for three-year terms.

C. The directors of the corporation need not be elected by written ballot unless the bylaws of the corporation so provide. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

D. The number of directors of the corporation shall be fixed and may be changed from time to time by resolution of the board of directors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

E. Any vacancies on the board of directors resulting from death, resignation, disqualification, removal, increase in the number of directors constituting the board of directors, or other causes, unless the board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, and except as otherwise provided by law, shall be filled only by the affirmative vote of a majority of the remaining directors then in office, or by a sole remaining director, even though less than a quorum of the board of directors, and not by the stockholders. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80 percent of the voting power of all shares of the corporation entitled to vote generally in the election of directors voting as a single class.

F. Any additional director of any class elected to fill a newly created directorship shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors constituting the board of directors remove or shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

G. Directors may be removed only for cause, and only by the affirmative vote of at least 80 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class.

H. Notwithstanding the foregoing, whenever the holders of any one or more class or series of capital stock issued by the corporation shall have the right, voting separately as a class or series or with one or more such other classes or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this certificate of incorporation (including any certificate of designations relating to any class or series of capital stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.'"

          IN WITNESS WHEREOF, Z-Tel Technologies, Inc. has caused this Certificate to be executed this 11th day of October, 2004.

                                        Z-TEL TECHNOLOGIES, INC.


                                        By: /s/ TREY DAVIS
                                            ------------------------------------
                                            Name: TREY DAVIS
                                            Title: CEO

                            Z-TEL TECHNOLOGIES, INC.

                       AMENDED CERTIFICATE OF DESIGNATION
                 OF 12% JUNIOR REDEEMABLE CONVERTIBLE PREFERRED
                   STOCK, SERIES G, SETTING FORTH THE POWERS,
                PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS
               AND RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

          Pursuant to the Delaware General Corporation Law, Z-Tel Technologies, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the "Charter"), the Board of Directors of the Corporation on June 29, 2001 duly adopted resolutions creating a series of 12% Junior Redeemable Convertible Preferred Stock, Series G (the "Series G Preferred").

          SECOND: Resolutions setting forth a proposed Amended Certificate of Designation of Series G Preferred (the "Amended Certificate"), declaring the Amended Certificate to be advisable and directing that this Amended Certificate be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted by the Board of Directors of the Corporation.

          THIRD: Thereafter, the Amended Certificate was approved at a special meeting duly called and convened in accordance with Section 222 of the General Corporation Law of the State of Delaware on October 4, 2004 by vote in respect thereof of the requisite percentage of the stockholders of the Corporation entitled to vote thereon.

          FOURTH: The Amended Certificate was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

          FIFTH: For accounting purposes only, the Amended Certificate will be effective as of 5:01 p. m. eastern time on November 29, 2004.

          SIXTH: The Amended Certificate amends the Corporation's Certificate of Designation of Series G Preferred, as amended, in its entirety and hereby replaces it with the following:

Section 1 Designation and Number; Ranking.

          (a) The shares of such series shall be designated as 12% Junior Redeemable Convertible Preferred Stock, Series G. The number of authorized shares of the Series G Preferred shall be 175, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then outstanding shares of Series G Preferred or shares of Series G Preferred to be issued pursuant to the Investment Agreement.

                                                 (       State of Delaware     )
                                                 (      Secretary of State     )
                                                 (   Division of Corporations  )
                                                 (Delivered 11:08 PM 11/29/2004)
                                                 (   FILED 11:08 PM 11/29/2004 )
                                                 ( SRV 040855822 - 2873445 FILE)

          (b) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 10.

Section 2. Dividends and Distributions.

          (a) Series G Dividends. The holders of shares of Series G Preferred shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative cash dividends at an annual rate per share of Series G Preferred equal to 12.00% of the Liquidation Preference with respect to such share per annum ("Series G Dividend Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in immediately avail able funds, on the last day of March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first quarterly dividend date to occur after the issue date of such shares; provided that the dividend payable on the first Quarterly Dividend Payment Date to occur after the Issue Date of each share of Series G Preferred shall be computed based on the number of days prior to the date that such share has been issued and outstanding.

          (b) Dividend Arrearage. If as of any Quarterly Dividend Payment Date there is a Dividend Arrearage (as hereinafter defined), an additional dividend (the "Additional Dividend") shall accrue on each share of the Series G Preferred for the period from such Quarterly Dividend Payment Date through the earlier of
(x) the date on which such Dividend Arrearage is paid or converted pursuant to the terms hereof in full and (y) the next succeeding Quarterly Dividend Payment Date, in an amount equal to the product of (i) the Series G Dividend Rate and
(ii) the amount of such Dividend Arrearage as of such Quarterly Dividend Payment Date. For purposes of this Section 2(h), "Dividend Arrearage" shall mean, with respect to each share of Series G Preferred, as of any Quarterly Dividend Payment Date, the excess, if any of (i) the sum of all dividends theretofore accrued on such share in accordance with Section 2(a) (including those accrued as of and including such Quarterly Dividend Payment Date) plus all Additional Dividends, if any, theretofore accrued on such share in accordance with this
Section 2(b) (including those accrued as of and including such Quarterly Dividend Payment Data), over (ii) all dividends actually paid or converted (but only to the extent so paid or converted) pursuant to the terms hereof with respect to such share on or before such Quarterly Dividend Payment Date.

          (c) Accrual of Dividends. Dividends payable pursuant to Section 2(a) shall begin to accrue and be cumulative from the Issue Date, and shall accrue on a daily basis, in each case whether or not declared. Dividends paid on the shares of Series G Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series G Preferred at the time outstanding, The Board of Directors may fix a record date for the determination of holders of shares of Series G Preferred entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment

Date, to holders of record on such date, not more than 60 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

          (d) Other Dividends. In addition to the dividends or distributions on the Series G Preferred described in Section 2(a), in the event that the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement, or other property or assets)) to holders of Common Stock, then the Board of Directors shall declare and the holder of each share of Series G Preferred shall be entitled to receive a dividend or distribution in an amount equal to (the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Series G Preferred is convertible on the record date for such dividend or distribution (without regard to the Conversion Limit). Any such amount shall be paid to the holders of shares of Series G Preferred at the same time such dividend or distribution is made to holders of Common Stock.

Section 3. Voting Rights.

          Except for any voting rights provided by law, the holders of shares of Series G Preferred shall not be entitled to vote.

Section 4. Redemption.

          (a) Optional Redemption. Except as otherwise set forth in this Section 4, the Corporation shall not have any right to redeem any shares of Series G Preferred prior to the first anniversary of the Drawdown Date. On and after the first anniversary of the Drawdown Date, the Corporation shall have the right, at its sole option and election, to redeem the shares of Series G Preferred, in whole but not in part, on not less than 10 days notice of the date of redemption (any such date an "Optional Redemption Date") for cash at a price per share (the "Optional Redemption Price") equal to the sum of (i) the Liquidation Preference per share and (ii) any accrued and unpaid dividends thereon (including Additional Dividends), whether or not declared or payable, to the applicable optional Redemption Date, in immediately available funds.

          (b) Mandatory Redemption. To the extent permitted by law, the Corporation shall redeem, on:

          (i) December 31, 2001, if the Stockholder Approval Certification Date has not then occurred, the number of shares of Series G Preferred presented for redemption by the holders thereof for cash, at a price per share, in immediately available funds, equal to the sum of (x) the Liquidation Preference per share plus (y) any accrued and unpaid dividends thereon (including Additional Dividends), whether or not declared or payable; or

          (ii) the fifth anniversary of the Drawdown Date, all remaining shares of Series G Preferred then outstanding, for cash at a price per share equal to the Liquidation Preference, plus an amount equal to all accrued but unpaid dividends thereon (including

     Additional Dividends), whether or not declared or payable to the Mandatory Redemption Date, in immediately available funds

(each of the dates referred to in Sections 4(b)(i) and (ii) above, a "Mandatory Redemption Date" and each of the redemption amounts referred to in Sections 4(b)(i) and (ii) above, a "Mandatory Redemption Price"). Prior to authorizing or making such redemption with respect to the Series G Preferred, the Corporation, by resolution of the Board of Directors shall, to the extent of funds legally available therefor, declare a dividend on the Series G Preferred payable on the Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the Series G Preferred as of such date (including Additional Dividends) and, if the Corporation does not have sufficient legally available funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends (including Additional Dividends) shall be added to the Mandatory Redemption Price. After paying any accrued and unpaid dividends pursuant to the foregoing sentence, if the funds of the Corporation legally available for redemption of shares of the Series G Preferred then required to be redeemed are insufficient to redeem the total number of such shares then outstanding, those funds which are legally available shall be used to redeem the maximum possible number of shares of the Series G Preferred, which shares to be redeemed shall be allocated pro rata among the holders of the Series G Preferred based on the number of shares of Series G Preferred held by such holders. At any time and from time to time thereafter, when additional funds of the Corporation are legally available to discharge its obligation to redeem all of the outstanding shares of Series G Preferred required to be redeemed pursuant to this Section (the "Mandatory Redemption Obligation"), such funds shall be immediately used to discharge such Mandatory Redemption Obligation until the balance of such shares have been redeemed. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, dividends on any remaining outstanding shares of Series G Preferred shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence.

          (c) Notice.

          (i) The Corporation will provide notice to holders of record of (the Series G Preferred of any redemption pursuant to Section 4(a) or 4(b) not less than 10 (in the case of Section 4(a)) and 30 (in the case of Section 4(b)) nor more than 60 days prior to the date fixed for such redemption (a "Redemption Notice"). Any Notice provided pursuant to this Section 4(c) shall be provided by first-class mail, postage prepaid, to each holder of record of the Series G Preferred, at such holder's address as it appears on the stock transfer books of the Corporation.

          (ii) Each Redemption Notice shall state, as appropriate: (x) the Applicable Redemption Date; (y) the number of shares of Series G Preferred to be redeemed and, if fewer than all the shares held by any holder are to be redeemed, the number of such shares to be redeemed from such holder, and (z) the Optional Redemption Price or Mandatory Redemption Price.

          (iii) In addition, each Redemption Notice shall state, as appropriate:
(v) the place or places where certificates for such shares are to be surrendered for redemption, (w) the amount of full cumulative dividends per share of Series G Preferred to be redeemed (including Additional Dividends) up to but excluding the Applicable Redemption Date, and that dividends on shares of Series G Preferred to be redeemed will cease to accrue on such Redemption Date unless the Corporation shall default in payment of the Applicable Redemption Price; (x) the name and location of any bank or trust company with which the Corporation will deposit redemption funds pursuant to subsection (e) below; (y) the then-effective Conversion Price; and( z) that the right of holders to convert shares of Series G Preferred to be redeemed will terminate at the close of business on the Business Day next preceding the date fixed for redemption (unless the Corporation shall default in the payment of the Applicable Redemption Price).

          Any Notice that is mailed pursuant to clause (i) shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series G Preferred receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G Preferred.

          (d) Mechanics of Redemption. Upon surrender in accordance with any notice referred to in subsection (d) above of the certificate for any shares redeemed pursuant to Section 4(a) or (b) (duly endorsed or accompanied by appropriate instruments of transfer if so required by the Corporation), the holders of record of such shares shall be entitled to receive the Applicable Redemption Price, without interest, up to but excluding such Redemption Date out of funds legally available therefor. If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the holder thereof.

          (e) Redemption Funds. On the date of any redemption being made pursuant to this Section, the Corporation shall, and at any time after mailing the Redemption Notice and before the Applicable Redemption Date the Corporation may, deposit for the benefit of the holders of shares of Series G Preferred to be redeemed the funds necessary for such redemption with a bank or trust company having a capital and surplus of at least $1 billion, with instructions to such bank or trust company to pay the full redemption as provided herein to the holders of shares of Series G Preferred upon surrender of certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the Applicable Redemption Date shall revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series G Preferred so redeemed shall look only to the Corporation for the payment of the full redemption amounts, as provided herein.

          (f) Rights After Redemption. Notice of redemption having been given as provided in Section 4(c), upon the deposit pursuant to subsection (e) of the full redemption amounts as provided herein in respect of all shares of Series G Preferred then to be redeemed, notwithstanding that any certificates for such shares shall not have been surrendered in accordance with subsection (d), from and after the Applicable Redemption Date: (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the right to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of such shares of Series G Preferred shall cease and terminate, excepting only the right to receive the full redemption amounts as provided herein without interest thereon. If the funds deposited are not sufficient for redemption of the shares of the Series G Preferred that were to be redeemed, then no certificates evidencing such shares shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of shares of Series G Preferred shall continue to be those of holders of shares of the Series G Preferred.

Section 5. Reacquired Shares.

          Any shares of Series G Preferred converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series G Preferred shall upon their cancellation become authorized but unissued shares of preferred stock, par value $.01 per share of the Corporation and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another series of preferred stock, par value $.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth therein, but in any event may not be reissued as shares of Series G Preferred unless all shares of the Series G Preferred issued on each of the Issue Dates shall have already been redeemed, converted or exchanged.

Section 6. Liquidation, Dissolution or Winding Up.

          Upon any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall pay to holders of shares of Series G Preferred for cash, at a price per share, in immediately available funds, equal to the sum of (x) the Liquidation Preference per share plus (y) any accrued and unpaid dividends thereon (including Additional Dividends), whether or not declared or payable, prior to any distribution to the holders of any Common Stock. If the proceeds from any such event are not sufficient to pay to the holders of Series G Preferred then such holders shall instead be entitled to receive, pro rata with the holders of all other series of preferred stock of the Corporation, the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock, which assets and funds shall be distributed pro rata among the holders of the Series G Preferred on the basis of the amounts per share to be paid to each. After payment of the full preferential amount, such holders shall not be entitled to any further participation in any distribution of assets of the Corporation.

Section 7. Voluntary Conversion.

          (a) Conversion Right. Any holder of Series G Preferred shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7, any or all of such holder's shares of Series G Preferred into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 7(f), to the product of the number of shares of Series G Preferred being so converted multiplied by the quotient of (i) the sum of the Liquidation Preference and all dividends accrued and unpaid (including Additional Dividends) on the Series G Preferred so converted to the date of conversion, divided by (ii) the Conversion Price then in effect, except that with respect to any shares which shall be called for exchange or redemption, such right shall terminate at the close of business on the date of exchange or redemption for such shares, unless in any such case the Corporation shall default in performance or payment due upon exchange or redemption thereof. The Conversion Price shall be calculated in accordance with Section 7(k) and shall be subject to adjustment as set forth in Section 7(c). Such conversion right shall be exercised by the surrender of the shares to be converted to the Corporation at any time (during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such Shares and, subject to Section 7(j), specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(j). All shares of Series G Preferred surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Series G Preferred shall be issued in lieu thereof.

          (b) Mechanics of Conversion. As promptly as practicable after the surrender, as herein provided, of any shares of Series G Preferred for conversion pursuant to Section 7(a), the Corporation shall deliver to or upon the written order of the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series G Preferred have been converted in accordance with the provisions of this Section 7. Subject to the following provisions of this paragraph and of Section 7(c), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Series G Preferred shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such shares of Series G Preferred shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

          (c) Adjustment of Conversion Price. If the Corporation shall, while shares of Series G Preferred remain outstanding, (i) pay a dividend, or make a distribution to holders of Common Stock, in either case in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, in each case, at any time after the consummation of the Recapitalization Transactions (as defined below), then thereafter the Conversion Price shall be automatically (and without notice or further action) increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such change so that the aggregate Conversion Price of shares of Series G Preferred shall be unchanged by such change.

          (d) Effect of Setting Record Date. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

          (e) Determination of Adjustment. The determination of the Board of Directors of adjustments pursuant to Section 7(c) shall, absent manifest error, be final on all holders of Series G Preferred.

          (f) No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series G Preferred. If more than one share of Series G Preferred shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate liquidation Preference (plus accrued and unpaid dividends, including any Additional Dividends) of the shares of Series G Preferred so surrendered. If the conversion of any share or shares of Series G Preferred results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

          (g) Transactions. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock) (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Series G Preferred at least 10 Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Series G Preferred then outstanding shall have the right after the Transaction to convert such share of Series G Preferred into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series G Preferred could have been converted immediately prior to such Transaction (without giving effect to the Conversion Limit). Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 7. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Series G Preferred upon conversion of the shares of Series G Preferred as provided above. The provisions of this Section 7(g) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

          (h) Notice. In case at any time or from time to time:

          (i) the Corporation shall declare a dividend (or any other distribution) on its common stock;

          (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

          (iii) there shall be any reclassification of the Common Stock, or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

          (iv) there shall be any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to each holder of shares of Series G Preferred at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

          (i) Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series G Preferred pursuant to Section 7(a) or 9(a), such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series G Preferred, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series G Preferred.

          (j) Issuance of Certificates. The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series G Preferred pursuant to
Section 7(a) or 9(a) shall be made without charge to the converting holder of shares of Series G Preferred for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series G Preferred converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series G Preferred converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

          (k) Conversion Price. The conversion price (the "Conversion Price") for each share of Series G Preferred after giving effect to the exchange offer and the amendments to the Corporation's certificate of incorporation each as described in the Corporation's proxy statement dated November 2, 2004 (collectively, the "Recapitalization Transactions") shall be $1.28 per share.

          (l) Conversion Limit. Notwithstanding anything to the contrary, on any day prior to the Stockholder Approval Certification Date, the maximum number of whole or fractional shares of Series G Preferred that may be converted into Common Stock pursuant to any provision of this Certificate of Designation shall be the number of shares of Series G Preferred that, if converted into shares of Common Stock at the then applicable Conversion Price, would convert into the "Maximum Remaining Pre-Approval Shares." The "Maximum Remaining Pre-Approval Shares" means a number of shares of Common Stock equal to (1) the Pre-Stockholder Approval Number, minus (2) the number of shares of Common Stock, if any, then already issued by the Corporation pursuant to the conversion of any Series G Preferred. Thereafter, no additional shares of Series G Preferred may be converted while the Conversion Limit is in effect. Until the Stockholder Approval Certification Date, no Series G Preferred holder may convert pursuant to Section 7(a) without approval of holders of a majority of the Series G Preferred. The preceding portion of Section 7(l) is referred to in this Certificate of Designation as the "Conversion Limit." The Conversion Limit shall act merely to limit the number of shares of Common Stock issuable upon conversion of the Series G Preferred prior to the Stockholder Approval Certification Date and not to restrict any adjustments to the Conversion Price, whether pursuant to Section 7(c) or otherwise, and shall not affect any matter other than the conversion of shares of Series G Preferred into shares of Common Stock. For the avoidance of doubt, the adjustments to the Conversion Price pursuant to Section 7(c) shall be calculated regardless of whether the Conversion Limit is in effect and the Conversion Limit shall act merely to limit the number of shares of Common Stock issuable upon conversion of the Series G Preferred prior to Stockholder Approval (and not to restrict any adjustments to the Conversion Price).

Section 8. Certain Remedies;

          Any registered holder of Series G Preferred shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

Section 9. Automatic Conversion.

          (a) Time of Conversion. If at any time after the first anniversary of the Effective Date, the Market Price of the Common Stock for 20 consecutive Trading Days exceeds $10.00 per share (as appropriately adjusted for stock splits, stock combinations and similar events), then on the 30th Business Day following the end of such 20-day period (the "Conversion Date"), all outstanding shares of Series G Preferred shall automatically convert, subject to the Conversion Limit (if any), without any action by the holders thereof, into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 7(f), to the product of the number of shares of Series G Preferred being so converted multiplied by the quotient of (i) the Liquidation Preference (plus accrued and unpaid dividends, including any Additional Dividends to and including the Conversion Date) divided by (ii) the Conversion Price in effect on the Conversion Date.

          (b) Officer's Certificate. The Corporation will provide notice to holders of record of Series G Preferred of the conversion pursuant to Section 9(a) at least 20 Business Days prior to the Conversion Date, by first-class mail postage prepaid, to each holder of record of the Series G Preferred, at such holder's address as it appears on the stock transfer books of the Corporation. Such notice shall include an officer's certificate attesting to the satisfaction of the condition precedent to optional conversion, stating the Conversion Price in effect on the Conversion Date and the number of fully paid and non-assessable shares of Common Stock into which such shares of Series G Preferred will be converted in accordance with Section 7 and this Section 9.

          (c) The Corporation shall deposit for the benefit of the holders of shares of Series G Preferred the share certificates representing the shares of Common Stock deliverable upon conversion of the shares of Series G Preferred with a bank or trust company having a capital and surplus of at least $1 billion, with instructions to such bank or trust company to deliver the certificates to the holders of shares of Series G Preferred upon surrender of the certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any certificates so deposited by the Corporation and unclaimed at the end of two years from the Conversion Date shall revert to the Corporation and the bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series G Preferred so converted shall look only to the Corporation for the certificate representing the Common Stock issued upon the conversion, as provided herein.

          (d) Effect of Conversion. Notice of conversion having been given as provided in Section 9(b), upon the deposit pursuant to subsection (c) of the certificates representing the shares of Common Stock issuable upon conversion of the shares of Series G Preferred, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Conversion Date (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of shares of Series G Preferred to be converted shall cease and terminate, excepting only the right to receive the shares of Common Stock. If the Corporation shall default in the execution and delivery of the shares of Common Stock, then no certificates evidencing such shares shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of Series G Preferred shall continue to be those of holders of shares of the Series G Preferred.

Section 10. Definitions.

          For the purposes of this Certificate of Designation of Series G Preferred, the following terms shall have the meanings indicated:

          "Additional Amount" means an amount equal to the amount of dividends to accrue on a share of Series G Preferred pursuant to Section 2(a) hereof from the date of issuance of such share to and including the fifth anniversary thereof, assuming that on each Quarterly Dividend Date such dividends to be paid on such date were added to the Liquidation Preference on such Quarterly Dividend Date for purposes of Section 2(a).

          "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; provided, that for purposes of this Certificate, neither the 1818 Fund 111, L.P. nor any of its Affiliates shall be considered an Affiliate of the Corporation.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or required by law or executive order to close.

          "Common Stock" shall mean the common stock, par value $.01 per share, and each other class of capital stock of the Corporation into which such stock is reclassified or reconstituted.

          "Conversion Limit" shall mean the limitation set forth in Section
7(1).

          "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 20 days, ending on such date, which are Trading Days, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

          "Drawdown Date" shall mean September 18, 2001.

          "Effective Date" shall mean July 2, 2001.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

          "Fair Market Value" shall mean the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction (assuming that the Common Stock is valued "as if fully distributed" so that, among other things, there is no consideration given for minority investment discounts or discounts related to illiquidity or restrictions on transferability).

          "GAAP" shall mean the generally accepted United States accounting principles in effect from time to time.

          "Investment Agreement" shall mean the Stock and Warrant Purchase Agreement, dated July 2, 2001 between the Corporation. The 1818 Fund III, L.P. and the other persons listed therein, as the same may be amended from time to time.

          "Issue Date" shall mean, with respect to any share of Series G Preferred, the original date of issuance of such share of Series G Preferred pursuant to the Investment Agreement.

          "Liquidation Preference" with respect to a share of Series G Preferred shall mean $100,000.

          "Market Price" shall mean, per share of Common Stock on any date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by NASDAQ and reported by any member firm of the NYSE, selected by the Corporation. If neither (a), (b) nor (c) is applicable, Market Price shall mean the Fair Market Value per share determined in good faith by the Board of Directors of the Corporation which shall be deemed to be Fair Market Value unless holders of at least 50% of the outstanding shares of Series G Preferred request that the Corporation obtain an opinion of a nationally recognized investment banking firm chosen by such holders and the Corporation (at the Corporation's expense), in which event Fair Market Value shall be as determined by such investment banking firm.

          "NASDAQ" shall mean the National Market System of the Nasdaq Stock Market.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Person" shall mean any individual, firm, corporation, partnership, limited liability company trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall any successor (by merger) of such entity.

          "Pre-Stockholder Approval Number" shall mean as of any date 20% of the number of shares of Common Stock issued and outstanding prior to the Effective Date (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences), rounded down to the nearest whole number of shares, minus the sum of (x) the number of shares of Common Stock then issuable upon exercise of all then-outstanding warrants issued pursuant to the Investment Agreement (the "Warrants"), plus (y) the number of shares of

Common Stock previously issued upon exercise of the Warrants, if any, plus (z) one in the case of both (x) and (y) rounded down to the nearest whole number.

          "Stockholder Approval" shall mean the vote, by a majority of the votes cast in the stockholder vote, in favor of approval of the matter considered in such vote.

          "Stockholder Approval Certification Date" shall mean earlier of (i) the date that the Stockholder Meeting occurred and that Stockholder Approval has been obtained, or (ii) the date of a certificate, delivered by the Corporation to each registered holder of Series G Preferred, signed by the President or a Vice-President and by the Secretary or an Assistant Secretary of the Corporation, Stating that the Corporation has determined that the Corporation is not required by any Law or by any NASDAQ Rule to obtain stockholder Approval, the basis for such determination, and that the Corporation has then confirmed that such determination is acceptable to Persons holding a majority of the then outstanding shares of Series G Preferred.

          "Stockholder Meeting" shall mean a special meeting of the Corporation's stockholders, duly called and convened, at which a quorum is present throughout and at which the Stockholder Vote is conducted.

          "Stockholder Vote" shall mean a vote, by those of the Corporation's stockholders entitled to vote thereon, on the matter of approval of the terns of the Investment Agreement and of the Series G Preferred.

          "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Trading Days" shall mean a day on which the national securities exchanges are open for trading.

Section 11. Modification at Amendment.

          Except as specifically set forth herein, modifications or amendments to this Certificate of Designation may be made by the Corporation with the consent of the holders of at least 50% of the outstanding shares of Series G Preferred.

     IN WITNESS WHEREOF, Z-TEL TECHNOLOGIES, INC. has caused this Amended Certificate of Designations, Preferences and Relative Rights, Qualifications, Limitations and Restrictions to be signed this 29th day of November, 2004.

                                      Z-TEL TECHNOLOGIES, INC.


                                      By: /s/ Trey Davis
                                          ------------------------------------
                                      Name: Trey Davis
                                      Title: Acting Chief Executive Officer,
                                             Treasurer and Executive Vice
                                             President - Chief Financial Officer

                                                 (      State of Delaware      )
                                                 (      Secretary of State     )
                                                 (   Division of Corporations  )
                                                 (Delivered 11:09 PM 11/29/2004)
                                                 (  FILED 11:09 PM 11/29/2004  )
                                                 ( SRV 040855817 - 2873445 FILE)

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            Z-TEL TECHNOLOGIES, INC.

          Z-TEL TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

          FIRST: The name of the Corporation is Z-TEL TECHNOLOGIES, INC. (the "Corporation").

          SECOND: Article IV of the Corporation's current Restated Certificate of Incorporation, as amended, is hereby amended to include the following text as Subsection C to Article IV:

     "C. Upon this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the corporation becoming effective in accordance with the General Corporation Law of the State of Delaware (the "Effective Time"), each five (5) shares of Common Stock, par value $.01 per share, of the corporation ("Old Common Stock") issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one (1) share of Common Stock, par value $.01 per share, of the corporation ("New Common Stock").

     Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, upon surrender after the Effective Time of a certificate formerly representing shares of Old Common Stock, the corporation shall pay to the holder of the certificate an amount in cash at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in the Wall Street Journal, on the first trading date after the date on which the Effective Time occurs.

     Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the

          IN WITNESS WHEREOF, Z-TEL TECHNOLOGIES,INC. has caused this certificate of Amendment to be signed this 29th day of November, 2004.

                                        Z-TEL TECHNOLOGIES, INC.


                                        BY: /s/ Trey Davis
                                            ------------------------------------
                                            Name: Trey Davis
                                            Title: Acting Chief Executive
                                                   Officer, Treasure and
                                                   Executive Vice President -
                                                   Chief Financial Officer

(      State of Delaware      )
(      Secretary of State     )
(   Division of Corporations  )
(Delivered 11:15 PM 11/29/2004)
(  FILED 11:15 PM 11/29/2004  )
( SRV 040855819 - 2873445 FILE)

                            Z-TEL TECHNOLOGIES, INC.

                      AMENDED CERTIFICATE OF DESIGNATIONS,
                PREFERENCES AND RELATIVE RIGHTS, QUALIFICATIONS,
                          LIMITATIONS AND RESTRICTIONS

                      SERIES D CONVERTIBLE PREFERRED STOCK

          Pursuant to the Delaware General Corporation Law, Z-Tel Technologies, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the "Charter"), the Board of Directors of the Corporation on June 30, 2000 duly adopted resolutions creating a series of Preferred Stock designated as Series D Convertible Preferred Stock (the "Series D Preferred").

          SECOND: Resolutions, setting forth a proposed Amended Certificate of Designation of Series D Preferred (the "Amended Certificate"), declaring the Amended Certificate to be advisable and directing that this Amended Certificate be considered by the stockholders of the Corporation entitled to vote thereon, were duly adopted by the Board of Directors of the Corporation.

          THIRD: Thereafter, the Amended Certificate was approved at a special meeting, duly called and convened in accordance with Section 222 of the General Corporation Law of the State of Delaware on October 4, 2004, by vote in respect thereof of the requisite percentage of the stockholders of the Corporation entitled to vote thereon.

          FOURTH: The Amended Certificate was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

          FIFTH: For accounting purposes only, the Amended Certificate will be effective as of 5:01 p.m. eastern time on November 29, 2004.

          SIXTH: The Amended Certificate amends the Corporation's Certificate of Designation of Series D Preferred, as amended, in its entirety and hereby replaces it with the following:

          1.   General.

          (a) Authorization. The series of authorized preferred stock shall have a par value of $0.01 per share, shall be designated as "Series D Convertible Preferred Stock," and shall consist of five million (5,000,000) shares and shall have the powers, designations, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions set forth herein.

          (b) Certain Definitions. Unless the context otherwise requires, in addition to the terms defined elsewhere herein, the terms defined in this
Section 1 shall have, for all purposes of this resolution, the meanings herein specified when used herein with initial capital letters (with terms defined in the singular having comparable meanings when used in the plural).

          "Common Stock" shall mean the common stock, $.01 par value per share, of the Corporation.

          "Stock Purchase Agreement" means the Stock Purchase Agreement, dated July 6, 2000, by and among the Corporation, the Holder and the other investors named on Schedule I thereto.

          2.   Dividends and Distributions.

          (a) Series D Dividends. The holders of record of shares of Series D Preferred shall be entitled to receive dividends at a rate of eight percent (8%) of the Liquidation Preference (as defined herein) per annum per share of Series D Preferred (the "Series D Dividend"), which shall be fully cumulative. The Series D Dividend shall accrue from the date of issuance of each share until the earlier of (i) the conversion of such share of Series D Preferred to Common Stock, (ii) a Liquidation (as defined herein), or (iii) the repurchase or redemption of such share of Series D Preferred. Such dividend shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Series D Dividend Date") commencing on September 30, 2000, except that if any such date is a Saturday, Sunday or legal holiday (a "Non-Business Day"), then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday on which banks in the State of Delaware are permitted to be closed (a "Business Day") to holders of record as they appear on the stock ledger of the Corporation on the applicable record date, which shall be not more than sixty (60) nor less than ten (10) days preceding the payment date for such dividends, as fixed by the Board of Directors (the "Series D Record Date"). Series D Dividends shall be payable only when, as and if declared by the Board of Directors out of funds legally available therefor. The dividends shall either be payable in (i) shares of Series D Preferred or (ii) cash, as provided in the next paragraph. The dividends shall automatically accrue in the absence of an election by the Board of Directors within sixty (60) days after each Series D Dividend Date to pay the dividends. The amount of dividends payable for any period that is shorter or longer than a full annual dividend shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such amount is payable. All accrued but unpaid dividends (whether declared or undeclared) shall accrue interest at a rate of ten percent (10%) per annum computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such amount is payable, but with interest on such dividend compounded on a quarterly basis (on each March 31, June 30, September 30 and December 31) for the year during which such dividend was payable, and thereafter until paid. If the Series D Dividend cannot be paid in full, dividends shall be paid, to the maximum possible extent, to the holders of the Series D Preferred pro rata on the basis of the amount of accrued and unpaid dividends outstanding on each share.

          (b) Cash Dividends; In-Kind Dividends. Dividends that are declared and payable on each September 30 shall be paid in cash. Until the fifth anniversary of July 13, 2000 (the "Original Issue Date") (or, if such day is not a business day, on the first business day thereafter), dividends that are declared and payable on each March 31, June 30 and December 31 shall be paid in shares of Series D Preferred (each, a "Series D Payment-in Kind") rather than cash, valuing each such share issued at the Liquidation Preference. Thereafter, all dividends that are declared and payable shall be paid in cash.

          3. Liquidation Rights. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Liquidation Preference of the Series D Preferred shall be $12.00 per share. The Liquidation Preference shall not be subject to adjustment. In the event of a Liquidation, the holders of the outstanding Series D Preferred, subject to the other terms contained herein, shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of its capital stock an amount (the "Liquidation Value") equal to (i) the applicable liquidation Preference, plus (ii) all accrued but unpaid dividends (whether declared or undeclared including any interest accrued thereon calculated through the date of Liquidation), prior to any distribution to the holders of any Common Stock. If the proceeds from a Liquidation are not sufficient to pay to the holders of Series D Preferred then such holders shall instead be entitled to receive, pro rata with the holders of all other series of preferred stock of the Corporation, the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock, which assets and funds shall be distributed pro rata among the holders of the Series D Preferred on the basis of the amounts per share to be paid to each. After payment of the full preferential amount, such holders shall not be entitled to any further participation in any distribution of assets of the Corporation.

          4. Conversion. The Series D Preferred are subject to conversion rights as follows (the "Conversion Rights"):

          (a) Conversion at Option of the Holder; Conversion at Option of the Company. Each share of Series D Preferred shall initially be convertible, at the option of the holder thereof, at any time on or after the date of issuance thereof and up to and including the day immediately preceding the Mandatory Redemption Date, into the number of fully paid and nonassessable shares of Common Stock which results from dividing the applicable Conversion Price (as hereinafter specified) per share in effect at the time of conversion into the applicable per share Liquidation Preference in effect at the time of conversion. The initial Conversion Price of the Series D Preferred after giving effect to the exchange offer and the amendments to the Corporation's certificate of incorporation each as described in the Corporation's proxy statement dated November 2, 2004 (collectively, the "Transactions") shall be $[8.47] per share. The initial Conversion Price of the Series D Preferred shall be subject to adjustment from time to time as provided in Section 4(c) hereof, Upon conversion, all accrued or declared but unpaid dividends (including any interest accrued thereon calculated as of the date of conversion) on the Series D Preferred so converted shall be paid in Common Stock. In making such payment, the number of shares of Common Stock will be determined by dividing the applicable Conversion Price per share in effect at the time of conversion into the amount of the accrued or declared but unpaid dividends (including any interest accrued thereon calculated as of the date of conversion). Such shares of Common Stock will be fully paid and nonassessable.

          At any time that the closing price of the Common Stock on The Nasdaq Stock Market (or on the exchange or quotation system on which the Corporation's Common Stock is then traded) as reported in The Wall Street Journal (such price on a given day, referred to as the "Current Market Price" for such day) equals or exceeds two (2) times the then-applicable Conversion Price for twenty (20) or more consecutive trading days beginning on or after July 13, 2002, then, beginning on the day following the 20th such consecutive trading day and ending sixty (60) calendar days after the last such consecutive trading day, the Corporation shall have the right to convert all, but not less than all, of the shares of Series D Preferred into shares of Common Stock, with each share of Series D Preferred converting into the number of fully paid and nonassessable shares of Common Stock which results from dividing the applicable Conversion Price per share in effect at the time of conversion into the applicable per share Liquidation Preference in effect at the time of conversion.

          (b) Mechanics of Conversion at the Option of the Holder. Before any holder of Series D Preferred shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Series D Preferred and shall give written notice to the Corporation at such office that such holder elects to convert the same. The Corporation shall as soon as practicable after such delivery issue and deliver at such office to such holder of Series D Preferred a certificate or certificates for the number of shares of Common Stock to which it, he or she shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (c) Adjustments to Conversion Price. If the Corporation shall, while shares of Series D Preferred remain outstanding, (i) pay a dividend, or make a distribution to holders of Common Stock, in either case in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock,
     (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, in each case, at any time after consummation of the Transactions, then thereafter the Conversion Price shall be automatically (and without notice or further action) increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such change, so that the aggregate Conversion Price of shares of Series D Preferred shall be unchanged by such change.

          (d) Status of Converted Stock. In case any shares of Series D Preferred shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled, shall not be reissuable and shall cease to be a part of the authorized capital stock of the Corporation.

          (e) Fractional Shares, In lieu of any fractional shares in the aggregate to which the holder of Series D Preferred would otherwise be entitled upon conversion, the

     Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock.

          (f) Miscellaneous.

          (i) All calculations under this Section 4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

          (ii) The determination of the Board of Directors of adjustments pursuant to this Section 4 shall, absent manifest error, be final on all holders of Series D Preferred,

          (iii) No adjustment in the applicable Conversion Price of the Series D Preferred will be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.

          (g) No Impairment. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series D Preferred against impairment.

          (i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          5. Voting Rights. Except as otherwise required by law, the holder of each share of Series D Preferred will be entitled to vote on all matters with the holders of the Common Stock as a single class, and not as a separate class or series. Each share of Series D Preferred will entitle the holder to the number of votes per share equal to the full number of shares of Common Stock into which such share of Series D Preferred is convertible on the record date for such vote. The holders of Series D Preferred shall receive notice of and shall be entitled to attend in person or by proxy any meeting of the holders of Common Stock.

          6. Notices of Certain Record Dates. In the event of any taking by the Corporation of a record of the holders of any class of securities for me purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to sub-scribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series D Preferred at least twenty (20) days prior to the record date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the anticipated amount and character of such dividend, distribution or right.

          7. Notices. Any notice required by the provisions of this Amended or Restated Certificate to be given to the holders of Series D Preferred shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by fax, or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, and in each case, addressed to each holder of record at such holder's address or fax number appearing on the books of the Corporation.

          8. Redemption.

          (a) The Corporation may at its option redeem the Series D Preferred in whole or in part, at any time or from time to time, upon at least thirty days' prior notice, at a redemption price equal to the percentage of the Liquidation Preference per share of Series D Preferred set forth below, plus any accumulated unpaid dividends (whether or not declared) up to but excluding such redemption date. Shares so redeemed shall be cancelled and upon such cancellation shall be deemed to be authorized and unissued shares of Preferred Stock, without par value, of the Corporation but shall not be reissued as shares of the same series.

If Redeemed on or After the An-   And Redeemed Before the Anniver-
niversary of the Original Issue    sary of the Original Issue Date   Percent of Liquida-
       Date Occurring In                    Occurring In               tion Preference
-------------------------------   --------------------------------   -------------------
              2004                              2005                         104%
              2005                              2006                         103%
              2006                              2007                         102%
              2007                              2008                         101%

          (b) Mandatory Redemption. To the extent permitted by law, the Corporation shall redeem, on the eighth anniversary of the Original Issue Date (or, if such day is not a business day, on the first business day thereafter) (the "Mandatory Redemption Date"), all remaining shares of Series D Preferred then outstanding, for an amount equal to the Liquidation Preference for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the Mandatory Redemption Date (the "Redemption Price"). Prior to authorizing or making such redemption with respect to the Series D Preferred, the Corporation, by resolution of the Board of Directors shall, to the extent of funds legally available therefor, declare a dividend on the Series D Preferred payable on the Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the Series D Preferred as of such date and, if the Corporation does not have sufficient legally available funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the redemption price. After paying any accrued and unpaid dividends pursuant to the foregoing sentence, if the funds of the Corporation legally available for redemption of shares of the Series D

Preferred then required to be redeemed are insufficient to redeem the total number of such shares then outstanding, those funds which are legally available shall be used to redeem the maximum possible number of shares of the Series D Preferred which, shares to be redeemed shall be allocated pro rata among the holders of the Series D Preferred based on the number of shares of Series D Preferred held by such holders. At any time and from time to time thereafter, when additional funds of the Corporation are legally available to discharge its obligation to redeem all of the outstanding shares of Series D Preferred required to be redeemed pursuant to this Section (the "Mandatory Redemption obligation"), such funds shall be immediately used to discharge such Mandatory Redemption Obligation until the balance of such shares have been redeemed. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, dividends on any remaining outstanding shares of Series D Preferred shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence.

          (c) Notice. The Corporation will provide notice of any redemption of shares of Series D Preferred to holders of record of the Series D Preferred to be redeemed not less than 30 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by first-class mail postage prepaid, to each holder of record of the Series D Preferred to be redeemed, at such holder's address as it appears on the stock transfer books of the Corporation. Each such mailed notice shall state, as appropriate, the following:

          (i) the redemption date;

          (ii) the number of shares of Series D Preferred to be redeemed and, if fewer than all the shares held by any holder are to be redeemed, the number of such shares to be redeemed from such holder;

          (iii) the Redemption Price;

          (iv) the place or places where certificates for such shares are to be surrendered for redemption;

          (v) the amount of full cumulative dividends per share of Series D Preferred to be redeemed accrued and unpaid up to but excluding such redemption date, and that dividends on shares of Series D Preferred to be redeemed will cease to accrue on such redemption date unless the Corporation shall default in payment of the Redemption Price plus such full cumulative dividends accrued and unpaid thereon;

          (vi) the name and location of any bank or trust company with which the Corporation will deposit redemption funds pursuant to subsection (e) below;

          (vii) the then-effective Conversion Price; and

          (viii) that the right of holders to convert shares of Series D Preferred to be redeemed will terminate at the close of business on the business day next preceding the date fixed for redemption (unless the Corporation shall default in the payment of the Redemption Price and such full cumulative dividends accrued and unpaid thereon).

Any notice that is mailed as set forth above shall be conclusively presumed to have been duly given, whether or not the holder of shares of Series D Preferred receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series D Preferred.

          (d) Mechanics of Redemption. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer if so required by the Corporation), the holders of record of such shares shall be entitled to receive the redemption price, without interest, plus full cumulative dividends thereon accrued and unpaid up to but excluding such redemption date out of funds legally available therefor, If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the holder thereof.

          (e) Redemption Funds. On the date of any redemption being made pursuant to this Section, the Corporation shall, and at any time after notice of such redemption shall have been mailed and before the date of redemption the Corporation may, deposit for the benefit of the holders of shares of Series D Preferred to be redeemed the funds necessary for such redemption with a bank or trust company having a capital and surplus of at least $1 billion, with instructions to such bank or trust company to pay the full redemption amounts as provided herein to the holders of shares of Series D Preferred upon surrender of certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Series D Preferred so redeemed shall look only to the Corporation for the payment of the full redemption amounts, as provided herein.

          (f) Rights After Redemption. Notice of redemption having been given as aforesaid, upon the deposit pursuant to subsection (e) of the full redemption amounts as provided herein in respect of all shares of Series D Preferred then to be redeemed, notwithstanding that any certificates for such shares shall not have been surrendered in accordance with subsection (d), from and after the date of redemption designated in the notice of redemption: (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of such shares of Series D Preferred shall cease and terminate, excepting only the right to receive the full redemption amounts as provided herein without interest thereon. If the funds deposited are not sufficient for redemption of the shares of the Series D Preferred that were to be redeemed, then no certificates evidencing such shares shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of shares of Series D Preferred shall continue to be those of holders of shares of the Series D Preferred.

          9. Headings and Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          10. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series D Preferred and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series D Preferred and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Series D Preferred and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series D Preferred and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of the Series D Preferred and qualifications, limitations and restrictions thereof unless so expressed herein.

          IN WITNESS WHEREOF, Z-TEL TECHNOLOGIES, INC. has caused this Amended Certificate of Designations, Preferences and Relative Rights, Qualifications, limitations and Restrictions to be signed this 29th day of November, 2004.

                                        Z-TEL TECHNOLOGIES, INC.


                                        By: /s/ Trey Davis
                                            ------------------------------------
                                            Name: Trey Davis
                                            Title: Acting Chief Executive
                                                   Officer, Treasurer and
                                                   Executive Vice President-
                                                   Chief Financial Officer

                            CERTIFICATE OF AMENDMENT
                           OF THE AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                            Z-TEL TECHNOLOGIES, INC.

          Pursuant to the Delaware General Corporation LAW, Z-Tel Technologies, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the "Charter"), the Board of Directors of the Corporation on October 17, 2000, duly adopted resolutions creating a series of Preferred Stock designated as 8% Convertible Preferred Stock, Series E (the "Series E Convertible Preferred Stock"), the terms of which were subsequently amended by the Amended and Restated Certificate of Designation, dated July 2, 2001 and the Certificate of Amendment dated March 11, 2003 (as amended, the "Certificate of Designation").

          SECOND: Resolutions, setting forth this proposed Certificate of Amendment (the "Certificate of Amendment"), declaring this Certificate of Amendment to be advisable and directing that this Certificate of Amendment be considered by the stockholders of the Corporation entitled to vote thereon, were duly adopted by the Board of Directors of the Corporation.

          THIRD: Thereafter, this Certificate of Amendment was approved at a special meeting, duly called and convened in accordance with Section 222 of the General Corporation Law of the State of Delaware on October 4, 2004, by vote in respect thereof of the requisite percentage of the stockholders of the Corporation entitled to vote thereon.

          FOURTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

          FIFTH: The Corporation has acquired all of the outstanding shares of the Series E Convertible Preferred Stock through an exchange offer completed on November 29, 2004,

          SIXTH: This Certificate of Amendment amends the Amended and Restated Certificate of Incorporation of the Corporation by eliminating the Certificate of Designation in its entirety.

          SEVENTH: This Certificate of Amendment shall be effective as of 9:00 a.m. eastern time on November 30, 2004.

                                                 (      State of Delaware      )
                                                 (     Secretary of State      )
                                                 (  Division of Corporations   )
                                                 (Delivered 08:52 AM 11/30/2004)
                                                 (  FILED 08:52 AM 11/30/2004  )
                                                 (SRV 040855998 - 2873445 FILE )

          IN WITNESS WHEREOF, Z-TEL TECHNOLOGIES, INC. has caused this Certificate of Amendment to be signed this 29th day of November, 2004.

                                        Z-TEL TECHNOLOGIES, INC.


                                        By: /s/ Trey Davis
                                            ------------------------------------
                                            Name: Trey Davis
                                            Title: Acting Chief Executive
                                                   Officer, Treasurer and
                                                   Executive Vice President-
                                                   Chief Financial Officer

                            CERTIFICATE OF AMENDMENT
                           OF THE AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                            Z-TEL TECHNOLOGIES, INC.

          Pursuant to the Delaware General Corporation Law, Z-Tel Technologies, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the "Charter"), the Board of Directors of the Corporation on June 30, 2000 duly adopted resolutions creating a series of Preferred Stock designated as Series D Convertible Preferred Stock (the "Series D Convertible Preferred Stock"), the terms of which were subsequently amended by the Certificate of Amendment dated March 11, 2003 and November 29, 2004 (as amended, the "Certificate of Designation").

          SECOND: Resolutions, setting forth this proposed Certificate of Amendment (the "Certificate of Amendment"), declaring this Certificate of Amendment to be advisable and directing that this Certificate of Amendment be considered by the stockholders of the Corporation entitled to vote thereon, were duly adopted by the Board of Directors of the Corporation,

          THIRD: Thereafter, this Certificate of Amendment was approved at a special meeting, duly called and convened in accordance with Section 222 of the General Corporation Law of the State of Delaware on October 4, 2004, by vote in respect thereof of the requisite percentage of the stockholders of the Corporation entitled to vote thereon.

          FOURTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

          FIFTH The Corporation has acquired all of the outstanding shares of the Series D Convertible Preferred Stock through art exchange offer completed on November 29, 2004,

          SIXTH: This Certificate of Amendment amends the Amended and Restated Certificate of Incorporation of the Corporation by eliminating the Certificate of Designation in its entirety.

          SEVENTH: This Certificate of Amendment shall be effective as of 9:01 a.m. eastern time on November 30, 2004.

(      State of Delaware      )
(      Secretary of State     )
(   Division of Corporations  )
(Delivered 08:52 AM 11/30/2004)
(  FILED 08:53 AM 11/30/2004  )
(SRV 040855999 - 2873445 FILE )

          IN WITNESS WHEREOF, Z-TEL TECHNOLOGIES, INC. has caused this Certificate of Amendment to be signed this 29th day of November, 2004.

                                        Z-TEL TECHNOLOGIES, INC.


                                        By: /s/ Trey Davis
                                            ------------------------------------
                                            Name: Trey Davis
                                            Title: Acting Chief Executive
                                                   Officer, Treasurer and
                                                   Executive Vice President-
                                                   Chief Financial Officer

                            CERTIFICATE OF AMENDMENT
                           OF THE AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                            Z-TEL TECHNOLOGIES, INC.

          Pursuant to the Delaware General Corporation Law, Z-Tel Technologies, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the "Charter"), the Board of Directors of the Corporation on June 30, 2000 duly adopted resolutions creating a series of Preferred Stock designated as Series D Convertible Preferred Stock (the "Series D Convertible Preferred Stock"), the terms of which were subsequently amended by the Certificate of Amendment dated March 11, 2003 and November 29, 2004 (as amended, the "Certificate of Designation").

          SECOND: Resolutions, setting forth this proposed Certificate of Amendment (the "Certificate of Amendment"), declaring this Certificate of Amendment to be advisable and directing that this Certificate of Amendment be considered by the stockholders of the Corporation entitled to vote thereon, were duly adopted by the Board of Directors of the Corporation.

          THIRD: Thereafter, this Certificate of Amendment was approved at a special meeting, duly called and convened in accordance with Section 222 of the General Corporation Law of the State of Delaware on October 4, 2004, by vote in respect thereof of the requisite percentage of the stockholders of the Corporation entitled to vote thereon.

          FOURTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

          FIFTH: The Corporation has acquired all of the outstanding shares of the Series D Convertible Preferred Stock through an exchange offer completed on November 29, 2004.

          SIXTH: This Certificate of Amendment amends the Amended and Restated Certificate of Incorporation of the Corporation by eliminating the Certificate of Designation in its entirety.

          SEVENTH: This Certificate of Amendment shall be effective as of 9:02 a.m. eastern time on November 30, 2004.

                                                 (      State of Delaware      )
                                                 (     Secretary of State      )
                                                 (  Division of Corporations   )
                                                 (Delivered 08:52 AM 11/30/2004)
                                                 (  FILED 08:54 AM 11/30/2004  )
                                                 (SRV 040856000 - 2873445 FILE )

          IN WITNESS WHEREOF, Z-TEL TECHNOLOGIES, INC. has caused this Certificate of Amendment to be signed this 29th day of November, 2004.

                                        Z-TEL TECHNOLOGIES, INC.


                                        By: /s/ Trey Davis
                                            ------------------------------------
                                            Name: Trey Davis
                                            Title: Acting Chief Executive
                                                   Officer, Treasurer and
                                                   Executive Vice President-
                                                   Chief Financial Officer

                                                 (      State of Delaware      )
                                                 (      Secretary of State     )
                                                 (  Division of Corporations   )
                                                 (Delivered 11:29 AM 12/28/2004)
                                                 (  FILED 11:23 AM 12/28/2004  )
                                                 ( SRV 040943873 - 2873445 FILE)

                            CERTIFICATE OF AMENDMENT
                           TO THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            Z-TEL TECHNOLOGIES, INC.

     Z-TEL TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

          FIRST: The name of the Corporation is Z-TEL TECHNOLOGIES, INC. (the "Corporation").

          SECOND: Article I of the Corporation's current Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), is hereby amended in its entirety so it reads:

                                   "ARTICLE I
                                      Name
                  The name of the corporation is Trinsic, Inc."

          THIRD: All other references to "Z-Tel Technologies, Inc." in the Certificate of Incorporation shall be amended to be references to "Trinsic, Inc."

          FOURTH: This Certificate of Amendment of the Corporation's Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors and Stockholders of the Corporation in accordance with the provisions of Section 242 of the DGCL.

          FIFTH: This Certificate of Amendment shall be effective at 5:00 p.m. Eastern Standard Time on January 3, 2005.

     IN WITNESS WHEREOF, Z-TEL TECHNOLOGIES, INC., has caused this certificate to be duly executed in its corporate name on this 27TH day of December, 2004.

                                        Z-TEL TECHNOLOGIES, INC.


                                        By: /s/ Victoria Neil
                                            ------------------------------------
                                        Name: Victoria Neil
                                        Title: Assistant Secretary